Exhibit 10.2

Execution Copy

REAL ESTATE AGREEMENT

by and between

ACI REAL ESTATE COMPANY LLC

and

AL RE INVESTOR HOLDINGS, LLC

DATED AS OF MAY 20, 2020

REAL ESTATE AGREEMENT, dated as of May 20, 2020 (this “Agreement”), between ACI Real Estate Company LLC, a Delaware limited liability company (the “Company”), and Al RE Investor Holdings, LLC, a Delaware limited liability company (the “RE Investor”).Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Certificate of Designations (as defined below).

WHEREAS, ACI and the Equity Investors are concurrently entering into the Investment Agreement (the “Investment Agreement”) whereby, substantially concurrently with the Closing, ACI shall, on the terms and subject to the conditions set forth in the Investment Agreement, issue to the Equity Investors shares of (a) 6.75% Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”), which may be converted as set forth in the Certificate of Designations relating to the Series A-1 Preferred Stock into shares of Class A-1 Common Stock, par value $0.01 per share or shares of 6.75% Series A Convertible Preferred Stock (the “Series A Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Preferred Stock”) and (b) Series A Preferred Stock, which may be converted as set forth in the Certificate of Designations relating to the Series A Preferred Stock into shares of Class A Common Stock, par value $0.01 per share;

WHEREAS, prior to the Closing, ACI and its Subsidiaries shall enter into and consummate the transactions described in Exhibit A (collectively, the “Real Estate Reorganization”); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“ACI” means Albertsons Companies, Inc.

“ACI 2030 Indenture” means that certain indenture dated as of February 5, 2020, by and among ACI, Safeway Inc., New Albertsons, L.P., Albertson’s LLC, the guarantors party thereto from time to time, and Wilmington Trust, National Association, as Trustee (the “Trustee”), with respect to the 4.875% Senior Notes due 2030 as in effect on the Closing Date.

“ACI Indentures” means the (i) the indenture, dated as of February 5, 2020 and as amended and supplemented from time to time, by and among the Issuers (as defined therein), the guarantors from time to time party thereto, and the Trustee, (ii) the indenture, dated as of May 31, 2016 and as amended and supplemented from time to time, by and among the Issuers (as defined therein), the guarantors from time to time party thereto, and the Trustee, (iii) the indenture, dated as of August 9, 2016 and as amended and supplemented from time to time, by and among the Issuers (as defined therein), the guarantors from time to time party thereto, and the Trustee, (iv) the indenture, dated as of February 5, 2019 and as amended and supplemented from time to time, by and among the Issuers (as defined therein), the guarantors from time to

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time party thereto, and the Trustee, (v) the indenture, dated as of November 22, 2019 and as amended and supplemented from time to time, by and among the Issuers (as defined therein), the guarantors from time to time party thereto, and the Trustee, (vi) the indenture, dated as of August 15, 2019 and as amended and supplemented from time to time, by and among the Issuers (as defined therein), the guarantors from time to time party thereto, and the Trustee, and (vii) an indenture, dated as of February 5, 2020 and as amended and supplemented from time to time by and among the Issuers (as defined therein), the guarantors from time to time party thereto, and the Trustee.

“ACM” means Apollo Capital Management, L.P.

“Accumulated Funding Deficiency” means, solely with respect to a Multiemployer Plan, the amount, determined as of the end of the plan year, equal to the excess (if any) of the total charges to the funding standard account of the plan for all plan years over the total credits to such accounts for such years, as determined under Section 431 of the Code, and as adjusted by Section 302(b)(5) of ERISA and Section 4971(g)(5) of the Code.

“Accumulated Funding Deficiency Claim” means any Claim by the IRS, a Multiemployer Plan or other Person, alleging that an Indemnified Person has any obligation to pay any Accumulated Funding Deficiency Liability.

“Accumulated Funding Deficiency Event” means a Multiemployer Plan experiences an Accumulated Funding Deficiency for a plan year.

“Accumulated Funding Deficiency Liability” means, solely with respect to a Multiemployer Plan, liability of the Company or any of its ERISA Affiliates to such a Multiemployer Plan, the IRS or other Person for (a) any excise taxes under Section 4971 of the Code, and/or (b) any minimum required contribution of the Company or any of its ERISA Affiliates necessary to avoid imposition of any additional taxes under Section 4971(b) of the Code.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided, that (i) the Company and its Subsidiaries shall not be deemed to be Affiliates of the RE Investor or any of its Affiliates, (ii) portfolio companies in which the RE Investor or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of the RE Investor or the RE Investor’s Affiliates and (iii) portfolio companies in which any equityholder of the Company or any of their respective Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of the Company. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling,” “controlled,” “controlled by” and “under common control with” have meanings correlative to the foregoing.

“Appraised Value” means, with respect to a Real Estate Asset, (a) the Closing Appraised Value of such Real Estate Asset, (b) the fair market value of such Real Estate Asset as reflected

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in the Initial Exchange Appraisal, (c) the fair market value of such Real Estate Asset as reflected in a Current Appraisal or (d) the fair market value of such Real Estate Asset as reflected in a Distribution Appraisal, as applicable.

“Appraiser” means, Cushman & Wakefield or another qualified, independent Member Appraisal Institute appraiser selected by the Company and reasonably acceptable to RE Investor.

“Asset-Based Revolving Facility” means that certain Third Amended and Restated Asset-Based Revolving Credit Agreement, dated as of November 16, 2018 (as amended by Amendment No. 1, dated as of May 20, 2020), among ACI, as lead borrower, the subsidiary borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A. as administrative and collateral agent as in effect on the Closing Date.

“Bankruptcy Filing” means an event that would constitute an “Event of Default” under Section 6.01(g) of the ACI 2030 Indenture.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Cash Escrow Account” has the meaning ascribed thereto in the Escrow Agreement.

“Certificate of Designations” shall mean the Certificate of Designations governing the Series A Preferred Stock or the Certificate of Designations governing the Series A-1 Preferred Stock, as applicable.

“Claim” means any demand against, or any pending or threatened legal or administrative proceeding, suit, arbitration, claim, charge, audit, investigation, inquiry or action against, or involving, one or more an Indemnified Persons.

“Claim Notice” means a written notice of any Withdrawal Liability Claim and/or Accumulated Funding Deficiency Event, as applicable, or any event or other facts that has resulted or that might result in a Withdrawal Liability Claim and/or Accumulated Funding Deficiency Claim, as applicable, or the imposition of, Withdrawal Liability and/or Accumulated Funding Deficiency Liability, as applicable, on one or more Indemnified Persons and, if known, the estimated amount of any such Withdrawal Liability and/or Accumulated Funding Deficiency Liability, as applicable.

“Closing Appraised Value” means, with respect to a Real Estate Asset, the fair market value of such Real Estate Asset reflected in the most recent appraisal provided to the RE Investor prior to the date hereof.

“Contribution Agreement” means the Master Contribution Agreement by and among ACI, Safeway Realty, LLC, Safeway and RealCo Holdings I, to be entered into in connection with the Real Estate Reorganization, in the form attached hereto as Exhibit B.

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“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Current Appraisal” means, as of any date of determination, with respect to a Real Estate Asset, an appraisal setting forth the fair market value of such Real Estate Asset, which shall be (i) signed by an Appraiser, (ii) addressed to the RE Investor, (iii) made in compliance with the requirements of the Uniform Standard of Professional Appraisal Practice, or any successor thereto, and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder and (iv) made in accordance with Section 5.02(i).

“Data Room” means the electronic Donnelley Financial Solutions Venue containing documents and materials relating to ACI as constituted as of the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Environmental Law” means any federal, state or local Law or Judgment relating to pollution or protection of the environment, natural resources or, to the extent relating to exposure to hazardous or toxic substances, human health or safety.

“Equity Closing” means the Closing (as defined in the Investment Agreement).

“Equity Investors” means the Persons set forth on Annex A-1 and Annex A-2 to the Investment Agreement.

“Escrow Accounts” has the meaning ascribed thereto in the Escrow Agreement.

“Escrow Agent” means Citibank, N.A., PNC Bank, National Association or any other financial institution reasonably acceptable to the parties hereto.

“Escrow Agreement” means the Escrow Agreement by and among the Company, the RE Investor and the Escrow Agent, in the form attached hereto as Exhibit C.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Expiration Date” means the earlier of (x) the date of the conversion of all of the Series A Preferred Stock or Series A-1 Preferred Stock into Conversion Shares (as defined in the Investment Agreement) or (y) the date of the redemption of all outstanding Series A Preferred Shares and Series A-1 Preferred Stock in accordance with Section 6 of the Certificate of Designations.

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“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Entity” means any federal, state or local, domestic or foreign governmental or regulatory (including any stock exchange) authority, agency, court, commission or other entity or self-regulatory organization.

“Guarantee” means any guarantee, letter of credit, surety bond (including any performance bond), credit support agreement or other assurance of payment.

“Hazardous Materials” means any waste, substance or material that is classified, regulated, defined or designated under Environmental Law as radioactive, explosive, highly flammable, hazardous or toxic or as a contaminant or a pollutant, including petroleum products, byproducts and distillates, heavy metals (such as lead and cadmium), ozone-depleting substances, chlorinated solvents, polychlorinated biphenyls, per- and polyfluoroalkyl substances, friable asbestos and toxic mold.

“Holder” means any registered holder of Preferred Stock from time to time.

“Indebtedness” means, with respect to any Person, without duplication, the principal of, accrued and unpaid interest, prepayment and redemption premiums or penalties then due and payable (if any), unpaid fees or expenses and other Liabilities in respect of (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person (other than extensions of trade credit to customers of such Person and its Subsidiaries in the ordinary course of business), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person which are or would be required to be classified as a finance lease under GAAP, (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements, (v) all Guarantees and arrangements having the economic effect of a Guarantee of such Person of any Indebtedness of any other Person, (vi) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others (other than the purchase of inventory, supplies and equipment in the ordinary course of business), (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination), (viii) letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person, (ix) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities), and (x) all obligations of the type referred to in the foregoing clauses secured by any Lien on any property or asset.

“Indemnification Agreement” means the Indemnification Agreement, by and among ACI, the Company, RealCo Holdings I, RealCo Holdings II and the RE Investor, in the form attached hereto as Exhibit D.

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“Indemnified Person” means the RE Investor and each Real Estate SPE that is owned by the RE Investor from time to time and their respective Affiliates and their respective directors, officers, employees, stockholders, members and agents.

“Indemnifying Person” means the Company and each of its Subsidiaries, excluding for the avoidance of doubt, any Indemnified Person.

“IRS” means the Internal Revenue Service.

“Investor Release Notice” has the meaning ascribed thereto in the Escrow Agreement.

“Judgment” means any judgment, injunction, order or decree of any Governmental Entity.

“Knowledge” means, with respect to the Company, the actual knowledge as of the date hereof of the individuals listed on Section 1.01(a)(i) of the Company Disclosure Letter after due inquiry of the direct reports of such individual.

“Liabilities” means, collectively, all obligations, liabilities and commitments of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued, contingent or otherwise and whether due or to become due.

“Lien” means any mortgage, pledge, security interest, encumbrance, claim, lien, deed of trust, deed to secure debt, right of first refusal, right of first offer, easement, restriction, covenant, condition, title default, subleases, licenses, hypothecations, ownership or security interests of any kind, encroachment or other survey defect or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable Law or any jurisdiction in connection with such Lien).

“Master Lease” means the Unitary Master Lease, by and among the Company, as sublandlord and certain operating Subsidiaries of ACI, as subtenant, in the form attached hereto as Exhibit E.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) of ERISA, to which the Company or any of its ERISA Affiliates has contributed to or been obligated to contribute.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Liens” means (i) statutory Liens for Taxes, assessments or other charges by Governmental Entities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings, in each case for which adequate reserves have been established in accordance with GAAP, (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business that are not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) Liens created by or through the

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actions of the RE Investor or any of its Affiliates, (iv) Liens discharged at or prior to the Closing Date, (v) transfer restrictions imposed by applicable securities or other Law, (vi) easements, rights-of-way, encroachments, restrictions, conditions and other similar non-monetary Liens incurred or suffered in the ordinary course of business and which, individually or in the aggregate, would not reasonably be expected to impair in any material respect the use and operation of the applicable real property to which they relate in the conduct of the business of the Company and its Subsidiaries as currently conducted, (vii) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such real property, (viii) Liens placed by any developer, landlord or owner on real property over which the Company or any of its Subsidiaries has leasehold or easement rights and subordination, non-disturbance or similar agreements relating thereto, (ix) Permitted Exceptions (as defined in the Master Lease) to the extent consented to, requested or caused by the Company and (x) Liens arising under any SPE Lease or the Master Lease.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, Governmental Entity or other entity.

“Rating Agency” means (i) each of Moody’s and S&P and (ii) if Moody’s or S&P ceases to rate ACI or any of its debt securities for reasons outside of ACI’s control, a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act selected by ACI as a replacement agency for Moody’s or S&P, as the case may be.

“RealCo Entities” means RealCo Holdings I and each of its direct and indirect Subsidiaries.

“RealCo Governing Documents” means the RealCo Holdings I Operating Agreement, RealCo Holdings II Operating Agreement, RealCo Operating Agreement and the Real Estate SPE Operating Agreements.

“RealCo Holdings I” means ACI Real Estate Holding I Company LLC, a Delaware limited liability company.

“RealCo Holdings I Operating Agreement” means the amended and restated limited liability company agreement of RealCo Holdings I, by and among ACI, Safeway, Safeway Realty LLC, the RE Investor and RealCo Holdings I in the form attached hereto as Exhibit F.

“RealCo Holdings II” means ACI Real Estate Holding II Company LLC, a Delaware limited liability company.

“RealCo Holdings II Operating Agreement” means the amended and restated limited liability company agreement of RealCo Holdings II, by and among RealCo Holdings II, the RE Investor and RealCo Holdings I in the form attached hereto as Exhibit G.

“RealCo Operating Agreement” means the amended and restated limited liability company agreement of the Company, by and among the Company, the RE Investor and RealCo Holdings II in the form attached hereto as Exhibit H.

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“RealCo Release Notice” has the meaning ascribed thereto in the Escrow Agreement.

“Real Estate Asset” means any real property to the extent (a) the owner thereof has good and valid marketable fee simple title and (b) owned free and clear of all material Liens (other than Permitted Liens).

“Real Estate Escrow Account” has the meaning ascribed thereto in the Escrow Agreement.

“Real Estate Portfolio” means, at any time, the Real Estate Assets held by the Real Estate SPEs.

“Real Estate Proceeds” means (i) the amount of proceeds realized from the sale of the Sale Properties and/or, in the case of a Failed Auction, Retained Properties pursuant to Section 5.02 hereof minus any Taxes and any reasonable associated fees and expenses (including the Broker and any other third-party advisors) incurred, directly or indirectly, by RE Investor as a result of the sale of the Sale Properties and/or, in the case of a Failed Auction, Retained Properties, pursuant to Section 5.02 hereof plus (ii) the Cash Distribution Amount plus (iii) the Additional Cash Distribution Amount. For these purposes, to the extent that the RE Investor is a pass-through entity for U.S. federal income tax purposes, income Tax liability shall be determined using an assumed tax rate equal to the highest combined marginal federal and state tax rates of an individual or corporation, as applicable, resident in New York, New York.

“Real Estate Proceeds Target Amount” means the product of (a) the aggregate Fixed Liquidation Preference of all outstanding shares of Preferred Stock as of immediately prior to the Real Estate Settlement and (b) 110%, plus an amount equal to any accrued and unpaid dividends on such shares of Preferred Stock as of immediately prior to the Real Estate Settlement.

“Post- Realization Period Proceeds Target Amount” means, during the ROFO Period, the product of (a) the aggregate Fixed Liquidation Preference of all outstanding shares of Preferred Stock as of immediately prior to the Real Estate Settlement and (ii) 115%, plus an amount equal to any accrued and unpaid dividends on such shares of Preferred Stock as of immediately prior to the Real Estate Settlement.

“Real Estate Reorganization Documents” means this Agreement, the Escrow Agreement, the RealCo Governing Documents, the Master Lease, the SPE Leases, the Contribution Agreement and each other Contract pursuant to which the Real Estate Reorganization is consummated.

“Real Estate SPE” means any Subsidiary of the Company that holds real Estate Assets.

“Real Estate SPE Operating Agreements” means the amended and restated limited liability company agreements of each Real Estate SPE, by and among the applicable Real Estate SPE, the RE Investor and the Company, each in the form attached hereto as Exhibit I.

“Related Agreements” means the Real Estate Reorganization Documents (other than this Agreement) and the Indemnification Agreement.

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“Representative” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

“Safeway” means Safeway, Inc., a Delaware corporation.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SPE Interests” means the equity interests of the Real Estate SPEs.

“SPE Leases” means the Lease Agreements that will be entered into, by and between the Company and the Real Estate SPEs, upon all of the terms, covenants, conditions, and agreements set forth in the form of Master Lease Agreement, except that (i) “Landlord” under the Lease Agreements will be the Real Estate SPEs that are parties thereto, (ii) “Tenant” under the Lease Agreements will be only the Company, (iii) the “Leased Properties” under the Lease Agreements will be only the properties owned by the Real Estate SPEs that are parties thereto, (iv) the “Annual Rent” under the Lease Agreements will be only the Annual Rent indicated on Schedule 3.1 attached of the Master Lease Agreement with respect to the properties that are the “Leased Properties” under the Lease Agreements, and (v) other modifications reasonably agreed to by the parties hereto as are reasonably necessary to effect the intent of the parties hereto with respect to the Lease Agreements.

“Solvency Opinion” means an opinion from an accounting, appraisal or investment banking firm of nationally recognized standing that ACI is, as of immediately prior to effecting the applicable payment as set forth in Section 5.02(f), solvent and will be, after effecting such payment, solvent.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Tax” means any and all U.S. federal, state, local, non-U.S. and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, escheat, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties.

“Transaction Documents” means this Agreement, the Related Agreements and the Investment Agreement.

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“Transaction Litigation” means any Action made or instituted or, to the Company’s Knowledge, threatened by, or any written or, to the Knowledge of the Company, oral demand by, any current or former stockholder (or other holder of any other equity securities) or creditor of the Company, or any Affiliate, trustee or beneficiary, or other person acting on behalf or for the benefit of any stockholder (or other holder of any other equity securities) or creditor of the Company, (i) asserting, seeking to assert, or based upon any alleged breach of fiduciary duty, usurping corporate opportunity or similar breach of care, loyalty or comparable claims by any officer, director, trustee, fiduciary, agent or current or former stockholder of the Company occurring prior to the Closing in connection with this Agreement or the Transaction Documents, or (ii) challenging this Agreement or the Transaction Documents or the transactions contemplated thereby or seeking to directly or indirectly enjoin, delay or prevent the transactions contemplated by the Transaction Documents or seeking damages in connection with the transactions contemplated by the Transaction Documents.

“Transactions” means the transactions contemplated by this Agreement and the Related Agreements.

“Transfer Instrument” means, (a) with respect to any Real Estate SPE, (i) a membership interest certificate evidencing the ownership of 100% of the membership interests of such Real Estate SPE and (ii) an instrument of transfer relating to the transfer to the RE Investor or its designee of such membership interest certificate and 100% of the membership interests of such Real Estate SPE and (b) with respect to any Real Estate Asset, title transfer documents relating to the transfer to the RE Investor or its designee of title in such Real Estate Asset.

“Withdrawal Liability” means, solely with respect to a Multiemployer Plan, liability to such a Multiemployer Plan as a result of a Withdrawal Liability Event.

“Withdrawal Liability Claim” means any Claim by the PBGC, a Multiemployer Plan or other Person, alleging that an Indemnified Person has any obligation to pay Withdrawal Liability.

“Withdrawal Liability Event” means a “complete withdrawal” (within the meaning of Section 4203 of ERISA), a “partial withdrawal” (within the meaning of Section 4205 of ERISA) or a “mass withdrawal” (within the meaning of Section 4041A of ERISA), in each case, by the Company or any of its ERISA Affiliates.

(b) In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Action	SECTION 3.05
Additional Cash Distribution Amount	SECTION 5.02(f)
Agreement	Preamble
Appraisal Period	SECTION 5.02(b)
Bankruptcy and Equity Exception	SECTION 3.03
Broker	SECTION 5.02(e)
Cash Distribution Amount	SECTION 5.02(b)

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Term	Section
Cash Distribution Notice	SECTION 5.02(b)
Closing	SECTION 2.02
Closing Date	SECTION 2.02
Company	Preamble
Company Disclosure Letter	ARTICLE III
Company Fundamental Representations	SECTION 7.03(a)
Company Securities	SECTION 3.02
Contract	SECTION 3.03(b)
Deferred Diligence Assets	SECTION 6.04(a)
Distribution Amount	SECTION 6.01(c)
Distribution Appraisals	SECTION 6.02(a)
Distribution Date	SECTION 6.02(a)
Excess Real Estate Proceeds	SECTION 5.02(g)
Exchanged Asset	SECTION 6.03(a)
Exchanged Assets	SECTION 6.03(a)
Filed SEC Documents	ARTICLE III
Initial Exchange Appraisals	SECTION 5.02(b)
Initial Notice	SECTION 5.02(a)
Investment Agreement	Recitals
Investor Exchange Right	SECTION 5.01
Laws	SECTION 3.06
Non-Recourse Party	SECTION 8.05
Notice Date	SECTION 5.02(a)
Outside Date	SECTION 8.01(b)(i)
Owned Real Property	SECTION 3.09
Permits	SECTION 3.06
Preferred Stock	Recitals
Purchase	SECTION 2.01
Purchase Price	SECTION 2.01
RE Investor	Preamble
Real Estate Reorganization	Recitals
Real Estate Settlement	SECTION 5.02(c)
Real Estate Settlement Date	SECTION 5.02(c)
Realization Period	SECTION 5.02(e)
Released SPEs	SECTION 6.01(b)
Sale Properties	SECTION 5.02(e)
Selected Assets	SECTION 5.02(f)
Selected SPEs	SECTION 5.02(f)
Series A Preferred Stock	Recitals
Series A-1 Preferred Stock	Recitals
Settlement Selected Assets	SECTION 5.02(c)
Settlement Selected SPEs	SECTION 5.02(c)
Subsequent Selected Assets	SECTION 5.02(f)
Subsequent Selected SPEs	SECTION 5.02(f)
Subsequent Settlement	SECTION 5.02(f)

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Term	Section
Trigger Date	SECTION 5.01

ARTICLE II

Purchase and Sale

SECTION 2.01 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the RE Investor shall purchase and acquire from the Company, and the Company shall issue and sell to the RE Investor, the Investor Exchange Right, for an aggregate purchase price of $28,200,000 (the “Purchase Price”). The purchase of the Investor Exchange Right pursuant to this Section 2.01 is referred to as the “Purchase”.

SECTION 2.02 Closing. (a) The closing of the Purchase (the “Closing”) shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, on the second Business Day following the satisfaction (or, to the extent permitted by Law, the waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, other than those conditions that by their nature are to be satisfied as of the Closing (but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place, time and date as shall be agreed between the Company and the RE Investor; provided, that in no event shall the Closing occur prior to the date that is ten (10) Business Days following the date hereof. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. The Closing shall occur substantially concurrently with the Equity Closing. The Closing shall be deemed to occur and be effective as of 12:01 a.m. New York City time on the Closing Date.

(b) At the Closing, to effect the purchase and sale of the Investor Exchange Right (i) the RE Investor shall pay to the Company, by wire transfer to a bank account designated in writing by the Company at least two Business Days prior to the Closing Date, in immediately available funds, the Purchase Price and (ii) the Company shall deposit, or cause to be deposited, with the Escrow Agent (A) cash into the Cash Escrow Account and (B) Transfer Instruments into the Real Estate Escrow Account for Real Estate SPEs and Real Estate Assets that, together with such cash (such cash valued at 150% of the amount thereof), have an aggregate Closing Appraised Value equal to an amount that is not less than 165% of the Fixed Liquidation Preference of the Preferred Stock outstanding as of immediately following the Closing (as defined in the Investment Agreement).

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the RE Investor as of the date hereof and as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (A) set forth in the confidential disclosure letter delivered by the Company to the RE Investor on the date hereof (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and

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each other section or subsection of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that such information, item or matter is relevant to such other section or subsection.

SECTION 3.01 Organization; Standing. (a) The Company is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority necessary to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

(b) As of the Closing, each of the Real Estate SPEs shall be duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization. As of the Closing, each of the Real Estate SPEs shall be duly licensed or qualified to do business (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

(c) As of the Closing, neither the Company nor any of the Real Estate SPEs has ever had any employees. Except for the Real Estate Reorganization Documents and the contractual obligations associated therewith, as of the Closing, neither the Company nor any of the Real Estate SPEs is a party to any Contract, has incurred any Indebtedness or other Liabilities (other than Tax Liabilities and de minimis Liabilities in the ordinary course of business such as state franchise taxes), has acquired or has owned or used any assets (other than the Owned Real Property owned by it and the equity securities of the Real Estate SPEs, as applicable) or has engaged in any other business activities since its formation other than in connection with such formation. As of the Closing, (i) the Real Estate Reorganization was consummated substantially in accordance with Exhibit A and all applicable Laws and (ii) the RE Investor has received true, complete and correct copies of all of the Real Estate Reorganization Documents.

SECTION 3.02 Capitalization. The Company is a wholly-owned Subsidiary of RealCo Holdings II. The Company does not have any Subsidiaries and, as of Closing, will not have any Subsidiaries other than the Real Estate SPEs, which will be wholly-owned Subsidiaries of the Company. Except as described in this Section 3.02, as of the date hereof (solely with respect to the Company), there were no and, as of the Closing, there will be no (i) outstanding equity or voting interests in the Company or the Real Estate SPEs, (ii) outstanding securities convertible into or exchangeable for equity or voting interests in the Company or any of the Real Estate SPEs, (iii) outstanding rights or other commitments or agreements to acquire from the Company or any of the Real Estate SPEs, or that obligate the Company or any of the Real Estate SPEs to issue, any equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for equity or voting interests in, the Company or any of the Real Estate SPEs, (iv) obligations of the Company or any of the Real Estate SPEs to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any equity or voting interests in the Company or any of the Real Estate SPEs (the items in clauses (i), (ii), (iii) and

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(iv) being referred to collectively as “Company Securities”) and (v) other obligations by the Company or any of the Real Estate SPEs to make any payments or provide any economic value based on the price or value of any Company Securities. There are no outstanding agreements of any kind that obligate the Company or, as of the Closing, will obligate any of the Real Estate SPEs to repurchase, redeem or otherwise acquire any equity interests of the Company or, as of the Closing, any of the Real Estate SPEs, or obligate the Company or, as of the Closing, obligate any of the Real Estate SPEs to grant, extend or enter into any such agreements relating to any equity interests, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any equity interests of the Company or any of the Real Estate SPEs.

SECTION 3.03 Authority; Noncontravention;. (a) The Company has all necessary limited liability company power and authority to execute and deliver this Agreement and the Related Agreements that the Company is a party to and to perform its obligations hereunder and thereunder and to consummate the Transactions. As of the Closing, each Real Estate SPE will have all necessary limited liability company power and authority to execute and deliver the Related Agreements that such Real Estate SPE is a party to and to perform its obligations thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Related Agreements that it is a party to, and the consummation by it of the Transactions, have been duly authorized and approved by its managing member and no other corporate action on the part of the Company or its member is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Related Agreements that it is a party to and the consummation by it of the Transactions. The execution, delivery and performance by each Real Estate SPE of the Related Agreements that such Real Estate SPE is a party to, and the consummation by such Real Estate SPE of the Transactions, will, as of the Closing, have been duly authorized and approved by such Real Estate SPE’s managing member and no other limited liability company action on the part of the Real Estate SPEs or the Company will be necessary to authorize the execution, delivery and performance by the Real Estate SPEs of the Related Agreements that the Real Estate SPEs are a party to and the consummation by the Real Estate SPEs of the Transactions. This Agreement has been, and the Related Agreements that the Company and the Real Estate SPEs will be a party to will be on the Closing Date, duly executed and delivered by the Company and the Real Estate SPEs, as applicable, and, assuming due authorization, execution and delivery hereof and thereof by the other Parties thereto, this Agreement constitutes, and the Related Agreements that the Company and the Real Estate SPEs will be a party to will, on the Closing Date, constitute, a legal, valid and binding obligation of the Company and the Real Estate SPEs, enforceable against the Company and the Real Estate SPEs in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) The execution and delivery of this Agreement by the Company, the execution and delivery of any of the applicable Related Agreements by the Company and the Real Estate SPEs at the Closing, the consummation by the Company and the Real Estate SPEs of the Transactions, and the performance or compliance by the Company and the Real Estate SPEs with any of the terms or provisions hereof or thereof, will not (i) conflict with or violate any provision of (A) the

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Company’s certificate of formation and operating agreement (including, for the avoidance of doubt, the RealCo Operating Agreement) or (B) any similar organizational documents of any of the Real Estate SPEs including, for the avoidance of doubt, the Real Estate SPE Operating Agreements) or (ii) (x) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would constitute a violation or default) under any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement, instrument, arrangement or understanding (each, a “Contract”) to which the Company or any of the Real Estate SPEs is a party or accelerate any obligations or rights under or give a right of termination of (whether or not with notice, lapse of time or both) any such Contract, (y) violate any Law, judgment, writ or injunction of any Governmental Entity applicable to the Company or any of the Real Estate SPEs in any material respect or (z) result in the creation of any Lien on any properties or assets of the Company or any of the Real Estate SPEs.

SECTION 3.04 Governmental Approvals. No consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Entity are necessary for the execution and delivery of this Agreement and the Related Agreements by the Company and the Real Estate SPEs, the performance by the Company of its obligations hereunder, the performance by the Company and the Real Estate SPEs of their respective obligations under the Related Agreements and the consummation by the Company and the Real Estate SPEs of the Transactions, other than such consents, approvals, filings, licenses, permits, authorizations, declarations or registrations the failure of which to obtain, make or give, would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Real Estate SPEs, taken as a whole.

SECTION 3.05 Legal Proceedings. As of the date of this Agreement, there is no legal or administrative proceeding, suit, arbitration, claim, charge, audit, investigation, inquiry or action (an “Action”) pending or, to the Knowledge of the Company, threatened against the Company by or before any Governmental Entity.

SECTION 3.06 Compliance with Laws; Permits. The Company and each Real Estate SPE are, and since their respective dates of formation have been, in compliance with all foreign, state, federal or local laws, statutes, common laws, ordinances, acts, codes, rules, regulations, orders, executive orders, judgments, injunctions, penalties, fines, writs, decrees, governmental guidelines or interpretations having the force of law, Permits, regulations, decrees and orders of Governmental Entities (collectively, “Laws”) applicable to the Company or any of the Real Estate SPEs, in each case except for instances of non-compliance that individually or in the aggregate, would not reasonably be expected to be material to the Company and the Real Estate SPEs, taken as a whole. The Company holds and, as of the Closing, each of the Real Estate SPEs will hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, “Permits”), except where the failure to hold the same, individually or in the aggregate, would not reasonably be expected to be material to the Company and the Real Estate SPEs, taken as a whole.

SECTION 3.07 Tax Matters. The Company is and has been since its date of formation, and at the Closing, each Real Estate SPE will be and will have been since its date

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of formation, treated for U.S. federal income tax purposes as a disregarded entity within the meaning of Treas. Reg. Section 301.7701-3(b)(ii).

SECTION 3.08 Environmental Matters. Except as would not be material to the Company and the Real Estate SPEs, taken as a whole, (a) the Company is, and as of Closing, the Real Estate SPEs will be, in compliance with, all Permits required under Environmental Laws for the occupancy of their respective owned or leased real property (including the Owned Real Property) and operation of their respective businesses, (b) there is no Action under any Environmental Law that is pending or, to the Knowledge of the Company, threatened against the Company, (c) the Company has not received any unresolved written notice alleging that the Company is in violation of or has any liability under any Environmental Laws, (d) neither the Company nor, as of the Closing, any of Real Estate SPEs has treated, stored, disposed of, arranged for the disposal of, transported or handled Hazardous Materials in violation of Environmental Law; and (e) there has been no release of Hazardous Material at, on, under, to or from any owned or operated facility or property (including the Owned Real Property) that has not been fully resolved in accordance with Environmental Law.

SECTION 3.09 Real Property. On the Closing Date, each Real Estate SPE will have good and valid marketable fee simple title to the real estate (including the Real Estate Assets) owned by such Real Estate SPE (the “Owned Real Property”), free and clear of all Liens (other than Permitted Liens). To the Knowledge of the Company, no material default continues under any agreement or applicable Law affecting the Owned Real Property, except for any default that individually or in the aggregate with any related default, would not reasonably be expected to be material to the Real Estate Portfolio, taken as a whole. There is no pending or, to the Knowledge of the Company, threatened appropriation, condemnation, eminent domain or like proceeding, or sale or other disposition in lieu of condemnation, affecting the Owned Real Property, except for such proceedings, which reasonably be expected to be material to the Company and the Real Estate SPEs, taken as a whole.

SECTION 3.10 No Brokers.No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s, finder’s, financial advisor’s or any other commission or similar fee, or the reimbursement of expenses in connection therewith, in connection with any of the Transactions based upon arrangements made by, or on behalf of, the Company or any of its Subsidiaries.

SECTION 3.11 No Other RE Investor Representations or Warranties. Except for the representations and warranties expressly set forth in Article IV hereof and such representations and warranties set forth in the other Transaction Documents, the Company hereby acknowledges that neither the RE Investor nor any of its Affiliates, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the RE Investor or any of its Affiliates, as applicable, or their respective businesses, operations, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives. The Company, on behalf of itself and on behalf of its Subsidiaries and Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to fraud.

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ARTICLE IV

Representations and Warranties of the RE Investor

The RE Investor represents and warrants to the Company, as of the date hereof and as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that:

SECTION 4.01 Organization and Authority. The RE Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite limited liability company power and authority to carry on its business as presently conducted.

SECTION 4.02 Authorization; Enforceability. The RE Investor has all requisite limited liability company power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the Escrow Agreement by the RE Investor and the consummation of the Transactions, and compliance with the provisions of this Agreement and the Escrow Agreement, by the RE Investor have been duly authorized by all necessary limited liability company action on the part of the RE Investor. This Agreement has been and, as of the Closing, the Related Agreements to which it is party will be, duly executed and delivered by the RE Investor and, assuming the due authorization, execution and delivery hereof and thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the RE Investor, enforceable against the RE Investor in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.

SECTION 4.03 No Conflict. The execution and delivery by the RE Investor of this Agreement do not and will not, and the consummation of the Transactions and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any right or benefit on the part of any third party under, or result in the creation of any Lien upon any of the properties or assets of the RE Investor under (i) the organizational or governing documents of the RE Investor or (ii) (A) any term, condition or provision of any Contract to which the RE Investor or any of its Affiliates is a party or by which any of its properties or assets are bound and that is material to the business of the RE Investor and its Affiliates, taken as a whole, (B) any Law that is material to the RE Investor and its Affiliates, taken as a whole, or (C) any Judgment, permit, concession, grant or franchise, in each case, applicable to the RE Investor or any of its Affiliates or any of its properties or assets, other than, in the case of clause (ii) above, any such conflicts, violations, breaches, defaults, rights, losses or Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the RE Investor’s ability to consummate the Transactions.

SECTION 4.04 Governmental Approvals. No consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Entity is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the RE Investor, the performance by the RE Investor of its obligations hereunder and thereunder and the consummation by the RE Investor of the Transactions, other than such

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other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, be material to the RE Investor’s ability to consummate the Transactions.

SECTION 4.05 Litigation. As of the date of this Agreement, there are no Actions pending or, to the knowledge of the RE Investor, threatened in writing against RE Investor that seek to enjoin, or would reasonably be expected to have the effect of preventing or making illegal, any of the transactions contemplated by the Transaction Documents.

SECTION 4.06 No Broker. No agent, broker, investment banker, financial advisor or other firm or Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or any other commission or similar fee, or the reimbursement of expenses in connection therewith, in connection with any of the Transactions based upon arrangements made by or on behalf of the RE Investor or any of its Affiliates, except for Persons, if any, whose fees and expenses will be paid by the RE Investor or one of its Affiliates.

SECTION 4.07 Purchase for Investment. The Investor acknowledges that the Investor Exchange Right and SPE Interests will not have been registered under the Securities Act or under any state or other applicable securities laws. The Investor (a) acknowledges that it is acquiring the Investor Exchange Right (and, if the Investor Exchange Right is exercised, the equity interests of the Selected SPEs) pursuant to an exemption from registration under the Securities Act solely for investment and for the Investor’s own account and with no present intention or view to distribute any of the SPE Interests to any Person in violation of the Securities Act, (b) is knowledgeable, sophisticated and experienced in financial and business matters, fully understands the limitations on transfer and the restrictions on sales of such Investor Exchange Right and SPE Interests and is able to bear the economic risk of its investment and afford the complete loss of such investment, (c) (i) has such knowledge and experience in financial and business matters and in investments of this type, that it is capable of evaluating the merits and risks of its investment in the Investor Exchange Right and SPE Interests and of making an informed investment decision, (ii) has conducted an independent review and analysis of the business and affairs of the Company and its Subsidiaries that it considers sufficient and reasonable for purposes of making its investment in the Investor Exchange Right and SPE Interests and (iii) based thereon and on its own knowledge, has formed an independent judgment concerning the advisability of the Transactions, (d) is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) and (e) is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

SECTION 4.08 Private Placement Consideration. The Investor understands and acknowledges that: (a) its representations and warranties contained herein are being relied upon by the Company as a basis for availing itself of such exemption and other exemptions under the securities Laws of all applicable states and for other purposes, (b) no U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Investor Exchange Right or any recommendation or endorsement thereof and (c) the Investor Exchange Right and SPE Interests are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and

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that under applicable securities Laws such Investor Exchange Right and SPE Interests may be resold without registration under the Securities Act only in certain limited circumstances.

SECTION 4.09 Arm’s Length Transaction. The Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Transactions.

SECTION 4.10 No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article III and such representations and warranties set forth in the other Transaction Documents, the RE Investor hereby acknowledges that neither the Company nor any of its Subsidiaries, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the RE Investor or any of its Representatives or any information developed by the RE Investor or any of its Representatives. The RE Investor, on behalf of itself and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to fraud.

ARTICLE V

Investor Exchange Right

SECTION 5.01 Conditions. If any of the events described in Sections 5.01(a) through 5.01(e) occurs (the date of any such occurrence, a “Trigger Date”), then RE Investor shall have the right to exercise the “Investor Exchange Right” as set forth in and subject to the provisions of Section 5.02:

(a) as of the 7th anniversary of the Issuance Date, any of the Preferred Stock is outstanding;

(b) on or following the 4th anniversary of the Initial Public Offering, a Fundamental Change occurs and the related Fundamental Change Stock Price is less than the Conversion Price;

(c) there is a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of ACI’s credit rating by both Rating Agencies, as a result of which ACI’s credit rating is B- (or Moody’s equivalent) or lower;

(d) any Preferred Dividends are not paid within thirty days of such Preferred Dividend’s due date; or

(e) a Bankruptcy Filing has occurred.

SECTION 5.02 Investor Exchange Right

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(a) At any time within 45 days following a Trigger Date, the RE Investor may elect to send a written notice to the Company of its intention to exercise the Investor Exchange Right (the “Initial Notice” and the date of delivery of the Initial Notice, the “Notice Date”).

(b) As soon as practicable following the Notice Date but in no event later than 30 days following the Notice Date (such 30 day period, the “Appraisal Period”), the Company shall obtain and deliver to the RE Investor a Current Appraisal of each Real Estate Asset in the Real Estate Portfolio (collectively, the “Initial Exchange Appraisals”); provided, that, if the Company obtained an appraisal for any Real Estate Asset prior to the Notice Date and such appraisal is dated as of a date that is no more than 90 days prior to the Notice Date, then such appraisal shall be deemed to be Current Appraisal for the purposes of this Section 5.02. Concurrently with the delivery of the Initial Exchange Appraisals, to the extent that any cash remains in the Cash Escrow Account, the Company shall provide written notice (the “Cash Distribution Notice”) to the RE Investor setting forth the amount of cash, if any, to be distributed to the RE Investor from the Cash Escrow Account in connection with the RE Investor’s exercise of the Investor Exchange Right (the “Cash Distribution Amount”); provided, that, such Cash Distribution Amount must be no less than the amount necessary for the RE Investor to receive, in accordance with Section 5.02(c), Settlement Selected SPEs and Settlement Selected Assets having an Appraised Value (calculated in accordance with Section 5.02(c)) equal to at least 130% of the Real Estate Proceeds Target less an amount equal to 118.18% of the Cash Distribution Amount. For the avoidance of doubt, subject to the proviso in the immediately preceding sentence, the Company may elect, in its sole discretion, to retain some or all of the cash remaining in the Cash Escrow Account and shall not be required to distribute any such cash to the RE Investor in respect the Company’s obligations under this Article V.

(c) Promptly (and in no event more than 30 days) following the delivery of the Initial Exchange Appraisals and the Cash Distribution Notice, the RE Investor shall have the right to exercise the Investor Exchange Right (the exercise of the Investor Exchange Right, the “Real Estate Settlement” and the date the Investor Exchange Right is exercised, the “Real Estate Settlement Date”) by delivering to the Company and the Escrow Agent an Investor Release Notice directing the Escrow Agent to deliver to the RE Investor (i) the Cash Distribution Amount, if any, from the Cash Escrow Account and (ii) at the RE Investor’s option, in its sole discretion, (A) Transfer Instruments from the Real Estate Escrow Account with respect to the Real Estate SPEs, selected in the RE Investor’s sole discretion, which collectively own Real Estate Assets having an aggregate Appraised Value (as set forth in the Initial Exchange Appraisals) equal to not more than (x) 130% of the Real Estate Proceeds Target Amount less (y) an amount equal to 118.18% of the Cash Distribution Amount (the Real Estate SPEs so selected by the RE Investor, the “Settlement Selected SPEs” and the Real Estate Assets so selected by the RE Investor, the “Settlement Selected Assets”) or (B) Transfer Instruments with respect to the Settlement Selected Assets; provided, however, that, if (x) the Initial Exchange Appraisals for Real Estate Assets and (y) the Cash Distribution Notice are not delivered prior to the expiration of the Appraisal Period, (A) the RE Investor shall have the right to exercise the Investor Exchange Right promptly (and in no event more than 30 days) following the expiration of the Appraisal Period and (B) for purposes of this Section 5.02(c), the Cash Distribution Amount shall be deemed to be equal to all cash that remains in the Cash Escrow Account and the Appraised Value of the Real Estate Assets shall be equal to the fair market value thereof as determined by the RE Investor in good faith. As a condition to the exercise of the Investor

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Exchange Right pursuant to this Section 5.02(c), the RE Investor shall deliver, or cause to be delivered, to the Company on the Real Estate Settlement Date, share certificates representing all outstanding shares of Preferred Stock.

(d) The Company and each Real Estate SPE that, as of immediately prior to the Real Estate Settlement or Subsequent Settlement owned Selected Assets, hereby irrevocably acknowledge and agree that, upon delivery of an Investor Release Notice to the Escrow Agent, the Escrow Agent’s delivery to the RE Investor of the cash from the Cash Escrow Account and the Transfer Instruments with respect to the Selected SPEs or Selected Assets, as applicable, from the Real Estate Escrow Account shall be self-effectuating without the need for, and regardless of, any further action by the Company, such Real Estate SPEs or any other Person (other than the Escrow Agent) and shall be deemed to vest in the RE Investor ownership in such cash and good and valid title to the Selected Assets or SPE Interests of such Selected SPEs, as applicable (free and clear of all Liens other than Permitted Liens) immediately upon the Escrow Agent’s receipt of such Investor Release Notice. Upon consummation of the Real Estate Settlement and any Subsequent Settlement, (i) the RE Investor shall enter into a new master lease in form and substance equivalent to the Master Lease (with only such deviations as are necessary to reflect the transfer of the Selected SPEs or the Selected Assets, as applicable, to the RE Investor or as otherwise consented to in writing by the RE Investor, in its reasonable discretion) with respect to the Selected SPEs or Selected Assets, as applicable, and (ii) the Master Lease shall be amended to reduce any payments owed under the Master Lease as set forth in the Master Lease. Until the sale of the Selected SPEs is complete, including any sales that may be required pursuant to Section 5.02(f) below, the Company shall retain ownership of any Real Estate SPEs (other than the Selected SPEs), the SPE Leases relating thereto shall remain in effect (and shall cause such Real Estate SPEs to retain and not transfer any properties owned thereby).

(e) The RE Investor shall have up to (a) 180 days following the Real Estate Settlement Date (the “Initial Realization Period”) to enter into one or more agreements to sell the Selected Assets, Selected SPEs and/or the Real Estate Assets held by the Selected SPEs (the “Owned Sale Properties”) and (b) in the event that, as of the conclusion of the Initial Realization Period, the RE Investor has not receive bona fide offers for such Owned Sale Properties that, in the RE Investor’s good faith judgement, would, if accepted, collectively result in the RE Investor realizing Real Estate Proceeds at least equal to the Real Estate Proceeds Target Amount, an additional 90 days thereafter (the “Subsequent Realization Period” and together with the Initial Realization Period, if any, the “Realization Period”) to sell the Owned Sale Properties together with such other Real Estate SPEs and/or Real Estate Assets then owned by the Company (such other Real Estate SPEs and Real Estate Assets, the “Interim Sale Properties” and together with the Owned Sale Properties, the “Sale Properties”) as is necessary to, in the RE Investor’s good faith judgement, result in the RE Investor realizing Real Estate Proceeds at least equal to the Real Estate Proceeds Target Amount; provided, that, in the event that, as of the conclusion of the Realization Period, the RE Investor has not receive bona fide offers for Sale Properties that, in the RE Investor’s good faith judgement, would, if accepted, collectively result in the RE Investor realizing Real Estate Proceeds at least equal to the Real Estate Proceeds Target Amount (a “Failed Auction”), then the RE Investor shall not be obligated to sell any Sale Properties and shall be entitled to (i) deliver to the Company and the Escrow Agent an Investor Release Notice directing the Escrow Agent to deliver to the RE Investor Transfer Instruments from the Real Estate Escrow Account with respect to all Real Estate SPEs and/or Real Estate Assets then held

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in the Real Estate Escrow Account and (ii) retain any or all of the Sale Properties (such retained Sale Properties, the “Retained Properties”). The RE Investor shall engage CBRE, JLL, HFF, Cushman & Wakefield, Eastdil or another full service national commercial real estate brokerage firm selected by the RE Investor and reasonably satisfactory to the Company (the “Broker”) to act as its agent to solicit and procure prospective buyers for the Sale Properties. The RE Investor agrees to instruct the Broker to structure the sale of the Sale Properties (including the aggregation of the SPE Leases with master leases) in such a manner as in its good faith judgment, based on the advice of the Broker, as to achieve the highest aggregate price for the Sale Properties. Upon the sale of each Sale Property, the buyer thereof shall be required to, in accordance with Section 29 of the Master Lease, enter into an amended and restated SPE Lease solely to reflect the buyer (or if there is a sale of a Selected SPE, such Selected SPE) as the lessor and the applicable Affiliate of the Company as lessee. The Company shall, at its reasonable request and sole expense, have rights to consult with the RE Investor during the Realization Period, including rights to receive periodic updates reasonably requested by the Company, the right to recommend potential buyers and the right to receive reports on any submitted bids. During the Realization Period, the Company shall provide, and shall cause its Affiliates and Representatives to provide, commercially reasonable assistance as is reasonably requested by the RE Investor in connection with the RE Investor’s marketing and sale of the Sale Properties. Furthermore, no Real Estate SPE or Real Estate Asset shall be sold to any Person that directly controls, is controlled by, or is under common control with, a Person whose (x) business consists primarily of the retail sale of food and alcohol for off-premises consumption, drug store or any combination thereof; and (y) such Person operates such business either nationally operating one hundred and fifty (150) stores or more or regionally operating fifteen (15) stores or more, in each case, excluding, however, financial investors in real property (e.g., pension funds, life insurance companies, equity funds, and other investors or others engaged in making, purchasing, holding or otherwise investing in real property in the ordinary course).

(f) From time to time during the Realization Period, the RE Investor shall have the right (the exercise of such right, the “Subsequent Settlement”) to deliver to the Company and the Escrow Agent an Investor Release Notice directing the Escrow Agent to deliver to the RE Investor, at the RE Investor’s option, in its sole discretion, (A) Transfer Instruments from the Real Estate Escrow Account with respect to the Real Estate SPEs, selected in the RE Investor’s sole discretion, which collectively own Real Estate Assets having an aggregate Appraised Value (as set forth in the Initial Exchange Appraisals) sufficient to provide the RE Investor, in the exercise of RE Investor’s commercially reasonable judgment, adequate assurance as to the availability of additional Real Estate Proceeds, together with the Real Estate Proceeds previously received and the amount of Real Estate Proceeds to be received from the sale of any remaining Sale Properties then held by the RE Investor, at least equal to, but no more than 130% greater than, the Real Estate Proceeds Target Amount (the Real Estate SPEs so selected by the RE Investor, the “Subsequent Selected SPEs” and together with the Settlement Real Selected SPEs, the “Selected SPEs” and the Real Estate Assets so selected by the RE Investor, the “Subsequent Selected Assets” and together with the Settlement Selected Assets, the “Selected Assets”) or (B) Transfer Instruments from the Real Estate Escrow Account with respect to the Subsequent Selected Assets; provided, that, in lieu of any such additional delivery by the Escrow Agent, the Company may instead elect to pay to the RE Investor in cash the excess of the Real Estate Proceeds Target Amount over the amount of the Real Estate Proceeds received by RE Investor as of such time (any such cash actually received by the RE Investor, the “Additional Cash

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Distribution Amount”); provided, further, that, to the extent any such cash is contributed, directly or indirectly, by ACI or its Subsidiaries, such cash alternative shall be subject to delivery to the RE Investor of a Solvency Opinion pro forma for such cash contribution by ACI or its Subsidiaries to the Company.

(g) Except in the event a Failed Auction occurs, if RE Investor realizes Real Estate Proceeds in excess of the Real Estate Proceeds Target Amount (such excess amount, the “Excess Real Estate Proceeds”), then RE Investor shall promptly pay such Excess Real Estate Proceeds to the Company. Except in the event a Failed Auction occurs, in the event that, following the disposition of all Sale Properties, the Real Estate Proceeds are less than the Real Estate Proceeds Target Amount, the Company shall promptly pay such shortfall to RE Investor in cash; provided, further, that, to the extent any such cash is contributed, directly or indirectly, by ACI or its Subsidiaries, such cash alternative shall be subject to delivery to the RE Investor of a Solvency Opinion pro forma for such cash contribution by ACI or its Subsidiaries to the Company.

(h) To the extent there are Excess Real Estate Proceeds, the parties hereto agree that such Excess Real Estate Proceeds shall be treated as being attributable to the sale of Real Estate SPEs or Real Estate Assets, as applicable, in each case, owned by the Company and never transferred to the RE Investor for all applicable U.S. federal, state and local income tax purposes.

(i) For purposes of any Current Appraisal, in determining the Appraised Value of a Real Estate Asset, the Appraiser shall add the present value of (x) the rent for the remaining current term of the applicable SPE Lease (with assumed increases in the CPI to be determined by the Appraiser) (without extensions) and (y) the residual value of such Real Estate Asset as of the end of the then current term of the applicable SPE Lease (without extensions). The Appraiser shall (A) have no right, power or authority to alter or modify the provisions of this Agreement, the Master Lease or the applicable SPE Lease, (B) utilize the definition of fair market value hereinabove set forth, (C) be registered in the state where such Real Estate Asset is located and (D) determine the fair market value of each Real Estate Asset separately and without any premium that may be achievable by the sale of multiple Real Estate Assets in a single or series of related transactions.

(j) In the event a Failed Auction occurs, during the period beginning on the expiration of the Realization Period and ending on the three year anniversary of the expiration of the Realization Period (the “ROFO Period”), if the RE Investor intends to sell Retained Properties with an aggregate Appraised Value (as set forth in the Initial Exchange Appraisals) of $250,000,000 or more in a single sale process, the RE Investor shall first offer to sell such Retained Properties to the Company by providing written notice to the Company that sets forth the Retained Properties proposed to be sold (the “ROFO Properties”) (such notice, the “ROFO Notice”). The Company shall have 10 days following the receipt of a ROFO Notice to provide a written offer to the RE Investor to purchase such ROFO Properties for cash, along with a purchase and sale agreement executed by the Company and containing customary terms for the sale of real estate and shall have 60 days following the execution by the RE Investor of such agreement to consummate such transaction. If the RE Investor rejects the Company’s offer, then the RE Investor shall only be permitted to sell the ROFO Properties to a third party at a purchase price that is greater than or equal to the purchase price offered by the Company. If the Company does not submit an offer or does not consummate the transaction within 60 days after the RE

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Investor executes the purchase and sale agreement for such ROFO Properties, then the RE Investor shall be permitted to sell the ROFO Properties to a third party at a price determined by the RE Investor in its sole discretion.

(k) In the event that the RE Investor determines, after solicitation of proposals for the ROFO Properties but before acceptance of any such proposals, to exclude Retained Properties from or add other Retained Properties to the pool of ROFO Properties, it shall notify the Company of the revised pool of ROFO Properties (the “Modified ROFO Properties”) (without notifying the Company of the bid or bids that it has received for the Modified ROFO Properties) (such notice, a “Modified ROFO Notice”), and the Company shall have 5 days following receipt of the Modified ROFO Notice to provide a written offer to the RE Investor to purchase the Modified ROFO Properties for cash, along with a purchase and sale agreement executed by the Company consistent with the requirements in Section 5.02(j). If the RE Investor rejects the Company’s offer, then the RE Investor shall only be permitted to sell the Modified ROFO Properties to a third party at a purchase price that is greater than or equal to the purchase price offered for the Modified ROFO Properties by the Company. If the Company does not submit an offer or does not consummate the transaction within 60 days after the RE Investor executes the purchase and sale agreement for such Modified ROFO Properties, then the RE Investor shall be permitted to sell the Modified ROFO Properties to a third party at a price determined by the RE Investor in its sole discretion.

(l) If, during the ROFO Period, the RE Investor consummates one or more third party sales for Retained Properties, and as of result of such sales the RE Investor realizes Real Estate Proceeds in excess of the Post- Realization Period Proceeds Target Amount, the RE Investor shall be required to promptly pay such 50% of such excess to the Company. If following such payment, the RE Investor still owns any Retained Properties, then following each sale of a Retained Property to a third party during the ROFO Period, the RE Investor shall promptly pay to the Company 50% of the difference between (i) the proceeds received by the RE Investor as a result of such sale and (ii) any Taxes and any reasonable associated fees and expenses (including the Broker and any other third-party advisors) incurred, directly or indirectly, by RE Investor as a result of the sale of such Retained Property. No amounts shall be due to the Company pursuant to this Section 5.02(l) in respect of any sales of Retained Properties that occur following the expiration of the ROFO Period.

ARTICLE VI

Other Agreements

SECTION 6.01 Substitution of Real Estate Assets Pursuant to the Master Lease.

(a) The parties acknowledge that the Tenants (as defined in the Master Lease) have, pursuant to and in accordance with Section 28.1 of the Master Lease, the right from time to time to request a substitution of Real Estate Assets under the Master Lease (which substitution shall be subject to the fulfillment of all of the terms and conditions set forth in Section 28.2 and 28.3 of the Master Lease) having (A) a Closing Appraised Value, if the substitution occurs on or prior to the three month anniversary of the Closing Date, or (B) otherwise, an Appraised Value (as set forth in a Current Appraisal as of a date that is no more than 180 days prior to the substitution)

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equal to or greater than the Real Estate Assets that are proposed to be released from the Master Lease, or to add additional Real Estate Assets to the Master Lease by effecting a contribution of such Real Estate Assets to the Company. If the Company receives such request, it shall seek the approval of the RE Investor under the RealCo Operating Agreement (which approval may be given or withheld in the RE Investor’s sole discretion). The request for approval of the RE Investor shall include a copy of the applicable Appraisal, such other diligence documents (consistent with those provided prior to Closing) with respect to the substitute Real Estate Assets and all other documentation and information required to be delivered to the Company pursuant to Section 28.2 of the Master Lease. If RE Investor approval is obtained in accordance with the RealCo Operating Agreement, the Company shall, in consultation with the RE Investor, determine if such Real Estate Assets shall be contributed to existing Real Estate SPEs or if the Company shall form new Real Estate SPE(s). If the Company and the RE Investor determine that new Real Estate SPEs should be formed, the Company shall form such Real Estate SPE (or multiple Real Estate SPEs). The Company shall then (i) contribute the Real Estate Assets to the Real Estate SPE(s) as determined by the Company and RE Investor, (ii) enter into an SPE Lease with such Real Estate SPE(s), (iii) add such Real Estate Assets to the Master Lease and (iv) concurrently with such contribution, deposit Transfer Instruments for such Real Estate Assets into the Real Estate Escrow Account in accordance with the terms of the Escrow Agreement. If the Company has formed new Real Estate SPEs then, in addition to the foregoing, the Company shall (x) enter into a Real Estate SPE Operating Agreement with such Real Estate SPE(s) and admit the RE Investor to such Real Estate SPE(s) as a Special Non-Economic Member and (y) concurrently with the deposit of Transfer Instruments for the Real Estate Assets into the Real Estate Escrow Account set forth above, deposit Transfer Instruments for such Real Estate SPEs into the Real Estate Escrow Account in accordance with the terms of the Escrow Agreement.

(b) If a substitution of Real Estate Assets is occurring in accordance with the terms of the Master Lease, then, concurrently with the deposit of Transfer Instruments in accordance with Section 6.01(a), the Company and RE Investor shall execute and deliver a RealCo Release Notice to the Escrow Agent instructing the Escrow Agent to release to the Real Estate SPE that owns such Real Estate Asset the Transfer Instruments with respect to each such Real Estate Asset that is being substituted out of the Real Estate Portfolio in accordance with the terms of the Master Lease to the Real Estate SPE that owns such Real Estate Asset. Following the release of Transfer Instruments to a Real Estate SPE in accordance with this Section 6.01(b), such Real Estate SPE shall be permitted to distribute such Real Estate Assets to the Company for further distribution to its member and the applicable SPE Lease and Master Lease shall be terminated with respect to such Real Estate Assets.

(c) To the extent that, following the distribution of Real Estate Assets in accordance with Section 6.01(b), any Real Estate SPE would no longer own any Real Estate Assets (such Real Estate SPE, a “Released SPE”), then (i) the Company and the RE Investor shall execute a RealCo Release Notice instructing the Escrow Agent to release to the Company the Transfer Instruments with respect to such Released SPE(s), (ii) the Company shall have the right to distribute such Released SPE(s) to its member (iii) the Real Estate SPE Operating Agreement of such Released SPE(s) shall be amended and restated and the RE Investor shall no longer be a Special Non-Economic Member thereof and (iv) if any such Released SPEs are distributed by the Company, the Master Lease will terminate with respect to the Real Estate Assets held by such Released SPEs and the applicable SPE Leases may thereafter be terminated.

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(d) If additional Real Estate Assets are being added to the Master Lease, the Company may obtain a distribution of an amount of cash (the “Distribution Amount”) from the Cash Escrow Account such that, after giving effect to such distribution of cash and contribution of such Real Estate Assets, the sum of (i) the aggregate Appraised Value of the Real Estate Assets subject to the Master Lease and (ii) the amount of cash remaining on deposit in the Cash Escrow Account (with cash being valued at 150% of the amount thereof) shall equal an amount that is greater than or equal to 165% of the Fixed Liquidation Preference of the Preferred Stock then outstanding, plus accrued and unpaid dividends. If the additional Real Estate Assets are approved by the RE Investor pursuant to the RealCo Operating Agreement, then, concurrently with the deposit of the Transfer Instruments in accordance with Section 6.01(b), the Company and RE Investor shall execute and deliver a RealCo Release Notice to the Escrow Agent instructing the Escrow Agent to release to the Company, from the Cash Escrow Account, an amount of cash, equal to the Distribution Amount, by wire transfer of immediately available funds.

(e) Following any receipt of cash by the Company cash pursuant to Sections 16.3, 17.3 and 28.2(A)(iii) of the Master Lease, the Company shall, within one Business Days of receipt of such cash, deposit such cash into the Cash Escrow Account in accordance with the terms of the Escrow Agreement.

SECTION 6.02 Company Distribution Right

(a) Following each occasion (the date such occasion occurs, the “Distribution Date”) on which the Fixed Liquidation Preference of the remaining outstanding Preferred Stock is reduced by at least $583,330,000 (whether as a result of mandatory conversion in accordance with Section 10 of the Certificate of Designations, optional conversion in accordance with Section 11 of the Certificate of Designation or a negotiated repurchase for cash) since the later of (i) the initial issuance date of the Preferred Stock and (ii) the last date of a distribution pursuant to this Section 6.02, the Company shall obtain and deliver to the RE Investor a Current Appraisal, as of the Distribution Date, of each Real Estate Asset in the Real Estate Portfolio (collectively, the “Distribution Appraisals”). Following such the receipt of such Distribution Appraisals, the Company shall determine, in its sole discretion, whether the Company desires to have cash, Real Estate Assets or a combination of cash and Real Estate Assets distributed from the Escrow Accounts.

(b) Following delivery of the Distribution Appraisals to the RE Investor:

(i) If the Company desires to have Real Estate Assets distributed from the Real Estate Escrow Account, the Company and the RE Investor shall execute a RealCo Release Notice instructing the Escrow Agent to distribute, to the Real Estate SPEs that own such Real Estate Assets, Transfer Instruments from the Real Estate Escrow Account with respect to the Real Estate Assets selected by the Company and that are reasonably acceptable to the RE Investor. Following the release of Transfer Instruments to a Real Estate SPE in accordance with this Section 6.02(b)(i), such Real Estate SPEs shall be permitted to distribute such Real Estate Assets to the Company for further distribution to its member and the applicable SPE Lease and Master Lease shall be terminated with respect to such Exchanged Asset; and

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(ii) If the Company desires to have cash distributed from the Cash Escrow Account, the Company and RE Investor shall execute and deliver to the Escrow Agent a RealCo Release Notice instructing the Escrow Agent to release to the Company, from the Cash Escrow Account, cash in the amount that the Company has elected to distribute in accordance with this Section 6.02.

Notwithstanding the foregoing, the Company may effect a distribution of cash and Real Estate Assets only if, after giving effect to such distribution from the Escrow Accounts, as a result of such distribution, the sum of (x) the aggregate Appraised Value (as set forth in the Distribution Appraisals) of the Real Estate Assets whose Transfer Instruments remain in the Real Estate Escrow Account plus (y) plus the cash remaining in the Cash Escrow Account (valued at 150% of the amount thereof) would equal an amount that is not less than 165% of the Fixed Liquidation Preference of the remaining outstanding Preferred Stock, plus any accrued and unpaid dividends thereon.

(c) To the extent that, following the distribution of Real Estate Assets in accordance with Section 6.02(b)(i), any Real Estate SPE would become a Released SPE, then (i) the Company and the RE Investor shall execute a RealCo Release Notice instructing the Escrow Agent to release to the Company the Transfer Instruments with respect to such Released SPE(s), (ii) the Company shall distribute such Released SPE(s) to its member (iii) the Real Estate SPE Operating Agreement of such Released SPE(s) shall be amended and restated and the RE Investor shall no longer be a Special Non-Economic Member thereof and (iv) if any such Released SPEs are distributed by the Company, the Master Lease will terminate with respect to the Real Estate Assets held by such Released SPEs and the applicable SPE Leases may thereafter be terminated.

SECTION 6.03 Deferred Diligence Assets.

(a) RE Investor hereby acknowledges that as of the Closing, certain Real Estate Assets in the Real Estate Portfolio may not have official zoning reports as a result of local governmental offices being closed due to the COVID-19 pandemic (such Real Estate Assets, the “Deferred Diligence Assets”). Following the Closing, the Company shall use commercially reasonable efforts to obtain as soon as reasonably practicable official zoning reports for the Deferred Diligence Assets. Promptly following the receipt by the Company of any official zoning report for a Deferred Diligence Asset, the Company shall provide such official zoning report to the RE Investor. If, for any Deferred Diligence Asset, within three months following the Closing: (x) the Company is unable to obtain an official zoning report for such Deferred Diligence Asset or (y) the official zoning report obtained after the Closing for such Deferred Diligence Asset reflects a material decrease on the value of such Deferred Diligence Asset or such Deferred Diligence Asset’s use as a grocery store from that reflected in the unofficial zoning report prepared by ACI’s consultant and provided to RE Investor prior to the Closing, then for each such Deferred Diligence Asset described in clause (x) and (y) hereof (each an “Exchanged Asset”, and collectively, the “Exchanged Assets”), cash (valued at 150% of the amount thereof) and/or Real Estate Assets (with official zoning reports and appraisals) will be contributed to the Company, the combined appraised value of which will be greater than or equal to the appraised value of such Exchanged Asset at Closing (assuming that the unofficial zoning report was correct); provided, that, any Real Estate Assets proposed to be contributed to the

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Company shall be approved by the RE Investor in accordance with the terms of the RealCo Operating Agreement.

(b) Following any contribution of Real Estate Assets pursuant to Section 6.03(a), the Company shall, in consultation with the RE Investor, determine if such Real Estate Assets shall be contributed to existing Real Estate SPEs or if the Company shall form new Real Estate SPE(s). If the Company and the RE Investor determine that new Real Estate SPEs should be formed, the Company shall form such Real Estate SPE (or multiple Real Estate SPEs). The Company shall then (i) contribute the Real Estate Assets to the Real Estate SPE(s) as determined by the Company and RE Investor, (ii) enter into an SPE Lease with such Real Estate SPE(s), (iii) add such Real Estate Assets to the Master Lease and (iv) deposit the Transfer Instruments for such Real Estate Assets into the Real Estate Escrow Account in accordance with the terms of the Escrow Agreement. If the Company has formed new Real Estate SPEs then, in addition to the foregoing, the Company shall (x) enter into a Real Estate SPE Operating Agreement with such Real Estate SPE(s) and admit the RE Investor to such Real Estate SPE(s) as a Special Non-Economic Member and (y) concurrently with the deposit of Transfer Instruments for the underlying Real Estate Assets into the Real Estate Escrow Account, deposit Transfer Instruments for such Real Estate SPEs into the Real Estate Escrow Account in accordance with the terms of the Escrow Agreement.

(c) Following any contribution of cash pursuant to Section 6.03(a), the Company shall, within 5 Business Days of receipt of such cash, deposit such cash into the Cash Escrow Account in accordance with the terms of the Escrow Agreement.

(d) Concurrently with the deposit of cash and Transfer Instruments in accordance with Sections 6.03(b) and (c), the Company and the RE Investor shall execute a RealCo Release Notice instructing the Escrow Agent to release the Transfer Instruments with respect to each Exchanged Asset to the Real Estate SPE that owns such Exchanged Asset. Following the release of Transfer Instruments to a Real Estate SPE in accordance with this Section 6.03(d), such Real Estate SPE shall be permitted to distribute such Exchanged Asset to the Company for further distribution to its member and the applicable SPE Lease and Master Lease shall be terminated with respect to such Exchanged Asset.

(e) To the extent that, following the distribution of Real Estate Assets in accordance with Section 6.03(d), any Real Estate SPE would become a Released SPE, then (i) the Company and the RE Investor shall execute a RealCo Release Notice instructing the Escrow Agent to release to the Company the Transfer Instruments with respect to such Released SPE(s), (ii) the Company shall distribute such Released SPE(s) to its member (iii) the Real Estate SPE Operating Agreement of such Released SPE(s) shall be amended and restated and the RE Investor shall no longer be a Special Non-Economic Member thereof and (iv) if any such Released SPEs are distributed by the Company, the Master Lease will terminate with respect to the Real Estate Assets held by such Released SPEs and the applicable SPE Leases may thereafter be terminated.

SECTION 6.04 Indemnification

(a) Indemnification. Subject to the terms, conditions and limitations of this Section 6.04, the Company and each other Indemnifying Person shall, jointly and severally, indemnify

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and hold harmless each Indemnified Person from and against any Withdrawal Liability and/or Accumulated Funding Deficiency Liability, as applicable, imposed on, or incurred by, such Indemnified Person in connection with a Withdrawal Liability Event and/or an Accumulated Funding Deficiency Event, as applicable, arising prior to the Expiration Date, along with all reasonable costs and expenses incurred by such Indemnified Person in connection with the same.

(b) Non-Duplication. No Indemnifying Person shall be liable under this Section 6.04, to make any payment in connection with any Claim made against any Indemnified Person to the extent any of such Indemnified Person has otherwise actually received payment of the amounts otherwise indemnifiable under this Section 6.04 pursuant to the Transaction Documents. Notwithstanding any provision of this Section 6.04 or any other Transaction Document, no Indemnified Person shall be entitled to indemnification under this Section 6.04 with respect to any liability if any such indemnification would constitute a duplicative payment of amounts recovered pursuant to any other Transaction Document.

(c) Cooperation. An Indemnified Person shall reasonably cooperate with each Indemnifying Person with respect to resolving any Withdrawal Liability Claim and/or Accumulated Funding Deficiency Claim, as applicable.

(d) Sole Remedy. The indemnification provisions contained in this Section 6.04 provide the sole and exclusive remedy as to any claim by an Indemnified Person to be indemnified for Withdrawal Liability and/or Accumulated Funding Deficiency Liability, as applicable. The RE Investor hereby waives, on behalf of itself and each other Indemnified Person, any other rights or remedies that may arise under any applicable Law or other Transaction Agreement, and shall refrain from, directly or indirectly, asserting any Action of any kind against any Person, relating to indemnification for Withdrawal Liability and/or Accumulated Funding Deficiency Liability, as applicable.

(e) Claims Procedure. Within seven (7) Business Days of receipt by an Indemnified Person of a Withdrawal Liability Claim and/or an Accumulated Funding Deficiency Claim, as applicable, that has been made or threatened in writing to be made specifically against one or more Indemnified Persons but not the Company or another Indemnifying Person, the Indemnified Person shall provide the Company with a Claim Notice, together with a copy of any written Withdrawal Liability Claim and/or an Accumulated Funding Deficiency Claim, as applicable, and any supporting documents reasonably available to such Indemnified Person; provided that, the failure of an Indemnified Person to deliver a timely Claim Notice to the Company shall not affect the indemnification provided hereunder. Any dispute regarding the Indemnified Person’s entitlement to indemnification in connection with a Claim Notice shall be resolved by any legally available means consistent with the provisions of this Section 6.04 or as otherwise agreed in writing between the parties.

(f) Control of Claim.

(i) The Company shall have the sole right to represent the interests of the Indemnified Person relating to any Withdrawal Liability Claim and/or any Accumulated Funding Deficiency Claim, as applicable, to employ counsel of its choice at its own expense, and to settle any issues and to take any other actions in connection with such proceedings, subject, in each

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case, to a duty of good faith and a standard of commercial reasonableness; provided that, the Company shall timely inform the Indemnified Person of the status of any such proceedings, shall timely provide the RE Investor (at the Company’s cost and expense) with copies of any pleadings, correspondence, and other documents as the RE Investor may reasonably request, and, upon the reasonable request by the RE Investor, shall consult with the RE Investor regarding the status of any such proceedings and shall reasonably consider any recommendations from the RE Investor regarding suggested actions to be taken in connection with such proceedings; provided, further, that, the Company’s right to represent the interest of the Indemnified Persons relating to any Withdrawal Liability Claim and/or any Accumulated Funding Deficiency Claim, as applicable, to employ counsel of its choice at its own expense, and to settle any issues and to take any other actions in connection with such proceedings shall cease upon the insolvency of the Company.

(ii) No Indemnified Person shall admit, or agree to the imposition of, any Withdrawal Liability and/or an Accumulated Funding Deficiency Liability, as applicable, or otherwise settle, compromise or discharge, any Withdrawal Liability Claim and/or an Accumulated Funding Deficiency Claim, as applicable, without the Company’s prior written consent, which shall not be unreasonably withheld. The Company, on behalf of each Indemnified Person, shall have the sole authority to settle, compromise or discharge any Withdrawal Liability Claim and/or an Accumulated Funding Deficiency Claim, as applicable; provided, that, the Company’s authority to settle, compromise or discharge any Withdrawal Liability Claim and/or any Accumulated Funding Deficiency Claim, as applicable, shall cease upon the insolvency of the Company.

ARTICLE VII

Conditions to Closing

SECTION 7.01 Conditions to the Obligations of the Company and the RE Investor. The respective obligations of each of the Company and the RE Investor to effect the Transactions are subject to the satisfaction or (to the extent permitted by Law) waiver by each of the Company and the RE Investor on or prior to the Closing Date of the following conditions:

(a) (i) No Governmental Entity shall have issued any order, decree or ruling, (ii) no Action shall have been commenced by a Governmental Entity seeking any order, decree or ruling and (iii) no Law shall be in effect, in any case, enjoining, restraining or otherwise prohibiting any of the Transactions; and

(b) The Equity Closing shall have occurred substantially concurrently with the Closing.

SECTION 7.02 Conditions to the Obligations of the Company. The obligations of the Company to effect the Transactions are further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company on or prior to the Closing Date of the following conditions:

(a) all representations and warranties of the RE Investor set forth in this Agreement shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “material adverse effect” set forth in such representations and warranties) in all

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material respects at and as of the Closing Date, with the same force and effect as if made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on such earlier date);

(b) the RE Investor shall have duly executed and delivered to the Company the RealCo Governing Documents, the Escrow Agreement and the Indemnification Agreement; and

(c) the Company shall have received a certificate, signed by a duly authorized officer of the RE Investor, certifying as to the matters set forth in Sections 7.02(a).

SECTION 7.03 Conditions to the Obligations of the RE Investor. The obligations of the RE Investor to effect the Transactions are further subject to the satisfaction or (to the extent permitted by Law) waiver by the RE Investor on or prior to the Closing Date of the following conditions:

(a) (i) the representations and warranties of the Company set forth in Article III hereof (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation or qualification as to “materiality” set forth in such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall so be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Real Estate SPEs, taken as a whole and (ii) the representations and warranties of the Company set forth in Section 3.01 (Organization; Standing), Section 3.02 (Capitalization), Section 3.03 (Authority; Noncontravention), Section 3.08 (Real Property) and Section 3.09 (No Broker) (collectively the “Company Fundamental Representations”) shall be true and correct (without giving effect to any limitation or qualification as to “materiality” set forth in such representations and warranties) in all material respects at and as of the Closing Date, with the same force and effect as if made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(c) the Real Estate Reorganization shall have been consummated substantially in accordance with Exhibit A and all applicable Laws;

(d) the Company shall have (i) duly executed and delivered to the RE Investor the Escrow Agreement and (ii) delivered to the RE Investor (A) the RealCo Governing Documents (duly executed by each of the Parties thereto other than the RE Investor), (B) a duly executed copy of the Master Lease, (C) a duly executed copy of each SPE Lease, (D) a duly executed copy of the Contribution Agreement, (D) a true lease opinion from Deloitte Tax LLP regarding the Master Lease substantially in the form attached hereto as Exhibit J, (E) a true contribution

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agreement from Schulte Roth & Zabel LLP in the form attached hereto as Exhibit K and (F) a duly executed copy of the Indemnification Agreement;

(e) the RE Investor shall have received a certificate, signed by a duly authorized officer of the Company, certifying as to the matters set forth in Sections 7.03(a) and 7.03(b); and

(f) the Company shall deliver to the RE Investor evidence in form and substance reasonably satisfactory to the RE Investor that each of the RealCo Entities has been designated by ACI and its Subsidiaries as an “Unrestricted Subsidiary” pursuant to, and as such term is defined in, the ACI Indentures and the Asset-Based Revolving Facility.

SECTION 7.04 Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in Section 7.01 or Section 7.02 to be satisfied if its failure to perform in all material respects any of its obligations under this Agreement, to act in good faith or to use, in accordance with the terms of this Agreement, its required efforts to cause the Closing to occur shall have been a principal cause of the failure of such condition. The RE Investor may not rely on the failure of any condition set forth in Section 7.01 or Section 7.03 to be satisfied if the failure of the RE Investor to perform in all material respects any of its obligations under this Agreement, to act in good faith or to use, in accordance with the terms of this Agreement, its required efforts to cause the Closing to occur shall have been a principal cause of the failure of such condition.

ARTICLE VIII

Termination; Survival

SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of the Company and the RE Investor;

(b) by either the Company or the RE Investor if:

(i) the Closing should not have occurred on or prior to June 15, 2020 (the “Outside Date”);

(ii) any Governmental Entity issues an order, decree or ruling or has taken any other action permanently enjoining, restraining or otherwise prohibiting any of the Transactions and such order, decree, ruling or other action shall have become final and nonappealable;

(iii) the Investment Agreement is terminated in accordance with its terms;

(c) by the RE Investor upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that any of the conditions set forth in Section 7.01 or 7.03 would not be satisfied and such breach or condition is not curable or, if curable, is not cured on or prior to the earlier of (x) the date which is 15 days following written notice thereof is given by the RE Investor to the Company and (y) the Outside Date; and

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(d) by the Company upon written notice to the RE Investor, if there has been a breach of any representation, warranty, covenant or agreement made by the RE Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that any of the conditions set forth in Section 7.01 or 7.02 would not be satisfied and such breach or condition is not curable or, if curable, is not cured on or prior to the earlier of (x) the date which is 15 days following written notice thereof is given by the Company to the RE Investor and (y) the Outside Date;

provided, however, that the right to terminate this Agreement pursuant to Sections 8.01(b), (c) and (d) shall not be available to any party to this Agreement whose material breach of any of its representations, warranties, covenants or agreements contained in this Agreement (or, with respect to Section 8.01(b)(iii), the Investment Agreement, it being understood that a breach by the Equity Investor of its representations, warranties, covenants or agreements under the Investment Agreement shall be deemed a breach by the RE Investor for purposes of this proviso and a breach by ACI of its representations, warranties, covenants or agreements under the Investment Agreement shall be deemed a breach by the Company for purposes of this proviso) shall have been the principal cause of, or shall have resulted in, the failure of any such condition.

SECTION 8.02 Effects of Termination. In the event of the termination of this Agreement as provided for in Section 8.01, this Agreement shall forthwith become wholly void and of no further force and effect without any liability or obligation on the part of the Company or the RE Investor, except that the this Section 8.02 and Article IX (other than Section 9.04) shall survive any termination of this Agreement; provided that the termination of this Agreement shall not relieve any party hereto from any liability for any willful and material breach by a party of the terms and provisions of this Agreement.

SECTION 8.03 Survival. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. The representations and warranties made herein shall survive for twelve (12) months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement; and provided further that any representation or warranty contained in this Agreement shall survive until the resolution of a pending claim in the event a claim surrounding such representation or warranty has been brought in good faith before the expiry thereto pursuant to this provision. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires.

SECTION 8.04 Limitation on Damages. Notwithstanding any other provision of this Agreement, except in the case of fraud or pursuant to Section 6.04, no party shall have any liability to the other in excess of the sum of (a) the Purchase Price and (b) the Purchase Price (as defined in the Investment Agreement) (such sum, the “Aggregate Purchase Price”), and no party shall be liable for any speculative, special or punitive damages with respect to this Agreement, provided that nothing in this Section 8.04 shall impair or limit a party’s rights

36

set forth in Section 9.05. Notwithstanding the foregoing, except in the case of fraud, the aggregate liability of (x) the Company pursuant to this Agreement and ACI pursuant to the Investment Agreement and (y) the RE Investor pursuant to this Agreement and the Equity Investors pursuant to Investment Agreement shall, each case, not exceed the Aggregate Purchase Price.

SECTION 8.05 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Company, and, subject only to the specific contractual provisions hereof, no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, by email (which is confirmed) or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses or emails (or at such other address or email for a party as shall be specified by like notice):

(a)	If to the Company:

ACI Real Estate Company LLC

c/o Albertsons Companies, Inc.

250 Parkcenter Blvd.

Boise, ID 83706

Attention: Robert A. Gordon, Esq.

Email: robert.gordon@albertsons.com

37

with a copy to (which copy alone shall not constitute notice):

Schulte, Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: Stuart D. Freedman, Esq.

Email: stuart.freedman@srz.com

(b) If to the RE Investor:

Al RE Investor Holdings, LLC

c/o, Apollo Hybrid Value Management, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Attention: Justin Korval;

                 Craig Horton

Email: jkorval@apollo.com;

           chorton@apollo.com

with a copy to (which copy alone shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention: Brian P. Finnegan, Esq.

Email: bfinnegan@paulweiss.com

SECTION 9.02 Amendments, Waivers, etc.. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party against whom such amendment or waiver shall be enforced The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

SECTION 9.03 Counterparts. This Agreement may be executed in two or more identical counterparts (including by electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by electronic transmission or otherwise) to the other parties.

SECTION 9.04 Further Assurances. Each party hereto shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate or implement the Transactions.

SECTION 9.05 Governing Law; Specific Enforcement; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be construed in accordance with and governed for all purposes by the internal substantive Laws of the State of New York

38

applicable to contracts executed and to be wholly performed within the State of New York without giving effect to principles of conflicts of Law.

(b) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, in each case without proof of damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Without limitation of the foregoing, the parties hereby further acknowledge and agree that prior to the Closing, the Company (with respect to the RE Investor) and the RE Investor (with respect to the Company) shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by the RE Investor (in the case of the Company) and by the Company (in the case of the RE Investor) under this Agreement (including, as applicable, to cause (i) the RE Investor to consummate the Closing and to make the payments contemplated by this Agreement and (ii) the Company to consummate the Closing and to issue the Investor Exchange Right contemplated by this Agreement) in addition to any other remedy to which the Company or the RE Investor (as applicable) is entitled at law or in equity, including the Company’s and the RE Investor’s right to terminate this Agreement and seek money damages in accordance therewith; provided that if a judgment specifically enforcing the terms and provisions of this Agreement is awarded by any court of competent jurisdictions, the Company or the RE Investor (as applicable) shall not also be entitled to receive any other remedy. Each party further agrees that it shall not take any position in any legal proceeding concerning this Agreement that is contrary to the terms of this Section 9.05. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

(c) EACH OF THE PARTIES AGREES THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT BETWEEN THE PARTIES, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN ANY FEDERAL COURT OF NEW YORK OR ANY STATE COURT LOCATED IN NEW YORK COUNTY, IN THE STATE OF NEW YORK AND EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH IN SECTION 9.01 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUCH ACTION OR PROCEEDING.

39

(d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, CLAIM OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.05(d).

SECTION 9.06 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. The words “made available to the RE Investor” and words of similar import refer to documents (a) posted to the Data Room by or on behalf of the Company on or prior to the date two Business Days prior to the date hereof or (b) delivered in person or electronically to the RE Investor prior to the date hereof. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as specifically stated herein, any agreement, instrument, statute, rule or regulation defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, rules or regulations) by succession of comparable successor statutes, rules or regulations and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its successors and permitted assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

SECTION 9.07 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other

40

provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

SECTION 9.08 No Third-Party Beneficiaries. Except as provided in Section 8.05, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise.

SECTION 9.09 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that RE Investor may assign its rights under this Agreement and the Related Agreements, in whole or in part, to any of its Affiliates without the prior written consent of the Company; provided, that, the RE Investor will remain liable for all of its obligations under this Agreement.

SECTION 9.10 Acknowledgment of Securities Laws. The RE Investor hereby acknowledges that it is aware, and that it will advise its Affiliates and Representatives who are provided material non-public information concerning the Company or its securities, that the United States securities Laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

SECTION 9.11 Entire Agreement. This Agreement (including the Exhibits hereto and the Company Disclosure Letter), together with the other Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof.

[Remainder of page intentionally left blank]

41

IN WITNESS WHEREOF, the parties hereto have executed this Real Estate Agreement as of the day and year first above written.

COMPANY:

ACI REAL ESTATE COMPANY LLC

By:	/s/ Laura A. Donald
Name: Laura A. Donald
Title: Secretary

[Signature Page to Real Estate Agreement]

RE INVESTOR:

AL RE INVESTOR HOLDINGS, LLC

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

[Signature Page to Real Estate Agreement]

EXHIBIT E

Master Lease

UNITARY MASTER SUBLEASE

THIS LEASE CONSTITUTES A SINGLE AND INDIVISIBLE UNITARY MASTER

SUBLEASE AS TO ALL OF THE LEASED PROPERTIES

UNITARY MASTER SUBLEASE

between

[_______________________],

as Landlord

and

Those Entities Set Forth on Schedule I, collectively,

as Tenant

Dated: [__________ __, 2020]

Project Bronco: Unitary Master Sublease

UNITARY MASTER SUBLEASE

Table of Contents

1.	Definitions	1

2.	Term	11

3.	Rent	13

4.	Tenant’s Fixtures	18

5.	Covenants of Landlord	19

6.	Condition of the Premises	19

7.	Construction and Alteration of Improvements on the Leased Properties; Signs	19

8.	Building and Common Area Development	24

9.	Easements	25

10.	Common Area Maintenance	27

11.	Taxes and Assessments	28

12.	Tenant’s Repairs	33

13.	Landlord’s Repairs	35

14.	Use; Environmental	36

15.	Indemnification and Insurance	40

16.	Casualty	44

17.	Condemnation	50

18.	Assignment and Subletting	52

19.	Default	56

20.	Notices	62

21.	Holdover	64

22.	Estoppel Certificates	65

23.	Attorney’s Fees	65

24.	Memorandum of Lease	66

25.	Mortgage	67

26.	Declaration and CAMA	68

27.	Financial Statements	68

28.	Substitution of Leased Properties	70

i

29.	Landlord Assignment	77

30.	Additional Covenants	80

31.	General Provisions	81

32.	Guaranty	85

33.	Conveyance of Fuel Facilities Parcel	85

34.	Use of Fuel Facilities Parcel	88

35.	Force Majeure	88

36.	Access	88

37.	Liability of Landlord; Landlord’s Rights Under Lease	88

38.	Brokers	89

39.	Intent	90

40.	Local Laws	92

41.	Confidentiality	93

42.	New Leased Properties and Removal of Leased Properties	93

ii

UNITARY MASTER SUBLEASE

THIS UNITARY MASTER SUBLEASE (as amended, restated, replaced, supplemented, or otherwise modified from time to time in accordance herewith, this “Lease”) is made as of the [__] day of [________], 2020 (the “Effective Date”), by and between [_____________________], a [_____________________] (together with its permitted successors and permitted assigns, “Landlord”), and the entities listed on Schedule I hereof (together with their respective permitted successors and permitted assigns, collectively, “Tenant”).

1.	Definitions.

The following terms as used in this Lease shall have the meanings hereinafter set forth:

1.1 “Affiliate” means in relation to any Person, any other Person: (i) directly or indirectly controlling, controlled by, or under common control with, the first Person; (ii) directly or indirectly owning or holding thirty (30) percent or more of any equity interest in the first Person; or (iii) thirty (30) percent or more of whose voting stock or other equity interest is directly or indirectly owned or held by the first Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, the Affiliates of any Person that is an entity shall include all natural persons who are officers, agents, directors, members, partners, or employees of the entity Person.

1.2 “Alteration” means any repairs, additions, alterations or improvements to the Leased Properties or any Improvements.

1.3 “Applicable Rent Reduction Percentage” means, with respect to any Leased Property, a fraction, the numerator of which shall be the dollar amount allocated to such Leased Property for such applicable Lease Year on Schedule 3.1 attached hereto, and the denominator of which shall be the total dollar amount allocated to all Leased Properties for such applicable Lease Year on Schedule 3.1 attached hereto that are then subject to this Lease.

1.4 “Bankruptcy Code” means Title 11 of the United States Code, 11 U,S.C. Sec. 101 et seq., as amended.

1.5 “Building” means those certain buildings and docks on the Leased Property together with any replacement thereof and all Alterations thereto.

1.6 “CAMA” means any existing common area maintenance agreement of record affecting the Leased Property, as amended from time to time.

1.7 “Change of Control” means a change in control resulting from direct or indirect transfers of voting stock or partnership, membership, or other ownership interests, whether in one or a series of transactions. For purposes of this definition, the word “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Tenant, and a Change of Control will occur if any of the following occur: (i) any merger or consolidation by Tenant with or into any other entity and Tenant is not the surviving entity; or (ii) if any “Person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, subsequent to the Effective Date, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of Tenant representing 50% or more of the combined voting power of Tenant’s then outstanding securities (other than indirectly as a result of the redemption by Tenant, as applicable, of its securities).

1.8 “Cleanup Standard” means the applicable concentration, amount or presence of Hazardous Materials in Environmental Media allowed by Environmental Law at the Leased Property for commercial use of the Leased Property, including the commercial use of the Leased Property on the Effective Date, provided that if applicable Environmental Law in the jurisdiction for the Leased Property at issue does not specify a cleanup standard for commercial properties, then the Cleanup Standard shall mean the concentration, amount or presence of Hazardous Materials allowed by Environmental Law with respect to the use of the Leased Property at issue.

1.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.10 “Common Area” means those areas on the Leased Properties which are not from time to time actually covered by a Building. Canopies which extend over the Common Area, together with any columns or posts supporting same, shall be deemed to be a part of the building to which they are attached and not a part of the Common Area.

1.11 “CPI” means the Consumer Price Index which is designated for the applicable month of determination as the United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, with a base period equaling 100 in 1982-1984, as published by the United States Department of Labor’s Bureau of Labor Statistics or any successor agency. In the event that the Consumer Price Index ceases to be published, its successor index as published by the same governmental authority which published the Consumer Price Index shall be substituted and any necessary reasonable adjustments shall be made by Landlord and Tenant in order to carry out the intent of this Lease. In the event there is no successor index, Landlord shall reasonably select an alternative price index that will constitute a reasonable substitute for the Consumer Price Index.

1.12 Declaration” means any existing reciprocal easement agreement of record, declaration of record, or development agreement of record, affecting all or any portion of a Leased Property, as amended from time to time.

1.13 “EBITDA” means the earnings before interest, taxes, depreciation, and amortization calculated on a trailing twelve month basis in accordance with GAAP.

1.14 “Environmental Conditions” means the conditions of Environmental Media and the conditions of all or any part of a Leased Property that affect Environmental Media or that are related to Hazardous Materials.

1.15 “Environmental Laws” means any federal, state or local law (including common law), statute, ordinance, permit condition, written policy having the force of law, rule or regulation regarding Hazardous Materials, public or worker health or safety with regard to Hazardous Materials, natural resources, protection of Environmental Media, or protection of the indoor or outdoor environment, together with all rules and regulations promulgated thereunder, all present or future amendments thereto and all administrative or judicial orders promulgated under or implementing the foregoing, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act, the Clean Water Act, the Clean Air Act, and the Resource Conservation and Recovery Act, and any equivalent state laws or regulations implementing those statutes.

1.16 “Environmental Media” means soil, fill, or other geologic materials, groundwater, surface water including storm water, and sewerage, and indoor and outdoor air.

1.17 “ERISA” means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder.

1.18 “Fuel Center Equipment” means any equipment used for or associated with a retail convenience store or kiosk or the storage and/or sale of motor fuels, including, without limitation, underground storage tanks, aboveground storage tanks, gasoline canopies, motor fuel dispensers, overflow protection equipment, leak detection equipment, pumps and compressors, and associated piping and the fuel facility canopy.

1.19 “Governmental Authority” means any federal, state, county, municipal and other governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over all or any portion of a Leased Property or Tenant.

1.20 “Guarantor” means, collectively, and jointly and severally, the entities listed on Schedule 1.20 attached hereto, together with their respective permitted successors and permitted assigns.

1.21 “Hazardous Materials” means any hazardous or toxic substance, pollutant, contaminant, waste or materials defined or regulated as hazardous or toxic under, or which gives rise to liability under, any Environmental Laws, petroleum and petroleum products, asbestos, polychlorinated biphenyls (“PCBs”), urea-formaldehyde, radon, mold or fungi that has a significant adverse effect on human health or property, and any underground storage tanks currently or previously containing any substance described in this definition.

1.22 “Improvements” means all Buildings, structures, and other improvements of every kind now or hereafter located on or under the Land, including alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on site and off site to the extent Landlord has obtained any interest in the same), parking areas, and roadways appurtenant thereto.

1.23 “Insurable Value” means the replacement cost of the insured item.

1.24 “Land” means all tracts, pieces, and parcel(s) of property or properties located at the street addresses and descriptions respectively set forth in Schedule II and all easements, rights, and appurtenances relating to each such property, as applicable.

1.25 “Landlord” has the meaning set forth in the introductory paragraph of this Lease.

1.26 “Landlord Parties” means, collectively, (i) Landlord, Affiliates of Landlord, Landlord’s Lenders and any Landlord’s mortgagee, and (ii) any members, partners, shareholders, officers, directors, employees, agents, attorneys, contractors, affiliates, successors or assigns of any of the foregoing.

1.27 “Landlord Party’s Gross Negligence” means the gross negligence or willful misconduct of such Landlord Party (provided, however, that the term “gross negligence” shall not include gross negligence imputed as a matter of law to Landlord solely by reason of its interest in the Leased Properties or the failure to act by Landlord or anyone acting under its direction or control or on its behalf, in respect of matters that are or were the obligation of Tenant under this Lease).

1.28 “Landlord’s Lenders” means any persons or entities providing financing to Landlord.

1.29 “Laws” means all laws, statutes, rules, regulations, ordinances, and other pronouncements (including, without limitation, guidance documents) having the effect of law of any Governmental Authority which are applicable to all or any portion of a Leased Property and shall include Environmental Laws. “Law” shall be the singular reference to Laws.

1.30 “Lease Year” means (i) if the Rent Commencement Date is the first day of a calendar month, the twelve (12) calendar month period commencing on the Rent Commencement Date and ending at 11:59 p.m. on the day immediately preceding the first (1st) anniversary of the Rent Commencement Date, and each succeeding twelve (12) calendar month period during the Term of this Lease; or (ii) if the Rent Commencement Date is not the first day of a calendar month, the twelve (12) calendar month period commencing on the first day of the first calendar month following the Rent Commencement Date and ending at 11:59 p.m. on the day immediately preceding the first (1st) anniversary of such date, and each succeeding twelve (12) calendar month period during the Term of the Lease, provided, however, that if the Rent Commencement Date is a day other than the first day of a calendar month, the first Lease Year shall include the period from the Rent Commencement Date through the last day of the calendar month during which the Rent Commencement Date occurs.

1.31 “Leased Properties” means, collectively, the Land and the Improvements (and the Land and the Improvements with respect to only one of the locations described in Schedule II, a “Leased Property”).

1.32 “Lienholder” means any mortgagee under a mortgage or a trustee or beneficiary under a deed of trust constituting a lien on all or any portion of a Leased Property.

1.33 “Losses” means all losses, claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, remedies, choses in action, liabilities, costs, penalties, fines, damages, injuries, judgments, forfeitures, or expenses (including reasonable attorneys’, consultant, testing and investigation and expert fees and court costs), whether known or unknown, liquidated or unliquidated, or direct or indirect.

1.34 “Noxious Use” has the meaning set forth on Schedule 1.34.

1.35 “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

1.36 “Permitted Exceptions” means those easements, restrictions, liens and encumbrances of any of the Leased Properties of record as of [___________, 2020]1, any Mortgage, and any other easements, restrictions, liens and encumbrances to which Tenant gives, or is deemed to have given pursuant to and in accordance with the terms of this Lease, its written consent during the Term, or which have been requested or caused by Tenant, or which are otherwise required pursuant to the terms of this Lease.

1.37 “Permitted Materials” means (a) Hazardous Materials which are present at the Leased Property in compliance with Environmental Laws for use in the ordinary course of business for a use permitted hereunder (and not for any Noxious Use); and (b) Hazardous Materials which are motor fuels (and components thereof and additions thereto) stored or dispensed through any Fuel Center Equipment in compliance with Environmental Laws, petroleum products for retail sale, batteries or energy and electricity storage, transmission and dispensing equipment used for the energizing of automobiles and other vehicles, and other commercial products in retail packaging or containers for sale that constitute or contain Hazardous Materials which are in compliance with Environmental Laws, or cleaning, maintenance and office supplies in reasonable commercial quantities utilized in the ordinary course of Tenant’s business that constitute or contain Hazardous Materials which are in compliance with Environmental Laws.

[1]	Note to Draft: Transaction closing date to be inserted.

1.38 “Person” means individuals, partnerships, firms, associations, corporations, trusts, governmental agencies, administrative tribunals or any other form of business or legal entity.

1.39 “Petition” means a petition in bankruptcy (including any such petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief) under the Bankruptcy Code, or under any other present or future federal or state statute, law or regulation of similar intent or application.

1.40 “Prohibited Landlord Transferee” means any Person, or any Person that directly controls, is controlled by, or is under common control with, a Person whose (x) business consists primarily of the retail sale of food and alcohol for off-premises consumption, drug store or any combination thereof; and (y) such Person operates such business either nationally operating one hundred and fifty (150) stores or more or regionally operating fifteen (15) stores or more, in each case, excluding, however, financial investors in real property (e.g., pension funds, life insurance companies, equity funds, and other investors or others engaged in making, purchasing, holding or otherwise investing in real property in the ordinary course).

1.41 “Release” means any active, passive or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into any Environmental Media.

1.42 “Remedial Activities” means any response action, investigation, work plan preparation, removal, repair, cleanup, abatement, remediation, monitored natural attenuation, remedial activity or other activity of any kind to necessary to (i) assess Environmental Conditions, or (ii) take action with regard to Environmental Conditions but with regard to this Section 1.39(ii), in each case, only to the extent required to achieve the Cleanup Standard or otherwise comply with valid and enforceable orders by any Governmental Authority.

1.43 “Rent” means the Annual Rent and the Additional Rent specified and provided for in this Lease.

1.44 “Rent Commencement Date” means the Effective Date of this Lease.

1.45 “Structural Alteration” means (i) Alterations that remove or materially alter a load-bearing wall in or around the Building the cost of which is reasonably expected to exceed $1,000,000 per Leased Property (which amount shall be increased annually based on increases in CPI) (provided, however, an Alteration that includes a new or updated outside façade or includes the treatment of aesthetic elements of a load-bearing wall shall not be deemed a Structural Alteration solely because of the costs of such new or updated outside façade or treatment of aesthetic elements (any such costs, “Cosmetic Costs”) (as opposed to the costs of actually removing or materially altering a load-bearing wall in or around the Building), which Cosmetic Costs shall not be counted against the $1,000,000 (as increased by CPI) threshold referenced in this clause (i)), (ii) Alterations that, when considered with all other previous Alterations, permanently decrease the footprint of the Building by more than five percent (5%) of such Building’s square footage as of the Effective Date (provided that any decrease in the footprint of the Building that results in a diminution in value of the Leased Property shall be deemed a “Structural Alteration” hereunder) or (iii) Alterations that have a material adverse affect on the structural integrity of the Building.

1.46 “Tenant” has the meaning set forth in the introductory paragraph of this Lease.

1.47 “Tenant’s Property” means any trade fixtures, equipment, furniture, inventory and other personal property of Tenant at a Leased Property.

1.48 “Use” means the receipt, handling, generation, storage, treatment, recycling, disposal, transfer, transportation, introduction, or incorporation into, on, about, under or from the Leased Property.

2. Term.

2.1 Landlord leases and Tenant rents the Leased Properties upon the terms and conditions of this Lease for a primary term commencing on the Rent Commencement Date and expiring on the twentieth (20th) anniversary of the last day of the month in which the Rent Commencement Date occurs provided that if RE Investor (defined below) exercises the “Investor Exchange Right” as defined and provided in that certain Real Estate Agreement (“Real Estate Agreement”) dated [__________] and entered into by and between ACI Real Estate Company LLC, a Delaware limited liability company and Al RE Investor Holdings, LLC, a Delaware limited liability company (“RE Investor”), then the primary term shall expire on the twentieth (20th) anniversary of the last day of the month in which the sale of the “Selected SPEs” or the “Real Estate Assets” held by such “Selected SPEs” is consummated as contemplated in Section 5.02(e) of the Real Estate Agreement (the “Primary Term”), unless earlier terminated pursuant to the terms of this Lease.

2.2 Tenant, by giving Landlord at least twelve (12) months written notice (an “Option Exercise Notice”) before the expiration of the applicable Primary Term or Option Term (as hereinafter defined) then in effect, may extend the term of this Lease with respect to any or all of the Leased Properties then leased hereunder, by eight (8) consecutive periods of extension terms of five (5) years each for each Leased Property, each on the same terms and conditions, except length of term, as the Primary Term (each such five (5) year period is hereinafter referred to as an “Option Term” and collectively as the “Option Terms”), subject to the terms of this Lease, including without limitation Section 3.1(b) and Section 3.2 hereof. If Tenant elects not to extend the term of this Lease as to a particular Leased Property, the Lease shall terminate with respect to such Leased Property at the expiration of the applicable Primary Term or Option Term then in effect and the terms and conditions set forth in Section 2.4 hereof shall apply.

2.3 As used herein, “Term” shall mean the Primary Term and any Option Term exercised by Tenant pursuant to the terms of Section 2.2.

2.4 Wherever in this Lease the action of terminating this Lease with respect to any Leased Property (or action of similar import) is discussed, such action shall mean the termination of Tenant’s rights in and to such Leased Property only. Notwithstanding anything in this Lease, if this Lease shall be terminated by Landlord or Tenant with respect to any Leased Property in accordance with the terms and provisions of this Lease, such termination shall not affect the applicable Term of this Lease with respect to the balance of the Leased Properties not so terminated, and this Lease shall continue in full force and effect with respect to each other such Leased Property, except that the total Annual Rent payable hereunder shall be reduced by an amount equal to the product of (i) the Applicable Rent Reduction Percentage for the Leased Property as to which this Lease has so terminated, and (ii) the Annual Rent in effect at the time of such termination. Nothing contained in this Section 2.4 shall serve in any way (a) to limit Landlord’s ability, pursuant to and solely in accordance with Section 19, to terminate this Lease as set forth therein, or (b) in the event of a termination because of an Event of Default, to recover damages or otherwise exercise its remedies as provided in Section 19.

3. Rent.

3.1 Tenant shall pay during the Term of this Lease an annual rent for the Leased Properties (“Annual Rent”) as follows:

(a)	The amounts set forth on Schedule 3.1 attached hereto for each Lease Year described therein.

(b)

Beginning with each Option Term as specified in Schedule 3.1[2] and for all subsequent Option Terms, if exercised by Tenant pursuant to the terms of Section 2.2, Annual Rent shall be an amount equal to the greater of (i) the Annual Rent in effect during the immediately preceding Lease Year, or (ii) one hundred percent (100%) of fair market value rent for a supermarket use (“FMV”) for the Leased Property at the time Tenant exercises such Option Term, as determined pursuant to Section 3.2 hereof.

3.2 With respect to any Option Term which Tenant desires to exercise pursuant to the terms of Section 2.2 of this Agreement and regarding which FMV applies as provided in Section 3.l(b), Tenant shall deliver to Landlord no earlier than twenty one (21) months and no later than seventeen (17) months prior to the expiration of the Primary Term or Option Term then in effect a good faith estimate of the FMV (the “FMV Notice”). Landlord shall have thirty (30) days from receipt of the FMV Notice to send Tenant written notice disputing the FMV set forth in the FMV Notice (the “FMV Dispute Notice”). If Landlord does not deliver a FMV Dispute Notice within such thirty (30) day period, then the FMV for purposes of determining Annual Rent for such Option Term shall be as set forth in the FMV Notice. If Landlord sends the FMV Dispute

[2]

NTD: For Annual Rent, the following specific rent escalators will be used: (i) 1.5% increases each Lease Year 2-5, (ii) 0% increase Lease Years 6-10, (iii) 7.5% increases every 5 Lease Years until Fair Market Value reset at the end of the useful life as provided in a schedule, and (iv) to the greater of (a) Annual Rent in effect during the immediately preceding Lease year or (b) 100% of the fair market value rent for a supermarket use at time of exercise. Schedule 3.1 will provide for a Rent Schedule for each Leased Property.

Notice within the thirty (30) day time period set forth above, the parties shall consult and negotiate in good faith to reasonably agree on the FMV. If Landlord and Tenant do not agree as to the FMV within fifteen (15) days following Tenant’s receipt of the FMV Dispute Notice, then, Landlord and Tenant shall each, within fifteen (15) days of the expiration of such fifteen (15) day period, appoint an independent appraiser with at least 10 years’ experience in the appraisal of commercial property in the same geographical area as the Leased Property, who shall be a member of the American Institute of Real Estate Appraisers (“MAI”; and any such appraiser, an “Appraiser”), and shall each notify the other party in writing of the name and address of said Appraiser. In the event a party fails or refuses to appoint an Appraiser and provide written notice of such Appraiser’s name and address to the other party within the fifteen (15) day period, the single Appraiser appointed shall constitute the sole Appraiser for the purpose of determining the FMV. In the event both parties appoint an Appraiser in accordance with the procedures hereinabove set forth, the two (2) Appraisers shall immediately proceed to determine the FMV value and shall complete their appraisals within thirty (30) days after their appointment. If the higher of the two appraisals is no more than 110% of the lower appraisal, the FMV shall be the average of the two appraisals. If the higher of the two appraisals is more than 110% of the lower appraisal, the two Appraisers shall together within fifteen (15) days thereafter appoint a third Appraiser who shall be an MAI and shall promptly complete its appraisal, and a majority of the three (3) Appraisers shall within thirty (30) days thereafter determine the FMV. In the event the two (2) Appraisers are unable to agree upon a third Appraiser, then the parties shall consult and negotiate in good faith to reasonably agree upon a third Appraiser who shall be an MAI, and, in the event that the parties are unable to agree upon a third Appraiser within ten (10) days, then either party shall have the right, upon ten (10) days prior written notice to the other party, to apply to the MAI or to the presiding judge of the court of general jurisdiction of the county in which the Leased Property is located, or other appropriate tribunal, for appointment of the third Appraiser. In the event a majority of the three (3) Appraisers are unable to agree upon the FMV within thirty (30) days after the date of appointment of the third Appraiser, the amount obtained by averaging the three (3) appraisals shall constitute the FMV. Each party agrees to pay its respective Appraiser’s fee plus one-half (1/2) of the third Appraiser’s fee plus all costs and attorney’s fees incurred by it in any judicial proceeding or any proceeding before the American Institute of Real Estate Appraisers which is not attributable to the default of the other party. If for any reason (other than Tenant’s grossly negligent or willful failure to comply with the terms of this Section 3.2), the FMV with respect to any Option Term has not been determined prior to the date that Tenant is required to deliver an Option Exercise Notice in order to exercise its right to extend the Term for such Option Term pursuant to Section 2.2, the timeframe for Tenant to deliver such Option Exercise Notice shall be extended until the date which is thirty (30) days after the FMV has been determined pursuant to this Section; the Primary Term or Option Term then in effect shall be extended (at the Annual Rent then in effect) as necessary such that (x) any Option Term for which Tenant delivers an Option Exercise Notice shall not commence earlier than thirty (30) days after Tenant has delivered its Option Exercise Notice, or (y) if Tenant does not deliver the Option Exercise Notice, the Term shall not expire less than thirty (30) days after the time period for Tenant to deliver such Option Exercise Notice has passed.

3.3 Annual Rent shall be payable to Landlord in equal monthly installments in advance on the first day of each calendar month. Annual Rent for any partial month shall be prorated. If the Rent Commencement Date is other than the first day of a calendar month, the monthly installment of Annual Rent payable for the period from the Rent Commencement Date through the end of the calendar month during which the Rent Commencement Date occurs shall be the monthly installment of Annual Rent prorated on a daily basis, and shall be payable in advance, on the Effective Date. If the termination date of this Lease is a day other than the last day of a calendar month, the monthly installment of Annual Rent payable for the month during which such termination occurs shall be the monthly installment of Annual Rent prorated on a daily basis, and Landlord shall, promptly following any such termination, provide any applicable refund of Annual Rent to Tenant at the address set forth in Section 20.1 or such other address as Tenant may designate in writing to Landlord.

3.4 In addition to Annual Rent, Tenant shall pay as additional rent (hereinafter referred to as “Additional Rent”) during the Term any and all other sums and charges required to be paid by Tenant pursuant to this Lease, whether designated as additional rent or not, and such sums and charges shall be collectible when due as additional rent and shall be subject to all provisions of this Lease as to default in the payment of Rent; provided, however, to the extent Tenant is required to remit such sums and charges directly to a third party, Landlord shall have no right to receive such sums and charges, and Tenant shall have no obligation to remit the same to Landlord unless there is an Event of Default that has occurred and is continuing, in which case, Landlord shall have the right to receive such sums and charges to pay such third parties, and Tenant shall have the obligation to remit the same to Landlord.

3.5 This Lease is a net lease and Annual Rent and Additional Rent shall be paid without notice, demand, counterclaim, setoff, recoupment, deduction or defense, and without abatement, suspension, deferment, diminution or reduction, and subject to the exclusions in Section 11.5, all impositions of every kind or nature whatsoever relating to the Leased Properties, that may arise or become due during the Term, shall be paid by Tenant. Tenant hereby assumes and agrees to perform all duties and obligations with relation to the Leased Properties, as well as the use, operation, management, maintenance or repair thereof even though such duties and obligations would otherwise be construed to be those of the Landlord. It is the purpose and intent of Landlord and Tenant that Annual Rent shall be absolutely net to Landlord, so that this Lease shall yield, net to Landlord, the Annual Rent specified in Section 3.1 herein throughout the Term, and that except as expressly provided herein, all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Properties, including, without limitation, all costs relating to any Permitted Exceptions (including without limitation any Common Area maintenance charges, owner’s association fees, or similar charges and fees), and even if any such costs, expenses or obligations relating the Leased Properties are, pursuant to applicable Law or pursuant to a recorded agreement, the obligation of the fee owner of, or Landlord pursuant to the Prime Leases (as defined below), the Leased Property, shall be paid and performed by Tenant. Without limiting the foregoing, Tenant shall pay and discharge all claims, liabilities or obligations of any kind, fixed or contingent, known or unknown, relating to or arising in connection with the use, non-use, and ownership of the Leased Properties, whether or not such claims, liabilities and obligations accrue or are attributable to the period of time prior to the Term or during the Term; provided, however, the foregoing shall not obligate Tenant to perform any of Landlord’s express obligations under the Lease or any obligations of Landlord to Landlord’s Lender (provided that this proviso shall not limit any of Tenant’s express obligations under this Lease). Provided, however, nothing in this Section 3.5 shall be deemed to limit any Tenant rights of notice, demand, counterclaim, setoff, recoupment, deduction, defense, abatement, suspension, deferment, diminution or reduction to the extent expressly provided for in this Lease. Any amounts due by Tenant to Landlord hereunder for which no due date is expressly specified herein shall be due within thirty (30) days following the delivery to Tenant by Landlord of written notice of such amounts due. Except as otherwise expressly provided herein, in the event of nonpayment by Tenant of any Rent, Landlord shall have the same rights and remedies in respect thereof regardless of whether such Rent is Annual Rent or Additional Rent. All payments of Rent due to Landlord shall be paid at Landlord’s address or such other place as Landlord shall advise Tenant, and Landlord may require that such payments be made by ACH or other wire transfer.

4. Tenant’s Fixtures.

4.1 Tenant may install on the Leased Properties any trade fixtures and equipment Tenant deems desirable, and they shall remain Tenant’s Property. Tenant may remove any such trade fixtures and equipment, and electric charging stations, at any time during the Term of this Lease, and shall promptly repair any damage to any of the Leased Properties caused by such removal of such trade fixtures, equipment, and electric charging stations. The provisions of this Section 4.1 shall be in addition to and not in lieu of the requirements of Section 12.3. Any trade fixtures, other personal property and electric charging stations of Tenant that are left on the Leased Properties following the expiration or earlier termination of the Term shall be deemed abandoned by Tenant and may be removed, stored, disposed of or used by Landlord without payment of any compensation to Tenant.

4.2 Upon termination of this Lease Tenant may remove the compressors, refrigeration coils, and associated controls, and shall promptly repair any damage to any of the Leased Properties caused by such removal (except for ordinary wear and tear assuming commercially reasonable maintenance procedures are followed), but shall not remove any duct work or air handling equipment that could be used by Landlord in installing an alternative heating system.

5. Covenants of Landlord.

5.1 Landlord represents and warrants to Tenant as of the Effective Date that Landlord has full right and authority to enter into this Lease.

5.2 So long as Tenant is not in default under the terms of this Lease, pursuant to Article 19 hereof, Landlord covenants that throughout the Term, Tenant shall have quiet and peaceful possession of the Leased Properties and enjoy all of the rights granted herein without interference from Landlord, anyone claiming by, through or under Landlord (including without limitation any Person holding title paramount to Landlord if Landlord has caused such Person to hold same, but subject to the obligations of Tenant under, and the provisions of, this Lease, Section 25.1, any SNDA, Laws, and the Permitted Exceptions).

6. Condition of the Premises. Tenant represents to Landlord that Tenant has inspected the Leased Properties and Landlord’s title thereto and has found the same to be satisfactory for all purposes hereunder and Tenant accepts the Leased Properties in their existing condition “AS IS”, “WHERE IS”, without any representation or warranty from Landlord, subject to all legal requirements, the Permitted Exceptions, and any state of facts which an accurate survey or physical inspection of the Leased Properties might reveal, without warranties, either express or implied, “with all faults”, including, but not limited to, both latent and patent defects, and the existence of Hazardous Materials, if any. Tenant acknowledges that it or its Affiliate owned the Leased Properties prior to its acquisition by Landlord.

7. Construction and Alteration of Improvements on the Leased Properties; Signs.

7.1 Tenant may, at Tenant’s expense, and subject in each case to the terms of this Article 7 and the other provisions of this Lease (and, as applicable to a Leased Property, the Declaration and/or CAMA), raze any improvements located on the Leased Properties, construct on the Leased Properties any improvements, including, without limitation, store building(s), electrical vehicle charging stations, electrical facilities for staging home delivery vehicles, parking area(s) and free-standing signs and install any exterior signs on the Improvements, and make such Alterations as Tenant deems desirable; provided, however, that Structural Alterations shall be subject to the prior written approval of Landlord, which approval Landlord may withhold in its reasonable discretion and if Landlord fails to respond to such request containing the legend described in clause (ii) below within thirty (30) days after receipt thereof, such request shall be deemed approved.

(i) With respect to the portion of the Leased Properties that consists of the Fuel Center Equipment, or if Tenant installs Fuel Center Equipment on a Leased Property in accordance with Section 7.1(iii)(D), Tenant agrees that, to the fullest extent permitted by applicable Law, all permits, licenses and registrations necessary to the installation and operation of Fuel Center Equipment shall be maintained by Tenant in Tenant’s name as the operator of the Fuel Center Equipment and Tenant’s name as the owner of the Fuel Center Equipment. To the extent any Law imposes any obligation on both Tenant and Landlord with regard to the Fuel Center Equipment, Tenant shall fulfill such obligations on behalf of both Landlord and Tenant and with the Landlord’s reasonable cooperation. Notwithstanding any provision of this Lease, Tenant shall not install more than four (4) underground storage tanks which contain Hazardous Materials at a Leased Property without Landlord’s written approval, which Landlord may withhold in its reasonable discretion. Excluding with respect to any Leased Property or portion of any Leased Property ownership of which Landlord has conveyed to Tenant, at the end the Term or as of the termination of this Lease, Tenant shall, at its sole expense, as directed in writing by

Landlord (the “UST Removal Notice”) prior to the expiration of the Term in the event of default, or not later than one hundred and twenty (120) days prior to the end of the Term, remove all, or any part of, the Fuel Center Equipment from the Leased Property, in accordance with Laws, and as further directed in writing by Landlord in the UST Removal Notice, either install paving material in the area, from which such Fuel Center Equipment was removed which shall be the same type of paving material as was present before the Fuel Center Equipment removal or backfill any excavation to grade with compacted gravel, otherwise repair any damage to the Leased Property caused during the removal of such Fuel Center Equipment and perform any necessary Remedial Activities in connection with such removal to the extent Remedial Activities are required by Environmental Law. Any Fuel Center Equipment remaining on a Leased Property at the end of the Term or as of the termination of this Lease, except for Fuel Center Equipment required to be removed under the foregoing sentence, shall be deemed abandoned by Tenant and may be removed, stored, disposed of or used by Landlord without payment or compensation to Tenant.

(ii) To the extent Landlord’s consent is required as provided for in this Article 7, Landlord shall approve or disapprove any proposed Structural Alterations within thirty (30) days after receipt of Tenant’s request for approval (and if Landlord fails to respond to such request within such thirty (30)-day period, then such request shall be deemed approved; provided, that Tenant’s request for consent shall have contained a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters stating “NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LEASE. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO

THIS REQUEST FOR APPROVAL IN WRITING WITHIN THIRTY (30) DAYS, YOUR APPROVAL SHALL BE DEEMED GRANTED.” ). If Landlord disapproves any proposed Structural Alterations, Landlord shall provide Tenant with a written explanation of the reason for such disapproval. Landlord shall have the right to reasonably require that Tenant maintain insurance with respect to any Structural Alterations, in addition to the insurance required pursuant to Articles 15 and 16 of this Lease (subject to Tenant’s right to self-insure as provided for in Section 16.10). Landlord shall have the right to post and keep posted on the Leased Property such notices as may be provided or required by applicable Law to disclaim responsibility for any construction on the Leased Property.

(iii) Subject in each case to the terms of this Article 7 and the other provision of this Lease (and, as applicable to a Leased Property, the Declaration and/or CAMA), on the portion of the Leased Properties that do not include the Buildings, Tenant shall have the right to construct any improvements, including, without limitation, store building(s), parking area(s), free-standing signs, electrical vehicle charging stations, and electrical facilities for staging home delivery vehicles, and install any exterior signs, and otherwise make such Alterations and Structural Alterations as Tenant deems desirable; provided that (A) Tenant shall deliver prior written notice of any such activities to Landlord, (B) no such activities shall diminish the value of the Leased Property, (C) no such activities shall reduce the amount of parking or access at the Leased Property in violation of Laws; and (D) Tenant shall not install any Fuel Center Equipment as part of the foregoing without Landlord’s prior written consent, which Landlord may withhold in its reasonable discretion (provided, however, that the foregoing shall not limit the rights of Tenant to install Fuel Center

Equipment at any fuel center existing on the Property as of the Effective Date, as provided in Section 7(i)).

7.2 Notwithstanding anything else contained herein, the following conditions shall be met by Tenant when performing any and all Alterations:

(i) All Alterations shall be completed in compliance with all Laws applicable thereto, and Tenant shall promptly pay all costs and expenses of any such Alterations and shall, subject to Section 8.3, discharge all liens filed against the Leased Properties arising out of the same.

(ii) If any Alterations involve the Use, permitting, abatement or reporting of Hazardous Materials, Tenant shall prepare and retain all documentation reasonably necessary or advisable to establish that such Hazardous Materials were handled in compliance with applicable Law, including preparation of all documentation required by applicable Law in connection with such handling.

(iii) No Alterations shall be commenced until Tenant has obtained all certificates, licenses, permits, authorizations and consents required by a Governmental Authority or Permitted Exception (not including any Mortgage) which are necessary for such Alterations, and Tenant shall deliver copies of same to Landlord upon Landlord’s written request from time to time. Landlord shall reasonably cooperate with Tenant (at no cost or expense to Landlord) in obtaining any such certificates, licenses permits, authorizations and consents required in connection with any Alterations, including, without limitation, executing applications or permits as owner of title to the Leased Property.

(iv) Tenant shall perform all Alterations in a good and workmanlike manner, in accordance with the terms, provisions and conditions of this Lease, and in accordance with all Laws.

(v) All Alterations shall be performed at Tenant’s cost and expense and free of any expense to Landlord.

(vi) If required by the local Governmental Authority, upon substantial completion of any such alterations or renovations Tenant shall procure a certificate of occupancy or other written approval from the appropriate Governmental Authorities verifying the substantial completion thereof and shall provide a copy of same to Landlord.

(vii) Tenant shall deliver to Landlord written notice of any Structural Alterations that permanently decrease the footprint of the Building within thirty (30) days after completion of such Structural Alteration.

(viii) Within thirty (30) days after receipt of a written request by Landlord, Tenant shall deliver to Landlord copies of “as-built” plans for any Structural Alterations for the applicable Leased Property provided such “as-built” plans are available.

7.3 Fee title to all improvements located on the Leased Property, together with all Alterations thereto, shall be and remain the sole property of Prime Landlord (as defined below), except, at Tenant’s election, which shall be exercised in Tenant’s sole and absolute discretion, any electric vehicle charging stations.

8. Building and Common Area Development.

8.1 All Improvements shall be constructed and maintained in accordance with (i) all Laws applicable thereto and (ii) the terms and conditions of the Declaration and CAMA. Subject to Article 26 of this Lease, the Common Area shall be operated and maintained in accordance with the Declaration and CAMA. This Section 8.1 of this Lease shall only apply to those particular Leased Properties where there is a Declaration and/or CAMA in effect.

8.2 All Improvements shall be constructed and maintained in accordance with all Laws applicable thereto. The Common Area shall be kept and maintained as provided for in Section 10.2. This Section 8.2 of this Lease shall only apply to those particular Leased Properties where there is no Declaration or CAMA in effect.

8.3 Tenant shall not permit any liens to stand against the Leased Properties for any work done or materials furnished in connection with the performance of work on the Leased Properties. In the event any such lien shall nonetheless be filed, Tenant shall, within five (5) Business Days after receipt of notice of such lien, deliver written notice to Landlord thereof, and Tenant shall, within seventy-five (75) days after Tenant’s receipt of notice of such lien, discharge the same by bond or payment of the amount due the lien claimant. Tenant may in good faith contest any such lien, provided that within such seventy-five (75) day period Tenant provides Landlord with a surety bond or other form of security reasonably acceptable to Landlord protecting against said lien. In addition to the foregoing, Tenant shall indemnify, defend and hold Landlord harmless for, from and against any and all Losses arising out of or in any way connected with the performance of the applicable work (together with all penalties, fines, interest, costs, and expenses resulting from any such contest), except to the extent caused by a Landlord Party’s Gross Negligence.

9. Easements.

9.1 Each party agrees, from time to time, at the request of the other party and at the requesting party’s sole cost and expense, to (i) grant easements and other rights in the nature of easements, (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Properties, (iii) dedicate or transfer unimproved portions of the Leased Properties for road, highway or public purposes, (iv) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers; provided, however, (i) Landlord shall have the right to review and approve or deny any such request for a grant, release, dedication or transfer that affects Prime Landlord’s fee interest in the Leased Properties with such approval not to be unreasonably withheld, conditioned or delayed (provided, however, without limitation, it shall be deemed reasonable to withhold approval if such grant, release, dedication or transfer materially lessens the value of Prime Landlord’s fee interest in the Property) and (ii) Tenant shall have the right to review and approve any such request for a grant, release, dedication or transfer that affects Tenant’s leasehold interest in the Leased Properties with such approval not to be unreasonably withheld, conditioned or delayed (provided, however, without limitation, it shall be deemed reasonable for Tenant to withhold approval if such grant, release, dedication or transfer materially lessens the value of Tenant’s leasehold interest in the Leased Property or materially interferes with Tenant’s or Tenant’s assignee’s or subtenant’s, or a licensee’s use of the Leased Property). The requesting party shall provide any request for any such grant, release, dedication or transfer to the other party in writing. If the non-requesting party fails to respond to such request within thirty (30) days after receipt thereof, such request shall be deemed approved and the non-requesting party shall promptly execute such documentation evidencing the grant, release, dedication or transfer (as applicable); provided, that the requesting party’s request for approval shall have contained a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters stating “NOTICE: THIS IS A REQUEST FOR APPROVAL UNDER THE LEASE. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR

CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN THIRTY (30) DAYS, YOUR APPROVAL SHALL BE DEEMED GRANTED.” Nothing in this Section 9 prohibits a Mortgage and/or assignment of rents and leases in favor of any mortgagee under a Mortgage (each, a “Mortgagee”) so long as such Mortgage and/or assignment of rents and leases has been entered into in accordance with the terms and conditions of this Lease.

10. Common Area Maintenance.

10.1 Commencing on the Effective Date, Tenant shall maintain or cause to be maintained, at its sole cost and expense, the Common Area at all times in accordance with the Declaration and CAMA. This Section 10.1 of this Lease shall only apply to those particular Leased Properties where there is a Declaration and/or CAMA in effect.

10.2 This Section 10.2 of this Lease shall only apply to those particular Leased Properties where there is no Declaration or CAMA in effect. Commencing on the Effective Date, Tenant shall maintain or cause to be maintained, at its sole cost and expense, the Common Area at all times in good and clean condition and repair, said maintenance to include, without limitation, the following:

(A) Maintaining, repairing, resurfacing, and replacing, when necessary, all paved surfaces in a level, smooth and evenly covered condition with the type of surfacing material originally installed or such substitute as shall in all respects be equal or superior in quality, use and durability; and restriping, when necessary;

(B) Removing all snow, papers, debris, filth and refuse and thoroughly sweeping the area to the extent reasonably necessary to keep the area in a clean and orderly condition;

(C) Maintaining, repairing and replacing, when necessary, all traffic directional signs, markers and lines;

(D) Operating, maintaining, repairing and replacing, when necessary, such artificial lighting facilities as shall be reasonably required;

(E) Maintaining all landscaped areas; maintaining, repairing and replacing, when necessary, automatic sprinkler systems and water lines; and replacing shrubs and other landscaping as is necessary;

(F) Maintaining, repairing and replacing, when necessary, all Common Area walls;

(G) Maintaining, repairing and replacing, when necessary, all storm drains, sewers and other utility lines and facilities not dedicated to the public or conveyed to any public or private utility which are necessary for the operation of the buildings and improvements located in the Leased Property;

(H) Performing itself or contracting with a third party or parties to perform any of the services described herein; provided, however, that Tenant shall remain responsible and liable for the performance of all of said services in accordance with the terms of this Article 10 and for the performance of any such third party or parties under any such contract or contracts.

11. Taxes and Assessments.

11.1 Tenant shall be liable for and, to the extent permitted under applicable law, agrees to pay directly to the applicable collecting authority, as they accrue, all taxes and assessments of every type or nature levied or assessed against, imposed upon or arising with respect to (i) the Leased Properties (or any portion thereof) and Tenant’s Property, (ii) this Lease, or (iii) the rental or other payments due under this Lease, or any tax or charge levied in lieu of such taxes and assessments, in each case prior to or during the Term of this Lease, including, without limitation, any Real Estate Taxes (as defined below), excise taxes, transaction taxes, privilege taxes, license taxes, sales taxes, use taxes, rental taxes, gross income or gross receipts taxes, and other similar taxes (other than any such taxes which are imposed in lieu of franchise taxes or net income taxes), in each case whether such taxes are existing at the date hereof or are hereinafter imposed by any Governmental Authority (collectively, “Taxes and Assessments”).

11.2 Any Taxes and Assessments for the calendar year of expiration or earlier termination of the Lease shall be pro-rated so that Tenant pays only that portion of the Taxes and Assessments for such calendar year allocable to the period prior to the expiration or earlier termination of the Lease with respect to such Leased Property.

11.3 During the Term, Tenant shall be permitted to satisfy its obligation to pay any Taxes and Assessments as they accrue by paying such Taxes and Assessments prior to the earlier of delinquency or the accrual of interest on such unpaid Taxes and Assessments. Not more than once in any twelve (12) month period (within a reasonable time period following the due date of the final installment of taxes for the most recent tax year or Landlord’s written request therefor) or at any time from time to time following the written request of Landlord if Tenant is in breach of any provision of this Lease beyond any applicable notice and/or cure periods, Tenant shall provide Landlord with evidence that all Taxes and Assessments for the applicable tax year have been paid in a timely fashion. In the event any Taxes and Assessments may be legally paid in installments without any penalty, Tenant may pay such Taxes and Assessments in installments and shall be liable only for those installments which are levied or assessed with respect to periods prior to or during the Term of this Lease with such installments prorated for the calendar year of expiration or earlier termination of the Lease being prorated so that Tenant pays only that portion of any installment allocable to the period prior to the expiration or earlier termination of the Lease with respect to such Leased Property; provided that Landlord shall have the option to pay all remaining installments coming due following the Term without interest. To the extent permitted under applicable law, Tenant shall prepare and file all tax reports required by any taxing authority related to the Taxes and Assessments. All taxing authorities shall be instructed by Landlord to send all invoices for all Taxes and Assessments to Tenant. In the event that any taxing authority shall send any invoice for Taxes and Assessments to Landlord and not simultaneously to Tenant, Landlord shall, not later than thirty (30) days after its receipt of any such invoice, deliver the same to Tenant.

11.4 Without limiting any of Tenant’s other obligations set forth in this Article, Tenant shall pay to Landlord, with each payment of Rent due to Landlord hereunder, all Taxes and Assessments levied or assessed against, imposed upon or arising with respect to rental or other payments under this Lease (including any Real Estate Taxes paid to Landlord hereunder, or directly to the applicable taxing authority, in each case to the extent deemed includible in Landlord’s gross income or gross receipts but, for purposes of clarity, not including any tax imposed on net income or any franchise taxes of Landlord measured by net income or net worth) which, when added to such payment of Rent, shall yield to Landlord, after deduction of all tax payable by Landlord with respect to all such payments, a net amount that Landlord would have realized from such payment had no such tax been imposed. To the extent permitted by applicable Law, Tenant may pay any such tax directly to the taxing authority, provided (i) Tenant establishes such right to Landlord’s reasonable satisfaction prior to making any such payment, and (ii) Tenant, within ten (10) Business Days after any such payment, delivers to Landlord written evidence reasonably satisfactory to Landlord that such payment has been made. As used herein, “Real Estate Taxes” means (y) all taxes and general and special assessments and other impositions in lieu thereof, or as a supplement thereto and any other tax measured by the value of real property and assessed on a uniform basis against the owners of real property, including any substitution in whole or in part therefor due to a future change in the method of taxation, and including any increase in any of the foregoing resulting from any sale, exchange, mortgage, encumbrance or other disposition by Landlord, in each case assessed against, or allocable or attributable to, the Leased Properties and accruing during or prior to the Term and (z) all real estate transfer taxes imposed in connection with this Lease, and any and all transfer taxes assessed against, or allocable or attributable to, Leased Properties and accruing during or prior to the Term (other than as expressly stated below). For the avoidance of doubt, the term “Real Estate Taxes” shall not include any mortgage recording taxes with respect to any Mortgage.

11.5 Notwithstanding the foregoing, but without limiting the preceding obligation of Tenant to pay all Taxes and Assessments, in no event will Tenant be required to pay (i) any net income taxes of Landlord (i.e., taxes which are determined taking into account deductions for depreciation, interest, taxes and ordinary and necessary business expenses), (ii) any franchise taxes of Landlord (unless imposed by a Governmental Authority in lieu of other taxes that would otherwise be the obligation of Tenant under this Lease, including, without limitation, any “gross receipts tax” or any similar tax based upon gross income or receipts of Landlord which does not take into account deductions from depreciation, interest, taxes and/or ordinary or necessary business expenses, but not including any “gross receipts taxes” which are imposed in lieu of net income taxes), or (iii) any real estate transfer tax imposed with respect to the sale, exchange or other disposition by Landlord, in whole or in part, of the Leased Properties or

Landlord’s interest in this Lease (other than any real estate transfer, recordation or similar taxes imposed in connection with the transfer of the Leased Properties to Tenant or the termination of this Lease pursuant to the provisions of this Lease).

11.6 If Tenant fails to pay the appropriate party (Landlord or the collecting authority, as provided herein) all Taxes and Assessments when due hereunder, then Tenant shall, without limiting any other remedies available to Landlord, reimburse Landlord for any and all penalties or interest, or portion thereof, paid or incurred by Landlord as a result of such nonpayment or late payment by Tenant.

11.7 Tenant shall have the right to contest the amount or validity of all or any part of the Taxes and Assessments which Tenant is required to pay pursuant to this Lease and, for that purpose, Tenant shall have the right to file in the name of Landlord all such protests or other instruments and to institute and prosecute all such proceedings Tenant may deem necessary for the purpose of such contest; provided, however, that (i) Tenant shall first make all contested payments (which payments may be made under protest) unless such proceeding shall suspend the collection thereof, such that no part of a Leased Property or any interest therein shall be subjected thereby to sale, forfeiture or foreclosure for non-payment, (ii) Tenant delivers to Landlord prior written notice of any such contest and provides Landlord with all information reasonably requested by Landlord in connection therewith, within five (5) Business Days after receipt of Landlord’s written request, (iii) Tenant shall have furnished any security required in such proceeding to ensure payment of any such Taxes and Assessments and (iv) Tenant shall have agreed in writing to indemnify and hold Landlord harmless against the amount of any Taxes and Assessments as finally determined in any such proceeding, including any interest and penalties imposed in connection therewith. Any refund of any Taxes and Assessments Tenant has paid pursuant to this Lease shall belong to

Tenant, and Landlord agrees to pay the same to Tenant promptly in the event payment thereof is initially made to Landlord. Landlord shall within reasonable means supply requested information to Tenant for tax appeal purposes, but only information in Landlord’s possession, and at no cost to Landlord.

11.8 Any indemnity payments due to Landlord from Tenant hereunder that are attributable to liabilities, fixed or contingent, known or unknown (a) that existed as of the date hereof, or relate to periods prior to and including the date hereof, or (b) to which the Leased Properties were subject as of the date hereof, or that existed on the date hereof and ran with the Leased Properties and became a liability of the Landlord as the transferee or assignee of the previous owner of the Leased Properties, shall not be treated as additional rent or other gross income of the Landlord for federal income tax purposes but as an adjustment to the Landlord’s adjusted basis in the Leased Properties, which adjusted basis shall, prior to the receipt by Landlord of such indemnity payments, be deemed to include the amount of such liabilities. Tenant agrees that it will take no position inconsistent herewith for federal income tax purposes.

11.9 Tenant’s obligations regarding Taxes and Assessments allocable to the period prior to the expiration or earlier termination of the Lease with respect to any Leased Property under this Article 11 shall survive the termination or expiration of this Lease and shall remain in force until thirty (30) days following the expiration of the applicable statute of limitations.

12. Tenant’s Repairs.

12.1 Commencing on the Effective Date, and during the Term of this Lease, Tenant shall, at Tenant’s sole cost and expense, maintain the Leased Properties, structural and non-structural, interior and exterior, in good repair and condition, except for ordinary wear and tear

(assuming commercially reasonable maintenance procedures are followed), and will make all structural and non-structural, interior and exterior, foreseen and unforeseen and ordinary and extraordinary changes, replacements, upgrades and repairs which may be required with respect to the Leased Properties, including in order to maintain the same in good order and condition, and including pursuant to any Permitted Exception (not including any Mortgage). Tenant hereby expressly waives the right to make repairs at the expense of Landlord, which right may be provided for in any applicable Law now or hereinafter in effect. Tenant waives any right (a) to require Landlord to maintain, repair, replace, or rebuild all or any part of the Leased Properties, or (b) to make repairs at the expense of Landlord pursuant to any Laws at any time in effect.

12.2 Tenant may make Alterations to the Leased Properties (including, without limitation, installation and maintenance of signs on or about the Building) subject to the terms of Article 7 hereof. Notwithstanding anything contained herein to the contrary, Tenant shall have the right to satisfy its obligations contained in this Article 12 of the Lease without the consent or approval of the Landlord even if in doing so Tenant performs a Structural Alteration as described in clause (i) of the definition of “Structural Alteration” (except as may be required by Law, in no event shall Tenant have the right perform a Structural Alteration as described in clause (ii) or clause (iii) of the definition of “Structural Alteration” without Landlord’s prior written consent, as described in Article 7 hereof).

12.3 Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Leased Properties in the same condition in which the Leased Properties were originally received from Landlord at the commencement of the Term of this Lease, except as repaired, rebuilt, restored or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear (assuming commercially reasonable maintenance procedures have been followed) and any casualty as provided for in Article 16 of this Lease. Any removal of Tenant’s Property by Tenant shall be done in compliance with Laws.

12.4 Tenant agrees to contract, in Tenant’s name, for and pay directly to the applicable service providers all charges for electricity, gas, heat, water, telephone and other utility services used in any Leased Property during the Term of this Lease. If Tenant fails to pay the applicable service providers, as provided herein all such charges when due hereunder, then Tenant shall, without limiting any other remedies available to Landlord, reimburse Landlord for any and all penalties or interest, or portion thereof, paid or incurred by Landlord as a result of such nonpayment or late payment by Tenant. Under no circumstances shall Landlord be responsible for any interruption of any utility service except to the extent caused by a Landlord’s Party Gross Negligence.

13. Landlord’s Repairs.

13.1 Landlord shall have no duty whatsoever to maintain, alter, replace, rebuild, upgrade, or repair any portion of the Leased Properties, including any structural items, roof or roofing materials, or any aboveground or underground storage tanks. Notwithstanding the foregoing, Landlord shall be responsible for repairing any damage to the Leased Properties and any improvements or personal property located thereon to the extent caused by a Landlord Party’s Gross Negligence, subject to Section 16.5.

13.2 In the event of damage to the Leased Properties caused by a Landlord’s Party’s Gross Negligence, subject to Section 16.5, which damage it is Landlord’s duty to repair pursuant to Section 13.1 of this Lease and for which immediate action is necessary to prevent potential loss or injury to Tenant’s (or its subtenant’s or licensee’s) property or their customers, invitees, or employees, Tenant may make such repairs and Landlord shall reimburse Tenant for the reasonable and necessary cost of such repairs within thirty (30) days after receipt of request for same.

14. Use; Environmental.

14.1 Subject to the terms of this Lease, Tenant may use the Leased Properties for any lawful use (provided any required licenses and permits are maintained in connection therewith); including, without limitation, in each case if lawful, the sale of alcohol, lottery, fireworks, and the use of parking or other areas contained within the Leased Properties for short-term parking of third-parties, whether or not such uses are related to or incidental to Tenant’s primary use of the Leased Properties; provided that Tenant shall not use or permit the use, handling, generation, storage, release, disposal or transportation of Hazardous Materials, other than Permitted Materials, on, about, or under the Leased Properties, and Tenant shall cause such use, handling, generation, storage, release, disposal or transportation of Permitted Materials to be done in the ordinary course of its business and in compliance with all Environmental Laws. Pursuant to any permitted assignment of the Lease or a permitted sublease or license of all or any portion of a Leased Property, the related assignee, subtenant, or licensee may only use a Leased Property for a use permitted hereunder. Neither Tenant nor any such assignee, subtenant, or licensee shall use or permit the use of all or any portion of the Leased Properties for any Noxious Use.

14.2 Nothing in this Lease shall constitute an express or implied covenant to operate by Tenant and/or any assignee, subtenant, or licensee, or to prevent Tenant from closing a business in any Leased Property at any time after operating any such business. Notwithstanding anything contained in this Lease to the contrary, Tenant, in its sole option, may elect not to conduct business or cease to conduct business in all or portions of any Leased Property from time to time and at various times during the Term, provided Tenant shall continue to pay to Landlord Rent and perform its other obligations under this Lease.

14.3 Tenant shall, at Tenant’s sole cost and expense promptly comply with all Laws, now or hereinafter in effect, affecting the Leased Properties. Tenant shall not use or occupy the Leased Properties, or permit the Leased Properties to be used or occupied for any unlawful purpose in violation of any Law, in any manner that would violate any certificate of occupancy with respect to the Leased Properties, or in any manner which would violate any Permitted Exception (not including any Mortgage). Tenant shall, at Landlord’s reasonable request, provide Landlord with a copy of records Tenant is required by Environmental Law to maintain.

14.4 From and after the Effective Date, Tenant covenants to, and shall at its sole cost and expense, undertake all Remedial Activities necessary to comply with Environmental Laws with respect to any Release of Hazardous Materials before or after the date of this Lease, adversely affecting the Leased Properties, and shall give prompt written notice of same to Landlord. Notwithstanding the foregoing or any other provision of this Lease, in no event shall Tenant undertake any Remedial Activity that requires the imposition of: (a) any restriction on the use of the Leased Property other than one restricting use to commercial, provided that the form and wording of any such restriction required to be recorded against title to the Leased Property must be acceptable to Landlord in its reasonable discretion; or (b) the imposition of any other institutional or engineering control on the Leased Property allowed by Environmental Law without first obtaining Landlord’s written consent, which Landlord may withhold in its reasonable discretion.

14.5 Tenant shall promptly inform Landlord in writing of (a) any and all material enforcement actions, initiation of Remedial Activities, or other governmental or regulatory actions

(excluding routine actions such as permit renewals) instituted, or completed pursuant to any Environmental Laws affecting any Leased Property; (b) all material claims made in writing by any third Person against Tenant or any Leased Property relating to Hazardous Materials or Environmental Conditions affecting any Leased Property; and (c) Tenant’s knowledge of any material Release, other than by Landlord Parties, at, on, in, under or from any Leased Property. Tenant shall also supply to Landlord, within a reasonable period after receipt, copies of all written claims, complaints filed in lawsuits, and notices of violations received from third parties relating to the matters described in this Section, and supply to Landlord within a reasonable period any other documents reasonably requested by Landlord to assist it in understanding such matters, provided that Tenant shall not provide any of the foregoing that is protected by a legal privilege. Landlord agrees to keep all such information received by it confidential and shall not disclose such information to third parties other than its consultants, advisors, lenders, potential buyers of any Leased Property and their lenders (who shall similarly be obligated to keep the information confidential) or as may be required by applicable Laws or with regard to such information that is publicly available.

14.6 Tenant shall be responsible for and shall indemnify, reimburse, protect, defend, release and hold harmless all Landlord Parties from and against any and all Losses directly or indirectly arising out of or associated in any manner whatsoever with (i) the violation of any Environmental Law in connection with the Leased Properties, (ii) Environmental Conditions, not caused by Landlord, at, on, under, or from the Leased Properties during the Term (and in the event of any holding over by Tenant, during any period that Tenant occupies such Leased Property) to the extent such Environmental Conditions exceed the Cleanup Standard, are a subject of a claim, demand or other action by a Person not a Landlord Party related to Hazardous Materials, or require

Remedial Activities under Environmental Law, or (iii) Tenant’s Use or the presence of Hazardous Materials or Release of Hazardous Materials at, on, under, or from the Leased Properties during the Term (and in the event of any holding over by Tenant, during any period that Tenant occupies such Leased Property) to the extent such Use or presence results in an Environmental Condition which exceeds the Cleanup Standard, is a subject of a claim, demand or other action by a Person not a Landlord Party related to Hazardous Materials, or requires Remedial Activities under Environmental Law. Tenant’s foregoing indemnity and release includes: (a) the costs associated with Remedial Activities required by Environmental Law, (b) any fines or penalties arising from the presence or Release of Hazardous Materials and any related Remedial Activities required by Environmental Law; (c) any liability to party other than Landlord Parties arising out of the presence or Release of Hazardous Materials at the Leased Properties; (d) all direct or indirect compensatory damages, consequential or punitive damages resulting from a claim from any party other than Landlord Parties arising out of the presence or Release of Hazardous Materials; (e) for any Remedial Activities after the termination of the Lease until such time as the Cleanup Standard is achieved, including without limitation for the Rent that that would have otherwise accrued under the Lease absent such termination if the performance of the Remedial Activities prevents Landlord’s ability to lease with market terms all or a portion of the Leased Property, provided Landlord has used commercially reasonable efforts to lease with market terms the Leased Property, and provided further that if Landlord can lease with market terms a portion of the Leased Property during the performance of Remedial Activities, Tenant’s obligation to pay Rent shall be limited to the percentage of the Rent corresponding to the percentage of the Leased Property Landlord cannot lease with market terms; and (f) any action or omission or use of the Leased Properties by a subtenant or licensee. The foregoing indemnity shall apply to Tenant’s Use of Hazardous Materials irrespective of whether any of Tenant’s activities were or will be undertaken in accordance with applicable Laws. Tenant specifically agrees that it shall not sue or seek contribution from any Landlord Party in any matter relating to any Hazardous Material or Environmental Law, other than for matters resulting from Landlord’s Release of Hazardous Materials at the Leased Properties or Hazardous Materials brought to the Leased Properties by Landlord. All costs and expenses paid or incurred by Landlord for which Tenant is obligated to indemnify Landlord under this Section shall be paid promptly by Tenant to Landlord. This Article shall survive termination of this Lease. Notwithstanding anything contained in this Lease to the contrary, Tenant’s obligations under this Article 14 shall not apply to Hazardous Materials Released or brought to the Leased Properties by (w) Landlord; (x) any Person acting at the request or direction of Landlord, or directly or indirectly controlling, controlled by, or under common control with, Landlord; (y) Landlord’s Lenders; and (z) any Landlord’s mortgagee.

15. Indemnification and Insurance.

15.1 To the extent not prohibited by applicable Law, none of the Landlord Parties shall be liable for, under any circumstances, and Tenant hereby releases all Landlord Parties from, any loss, injury, death or damage to person or property (including any business or any loss of income or profit therefrom) of Tenant, Tenant’s members, officers, directors, shareholders, agents, employees, contractors, customers, invitees, or any other Person in or about the Leased Properties, from any cause or condition whatsoever; provided, however, that the foregoing release set forth in this Section 15.1 shall not be applicable to any claim against a Landlord Party to the extent, and only to the extent, that such claim is directly attributable to such Landlord Party’s Gross Negligence. Without limiting the foregoing, Tenant hereby waives any right to any consequential, special, indirect or punitive damages against any Landlord Parties arising out of any claim in connection with or related to this Lease or the Leased Properties.

15.2 In addition to any and all other obligations of Tenant under this Lease (including under any other indemnity or similar provision set forth herein), to the extent permitted by applicable Law, Tenant hereby agrees to fully and forever indemnify, protect, defend (with counsel selected by Landlord) and hold all Landlord Parties free and harmless of, from and against any and all Losses arising out of or in any way related to or resulting directly or indirectly from: (i) the use, occupancy, or activities of Tenant, its subtenants, licensee, assignees, agents, employees, contractors, invitees or any other Person in or about the Leased Properties (including without limitation any activities of Tenant, any affiliate of Tenant, or any assignee or transferee of any of them, in connection with any oil, gas or mineral rights with respect to the Leased Properties); (ii) any failure on the part of Tenant to comply with any applicable Law, including any Environmental Laws, (iii) any failure of Tenant or any Affiliate of Tenant to comply with the terms of any Permitted Exception (not including any Mortgage), including without limitation any Declaration or CAMA; (iv) any breach or default under this Lease or any breach or default by Tenant or any other party (other than Landlord) under any document or instrument delivered in connection with this Lease (including as a result of any termination by Landlord, following any default by Tenant under this Lease, of any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Leased Properties), and including any additional fees and costs, or any increased interest rate or other charges imposed by any Landlord’s Lender by reason of such breach or default (whether or not such breach or default is a default under any agreements with any Landlord’s Lender); provided, however, that without limiting the foregoing in this clause (iv), nothing herein shall be deemed to make Tenant a guarantor of Landlord’s loan obligations to any Landlord’s Lender; (v) any other loss, injury or damage described in Section 15.1 above; and (vi) work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in, on or about the Leased Properties. Without limiting the foregoing, (x) the indemnity set forth in this Section 15.2 includes direct or indirect, compensatory, consequential, special and punitive damages, (y) Tenant shall pay on demand all reasonable fees and costs actually incurred by Landlord (including reasonable attorneys’ fees and costs) in connection with any enforcement by Landlord of the terms of this Lease, and (z) all of the personal or any other property of Tenant kept or stored at, on or about the Leased Properties shall be kept or stored at the sole risk of Tenant. Notwithstanding the foregoing, the indemnity set forth in this Section 15.2 shall not be applicable to any claim against any Landlord Party to the extent, and only to the extent, such claim is attributable to such Landlord Party’s Gross Negligence. In no event shall any indemnification by Tenant of Landlord or any Landlord Party under this Lease be limited by the existence or policy limits of any insurance carried by Tenant.

15.3 The provisions of this Article 15 shall survive the expiration or sooner termination of this Lease. Tenant hereby waives the provisions of any applicable Law restricting the release of claims, or extent of release of claims, that Tenant does not know or suspect to exist at the time of release, that, if known, would have materially affected Tenant’s decision to agree to the release contained in this Article 15. In this regard, Tenant hereby agrees, represents, and warrants to Landlord that Tenant realizes and acknowledges that factual matters now unknown to Tenant may hereafter give rise to Losses that are presently unknown, unanticipated and unsuspected, and Tenant further agrees, represents and warrants that the release provided hereunder has been negotiated and agreed upon in light of that realization and that Tenant nevertheless hereby intends to release, discharge and acquit the parties set forth herein above from any such unknown Losses that are in any manner set forth in or related to this Lease, the Leased Properties and all dealings in connection therewith.

15.4 Tenant shall maintain commercial general and auto liability insurance covering its obligations under this Article 15 and insuring it against claims for personal injury, bodily injury or death, and property damage or destruction. The limits of liability of all such insurance shall be not less than $10,000,000 for personal injury or bodily injury or death of any one person, $10,000,000 for personal injury or bodily injury or death of more than one person in one occurrence and $10,000,000 with respect to damage to or destruction of property; or, in lieu of such coverage, a combined single limit (covering personal injury, bodily injury or death and property damage or destruction) with a limit of not less than $10,000,000 per occurrence. The auto liability coverage shall include coverage for any of Tenant’s owned, hired or non-owned vehicles. If Tenant sells or serves alcoholic beverages for consumption in or on a Leased Property, then such general liability insurance shall include Liquor Legal Liability coverage at the same minimum limits of liability as shown above. Tenant shall furnish Landlord with certificates evidencing such insurance as and when required pursuant to Section 16.7. Tenant shall maintain Workers’ Compensation and Employers’ Liability Insurance required under applicable Workers’ Compensation Acts and such other insurance as may from time to time be reasonably required by Landlord, to be requested one time for any given three year period during the Term, in order to protect its interests with respect to the Leased Properties and that is customarily carried or required to be carried by prudent tenants of improvements similar to the Improvements in character, location, and use; provided, however, Tenant shall only be required to obtain such additional insurance and/or changes to such insurance so long as the same are available at commercially reasonable rates and any such changes shall be limited to amounts of coverage only and shall not add any new coverages or change any deductible or add any new deductible.

15.5 If Tenant fails to procure insurance required under this Lease and fails to maintain same in full force and effect continuously during the Term, following notice to Tenant and an opportunity to Tenant to cure within thirty (30) days of the giving of such notice, then Landlord shall be entitled to immediately procure the same, and Tenant shall, within thirty (30) days after demand therefor, reimburse Landlord for such premium expense as Additional Rent.

16. Casualty.

16.1 Subject to Section 16.3, if all or any part of any Leased Property is damaged by fire, the elements or other casualty, regardless of cause or origin, prior to or at any time during the Term, Tenant shall promptly repair all such damage and restore the Leased Property, or any part thereof, at Tenant’s sole cost and expense, in compliance with the terms of this Lease (including without limitation Article 7) as nearly as possible to its condition and character immediately prior to such damage, with such variations and alterations as may be permitted under (and subject to the provisions of) Article 7, and suitable for use by Tenant or any assignee, subtenant, or licensee of Tenant in compliance with any Permitted Exception (not including any Mortgage) but, including without limitation the Declaration and/or CAMA, if applicable. Subject to the terms hereof, this Lease shall not be affected in any manner by reason of the total or partial destruction of the Leased Property or any part thereof, and Tenant, notwithstanding any applicable Law, present or future, waives all rights to quit or surrender any Leased Property or any portion thereof because of the total or partial destruction of the Leased Property (prior to the expiration of this Lease). There shall be no abatement or adjustment of Rent under this Lease as a result of any casualty. If insurance proceeds as a result of a casualty to the Leased Property are insufficient to complete the repairs and restoration required hereunder, then Tenant shall be responsible for the payment of such amounts necessary to complete such repairs and restoration.

16.2 Tenant agrees to keep in effect on the Leased Property insurance against damage caused by fire, lightning, windstorm, hail, smoke and all other risks from time to time included in Special Peril Form policies or endorsements generally available in the same geographic area as the Leased Property and including damage caused by Flood, Earthquake, Terrorism, Boiler & Machinery and any additional expense to bring the Leased Property up to legal compliance as covered under an Ordinance or Law form in an amount not less than one hundred percent (100%) of the Insurable Value of the Building (excluding footings and foundations), the proceeds of which shall be applied to restoration of the Leased Property. Such insurance required under this Section 16.2 shall be subject to Tenant’s right to self-insure as provided in Section 16.10.

16.3 If the Improvements of any Leased Property is damaged by fire, the elements or other casualty to the extent of sixty seven percent (67%) or more of its Insurable Value during the last two (2) years of the Primary Term or at any time during an Option Term (“Casualty Affected Property”), Tenant shall have the right, at its election and in lieu of fulfilling its obligations under Section 16.1 above, to terminate this Lease as to the Casualty Affected Property as of the date of the damage by notice to Landlord within one hundred twenty (120) days after the date of said damage, which notice shall be accompanied by a sum equal to all Rent due from Tenant to Landlord to the date of termination. If Tenant elects to terminate the Lease as to the Casualty Affected Property pursuant to this Section 16.3, Tenant shall (1) assign to Landlord all of Tenant’s right, title and interest in and to any insurance proceeds received in connection with such casualty and (2) pay to Landlord an amount equal to Tenant’s deductible under any insurance and/or any applicable self-insured retention amount. From and after the effective date of the termination of this Lease with respect to the Casualty Affected Property, the Term with respect to such Leased Property shall cease as of the time of such taking, and upon such termination, (a) Annual Rent shall be reduced by an amount equal to the product of (i) the Applicable Rent Reduction Percentage for such Leased Property, and (ii) the Annual Rent in effect at the time of such cessation.

16.4 All property and casualty insurance proceeds payable to Landlord or Tenant (except (a) insurance proceeds payable to Tenant on account of Tenant’s inventory, personal property or business interruption; and (b) insurance proceeds payable from comprehensive general public liability insurance, or any other liability insurance) at any time as a result of casualty to the Leased Properties shall be paid jointly to Landlord and Tenant for purposes of payment for the cost of the required repairs and restoration. For the avoidance of doubt, any reconstructed improvements at the Leased Properties following a casualty shall be subject to all insurance requirements hereunder regarding the Leased Properties. At any time that Tenant is not maintaining at least the Minimum Credit Standard: (y) if required by Landlord, all casualty insurance proceeds shall be deposited with a depository reasonably acceptable to Landlord and Tenant (“Depository”), and (z) all insurance proceeds shall be disbursed during the course of reconstruction in accordance with customary construction disbursement procedures (including without limitation a commercially reasonable retention), reasonably acceptable to Landlord and Tenant; provided, however, that if casualty insurance proceeds are insufficient to cover the anticipated cost of reconstruction, Tenant shall fund a percentage of each disbursement during the course of construction equal to the difference, expressed as a percentage, between the estimated cost of construction and the amount of casualty insurance proceeds, and Depository shall fund the balance of each such disbursement. (For example, if the estimated cost of construction exceeds by 10% the amount of casualty insurance proceeds, then Tenant shall fund 10% of each disbursement during the course of construction, and Depository shall fund the balance of each such disbursement.)

16.5 Landlord and Tenant each hereby release the other from any and all liability to the other or anyone claiming by, through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the other casualties or risks described in Section 16.2, and will include a Waiver of Subrogation in favor of Landlord and Tenant from each respective insurance company consistent herewith, even if such fire or other casualty shall have been caused by the willful or negligent act or omission of the other party, or anyone for whom such party may be responsible; provided, however, that Landlord’s release described in this Section 16.5 shall only apply if Tenant is maintaining all insurance as required by Section 16.2, and only up to the policy limits of such insurance.

16.6 If Tenant maintains insurance which covers environmental releases at the Leased Property then Tenant shall name Landlord as an additional insured for such insurance if it is reasonably able to do so at no or nominal cost. Notwithstanding the foregoing, Tenant shall not be obligated to maintain such insurance.

16.7 All insurance required to be carried by Tenant under this Lease shall be written with an insurer having a minimum rating of A- and VII in Best’s Insurance Reports or the equivalent and licensed to do business in the state in which the Leased Property is located, and shall name Landlord, and the Lienholder with respect to any first mortgage or first deed of trust (provided that Tenant has been provided with the name and address of said Lienholder), as additional insureds under the General Liability and Excess policies and loss payee/mortgagee on any property policies. Tenant shall furnish Landlord with certificates evidencing such insurance from time to time within fifteen (15) days after Landlord request. The policies of such insurance shall provide that the insurance represented by such certificates shall not be cancelled, materially change or nonrenewed without the giving of thirty (30) days prior written notice to the holders of such insurance and the holders of such certificates.

16.8 All insurance which Tenant is required to maintain hereunder may be provided under a blanket policy provided such policy otherwise complies with the requirements of this Lease. Tenant may maintain customary and usual deductibles for a company of Tenant’s size and type. Tenant agrees to pay the amount of any deductible provided under any insurance which it is required to maintain hereunder.

16.9 At any time that Tenant is self-insuring under Section 16.10 with respect to any coverages required hereunder, and it then fails to meet the Minimum Credit Standard, Tenant shall obtain all insurance required under this Lease and deliver written evidence of same to Landlord within fifteen (15) days thereafter, and if Tenant fails to do so, then Landlord shall be entitled to procure such insurance and any sums expended by Landlord in procuring such insurance shall be repaid by Tenant promptly upon written demand therefor by Landlord. In addition, (a) if Tenant is not self-insuring as to any coverages required hereunder, but is instead maintaining such coverages with a third party provider as described herein, and Landlord receives written notice from any such provider of a pending cancellation or non-renewal of any such coverages, then following delivery of written notice from Landlord to Tenant regarding same, Tenant shall obtain all such insurance required under this Lease and deliver written evidence of same to Landlord within fifteen (15) days after delivery of such notice from Landlord, and if Tenant fails to do so, then Landlord shall be entitled to procure such insurance and any sums expended by Landlord in procuring such insurance shall be repaid by Tenant promptly upon written demand therefor by Landlord, and (b) if Tenant fails to furnish Landlord with certificates evidencing its insurance hereunder within fifteen (15) days after Landlord request, and such failure continues for ten (10) additional days after an additional written notice from Landlord to Tenant regarding same, then Landlord shall be entitled to procure such insurance and any sums expended by Landlord in procuring such insurance shall be repaid by Tenant promptly upon written demand therefor by Landlord. Finally, at any time that any insurance coverage required hereunder actually lapses, Landlord shall be entitled to procure such insurance and any sums expended by Landlord in procuring such insurance shall be repaid by Tenant promptly upon written demand therefor by Landlord.

16.10 If, and only if, Albertsons Companies, Inc., a Delaware corporation or its permitted successor or permitted assigns (“Albertsons Companies”) maintains at all times one or the other of the following (the “Minimum Credit Standard”): (a) a corporate family credit rating of not less than “B3” from Moody’s Investors Service, Inc. or (b) a credit rating of not less than “B-” from Standard and Poor’s Ratings Group, then Tenant shall have the option, as long as no Event of Default has occurred and is continuing, either alone or in conjunction with Albertsons Companies, to maintain self-insurance and/or provide or maintain any insurance required by this Lease under blanket insurance policies maintained by Tenant or Albertsons Companies, or provide or maintain insurance through such alternative risk management programs as Tenant or Albertsons Companies may provide or participate in from time to time (such types of insurance programs being herein collectively and severally referred to as “self-insurance”), provided the same does not thereby decrease the coverage requirements set forth in this Lease. Any self-insurance shall be deemed to contain all of the coverage terms and conditions as required in Articles 15 and 16 hereof

(including without limitation the obligation to furnish Landlord with certificates evidencing such insurance from time to time within fifteen (15) days after Landlord request). If Tenant elects to self-insure, then, with respect to any claims which may result from incidents occurring during the Term, such self-insurance obligation shall survive the expiration or earlier termination of this Lease to the same extent as the insurance required would survive. In the event that either or both of Moody’s Investors Service, Inc. and Standard and Poor’s Ratings Group ceases to be in existence, their successor credit rating agency and such successor credit rating agency’s equivalent rating to the Minimum Credit Standard shall be substituted as reasonably determined by Landlord.

17. Condemnation.

17.1 In the event of a taking of, any portion of, interest in or access to any Leased Property, the Improvements or the shopping center of any Leased Property or any easements, rights or appurtenances thereto by eminent domain or any transfer in lieu thereof or by any other governmental action, which taking, in Tenant’s and Landlord’s reasonable judgment, will render any Leased Property or the Improvements materially unsuitable for Tenant’s business operations following reasonable repair and reconstruction efforts by Tenant (“Taking Affected Property”), then Tenant may terminate this Lease as to such Taking Affected Property within one hundred twenty (120) days after the taking deprives Tenant of possession of any such portion of, interest in or access to the Leased Property, the Improvements or the shopping center of the Taking Affected Property or any easements, rights or appurtenances thereto, with such termination effective on the date such written notice is delivered to Landlord. In the event of a termination pursuant to this Section 17.1, such termination shall be effective as of the time physical possession of such Taking Affected Property is taken, and, upon such termination, Annual Rent shall be reduced by an amount equal to the product of (i) the Applicable Rent Reduction Percentage for such Leased Property, and (ii) the Annual Rent in effect at the time of such termination.

17.2 In the event this Lease is not so terminated as to the Taking Affected Property, Tenant shall promptly restore, at its sole cost and expense, the Taking Affected Property to an architectural unit substantially the same as the unit existing immediately prior to such taking or damage, and this Lease shall continue in full force and effect as to the Taking Affected Property; provided, however, that commencing on the date on which Tenant is deprived of the use of any portion of, interest in or access to the Taking Affected Property, the Improvements or the shopping center of the Taking Affected Property or any easements, rights or appurtenances thereto, the Annual Rent due and payable under this Lease shall be reduced by the percentage by which the fair market rental value of the Taking Affected Property (including the rights granted in this Lease) immediately after the taking or damage (but giving effect to any applicable restoration for which Tenant is responsible as provided herein) is reduced from such fair market rental value of the Taking Affected Property immediately prior to such taking or damage.

17.3 Landlord shall be entitled to the entire award for the condemned Taking Affected Property and Landlord shall reimburse Tenant for any portion of Tenant’s costs and expenses associated with Tenant’s restoration obligations set forth in Section 17.1 of this Lease up to the amount of such award for the condemned Taking Affected Property that Landlord receives. In the event of any condemnation and whether or not Tenant elects to terminate this Lease, Tenant shall be entitled to any and all awards or payments made in the condemnation proceedings with respect to (i) Tenant’s relocation costs, (ii) any damage to Tenant’s trade fixtures and equipment, and (iii) Tenant’s loss of business, provided such awards or payments described in clauses (i)-(iii)

of this sentence do not reduce the award or payment received by Landlord in connection with such condemnation.

17.4 Landlord and Tenant hereby agree that in no event shall any taking of any of the Leased Property for any public or quasi-public use under any statute or by right of eminent domain, or by purchase in lieu thereof, in any way relieve Tenant of any obligations under this Lease (as to the applicable Leased Property or otherwise), except as explicitly provided in this Article.

17.5 Tenant agrees that Landlord has the right in its sole discretion, and at Tenant’s sole cost and expense, to oppose any proposed taking regarding the Leased Property. The parties hereto agree to cooperate in applying for and in prosecuting any claim for any taking regarding the Leased Property.

18. Assignment and Subletting.

18.1 Except as otherwise explicitly provided in this Article 18, (i) neither Tenant, nor Tenant’s successors or assigns, shall assign, transfer, mortgage, or pledge, in whole or in part, by operation of Law or otherwise, this Lease or any interest therein, or sublet a Leased Property, in whole or in part, or permit a Leased Property or any portion of any of them to be used or occupied by others, or enter into a management contract or other arrangement whereby a Leased Property shall be managed or operated by anyone other than the owner of the Tenant’s leasehold estate, (ii) no Change of Control shall occur, and (iii) no interest in Tenant shall be pledged, encumbered, hypothecated, or assigned as collateral for any obligation of Tenant, without the prior written consent of Landlord in each instance, which Landlord may withhold in its reasonable discretion (each of the foregoing under clause (i), (ii), or (iii), a “Transfer”). Any Transfer in breach of this Article 18 shall be null and void ab initio.

18.2 Notwithstanding Section 18.1, Tenant may assign this Lease to (i) an Affiliate of Albertsons Companies, (ii) in connection with a merger that includes substantially all of the assets of Tenant, reorganization, consolidation or acquisition or sale involving the entirety of Tenant, or (iii) to any entity acquiring all or substantially all of Tenant’s assets (“Permitted Assignment”), without Landlord’s prior written consent, but with not less than five (5) Business Days’ prior written notice to Landlord which notice shall also indicate whether the assignee is an Affiliate of Guarantor, and provided no breach or default exists under this Lease beyond any applicable notice and/or cure periods as of the delivery of Tenant’s notice to Landlord and as of the effective date of the applicable assignment provided that the assignee fully assumes all of Tenant’s obligations under this Lease from and after the date of the assignment. Notwithstanding Section 18.1 regarding a Change of Control, a Change of Control is permitted and shall not require Landlord’s prior written consent if it occurs or results pursuant to a Permitted Assignment. Without limitation, any assignee permitted under this Section 18.2 shall be subject to all of the provisions of this Lease.

18.3 Notwithstanding Section 18.1, Tenant may sublease or license the whole or any part of a Leased Property, at any time, in the ordinary course of business hereunder, without Landlord’s prior written consent, but with not less than five (5) Business Days’ prior written notice to Landlord, and provided no breach or default exists under this Lease beyond any applicable notice and/or cure periods as of the delivery of Tenant’s notice to Landlord and as of the effective date of the applicable sublease or license, and provided all of the following conditions are satisfied: (a) the permitted use under the sublease or license is limited to a legally permitted use that otherwise complies with the provisions of this Lease, (b) the sublease or license shall contain language expressly subordinating the sublease or license in all respects to this Lease and requiring the subtenant or licensee to attorn to Landlord at Landlord’s sole option upon the termination of the Lease, and (c) the term of the sublease or license, including any extension options, does not (and cannot) extend beyond the scheduled Term (including any validly exercised Option Terms). In connection with any sublease or license in which Tenant requests Landlord to execute and deliver to a subtenant or licensee a written non-disturbance agreement substantially in the form attached hereto as Exhibit H (an “NDA”), Landlord shall execute and deliver to the applicable subtenant or licensee an NDA provided such sublease or license (1) demises not less than eighty percent (80%) of a Leased Property, (2) provides for reasonable market rentals or licensee fees, as applicable, (3) has a term lasting not later than the end of the Term (provided that such sublease only extends to the end of any Option Term if Tenant has validly exercised such Option Term under this Lease), and (3) is otherwise reasonably acceptable to Landlord; provided, however, that Landlord may reasonably qualify or list exceptions to any of the factual statements contained in such form NDA, as applicable.

18.4 If Tenant assigns this Lease, sublets, or licenses the whole or any part of a Leased Property, Tenant shall remain primarily liable to Landlord for the full performance of Tenant’s obligations hereunder. Any sublease or license of a Leased Property shall expressly provide that it is subject to the terms and provisions of this Lease; provided, however, that if Tenant sublets or licenses the whole or any part of a Leased Property and no Event of Default exists hereunder, Tenant shall be entitled to retain any amounts in excess of the Annual Rent that Tenant is required to pay to Landlord per the terms of this Lease (without limiting Tenant’s obligation to pay all Rent hereunder). If Tenant assigns this Lease or sublets or licenses the whole or any part of a Leased Property, any assignee’s, subtenant’s or licensee’s use of a Leased Property shall be restricted as set forth in Section 14.1. Upon any sublease, license, or assignment not restricted under this Article 18 (or amendment, extension or modification thereof) Tenant shall deliver to Landlord copies of such sublease, license, or assignment agreement (or amendment, extension or modification thereof) promptly after the execution thereof by Tenant; provided, however, that Tenant shall not be obligated to deliver to Landlord a copy of any sublease or license that demises less than 3,000 square feet, unless Landlord delivers written notice requesting same. In the event of any sublease, license, or assignment where Tenant does not satisfy certain conditions to subleasing, licensing, or assignment contemplated in this Article 18 (and Tenant has therefore obtained Landlord’s consent to such subleasing, license, or assignment as required hereunder), Tenant shall not be entitled to amend, extend or otherwise modify such sublease, license, or assignment agreement without the prior written consent of Landlord, which consent Landlord may withhold in its reasonable discretion. If this Lease is assigned or transferred, or if all or any part of a Leased Property is sublet, licensed, or occupied by any party other than Tenant, Landlord may collect rent from the assignee, transferee, or, after the occurrence of a default, subtenant or similar occupant, and apply the net amount collected to the Tenant’s obligation to pay all Rent hereunder, but no such assignment, subletting, license, occupancy or collection shall be deemed a waiver of any covenant or condition of this Lease, or the acceptance of the assignee, transferee, subtenant or occupant as tenant, or a release of Tenant from the performance or further performance by Tenant of its obligations under this Lease; provided, however, that if Tenant sublets or licenses the whole or any part of a Leased Property and no Event of Default of this Lease has occurred and is continuing, Tenant shall be entitled to retain any amounts in excess of the Annual Rent that Tenant is required to pay to Landlord per the terms of this Lease (without limiting Tenant’s obligation to pay all Rent hereunder, and without limiting Article 19 hereof).

19. Default.

19.1 Tenant shall be deemed to be in default of this Lease upon the occurrence of any of the following (each, an “Event of Default”):

(a)	Failure to pay any installment of Annual Rent under this Lease on or before the date when due and such failure continues five (5) days after written notice from Landlord.

(b)	Except as provided in Section 19.1(c), failure to pay Additional Rent under this Lease on or before the date that is ten (10) days from receipt of written notice from Landlord.

(c)

Failure to pay amounts due to a third party under any reciprocal easement agreement or similar agreement that affects the Leased Property on or before the date that is thirty (30) days after the date when due; provided, however, that if such amounts are in dispute (in Tenant’s reasonable judgment), then Tenant shall not be deemed to be in default if Tenant is using good faith and its best efforts to resolve such dispute, provided all such amounts are paid in full within three hundred and sixty (360) days after the date when due.

(d)

If at any time during the Term, (i) Tenant or Albertsons Companies files a Petition, (ii) any creditor or other Person that is an Affiliate of Tenant or Albertsons Companies files against Tenant or Albertsons Companies any Petition, or any creditor or other Person (whether or not an Affiliate of Tenant or Albertsons Companies) files against Tenant or Albertsons Companies any Petition, where Tenant, Albertsons Companies, or an

Affiliate of either of them, cooperates or colludes with such creditor or other Person in connection with such Petition or the filing thereof, (iii) any creditor or other Person that is not an Affiliate of Tenant or Albertsons Companies files a Petition against Tenant or Albertsons Companies, where none of Tenant, Albertsons Companies, or an Affiliate of either of them, cooperates or colludes with such creditor or other Person in connection with such Petition or the filing thereof, and such Petition is not vacated or withdrawn within one hundred twenty (120) days after the filing thereof, (iv) a trustee or receiver is appointed to take possession of any of the Leased Property, or of all or substantially all of the business or assets of Tenant or Albertsons Companies, and such appointment is not vacated or withdrawn and possession restored to Tenant within ninety (90) days thereafter, (v) a general assignment is made by Tenant or Albertsons Companies for the benefit of creditors, (vi) any sheriff, marshal, constable or other duly-constituted public official takes possession of any Leased Property, or of all or substantially all of the business or assets of Tenant or Albertsons Companies by authority of any attachment, execution, or other judicial seizure proceedings, and such attachment or other seizure remains undismissed or undischarged for a period of ninety (90) days after the levy thereof, (vii) Tenant or Albertsons Companies admits in writing its inability to pay its debts as they become due; or (viii) Tenant or Albertsons Companies files an answer admitting or failing timely to contest a material allegation of any Petition filed against Tenant or Albertsons Companies, respectively.

(e)	If the Guaranty shall for any reason cease to be in full force and effect.

(f)

If Tenant causes, permits or suffers to occur any circumstance (other than an affirmative act of Landlord including, without limitation, Landlord entering into a letter of intent to sell the Leased Property after Tenant’s cessation of business operations at the Leased Property) that triggers any purchase right, termination right, recapture right, reversion of title or option in favor of any third party pursuant to any agreement or other instrument encumbering any Leased Property.

(g)	Tenant fails to comply with the provisions of Section 30.1 or 30.3.

(h)

The failure by Tenant to deliver any of the notices or other documents required to be delivered to Landlord under this Lease, in each case within the time periods required herein (other than any such notices or other documents specifically addressed in another clause of this Section 19.1, for which Tenant will have the grace periods (if any) and notice rights (if any) set forth in such other clause), provided, however, that if no time period is stated in this Lease for the delivery by Tenant of any notice or other document to Landlord, then Tenant shall have a grace period of thirty (30) days from receipt of written notice from Landlord specifying the particulars in which Tenant has failed to perform the obligations of this Lease. Tenant shall commence to rectify the particulars specified in said written notice within such thirty (30) day period and thereafter diligently pursue such effort to completion. However, Tenant shall not be deemed to be in default if such failure cannot be rectified within said thirty (30) day period and Tenant is using good faith and commercially reasonable efforts to rectify the particulars specified in such written notice from Landlord.

(i)

Subject to Section 8.3, any claim of lien is recorded against a Leased Property and such claim of lien continues for seventy-five (75) days after Tenant receives notice thereof without discharge (by bonding or other means available pursuant to applicable Law), or satisfaction being made by or on behalf of Tenant.

(j)

Except with respect to those matters otherwise specified in this Section 19.1, expiration of thirty (30) days from receipt of written notice from Landlord specifying the particulars in which Tenant has failed to perform the obligations of this Lease, unless Tenant, prior to the expiration of said thirty (30) days, has rectified the particulars specified in said written notice. Tenant shall commence to rectify the particulars specified in said written notice within such thirty (30) day period and thereafter diligently pursue such effort to completion. However, Tenant shall not be deemed to be in default if such failure cannot be rectified within said thirty (30) day period and Tenant is using good faith and commercially reasonable efforts to rectify the particulars specified in such written notice from Landlord.

19.2 In the event of an Event of Default by Tenant, Landlord may, in addition to all other rights at law and in equity regarding such default, (i) terminate this Lease and re-enter the Leased Premises, or (ii) re-enter the Leased Premises without terminating this Lease and sublet or license the whole or any part thereof for the account of Tenant upon as favorable terms and conditions as the market will allow. In the latter event (a) Landlord shall have the right to collect any rent or license fees which may thereafter become due and payable under such sublease or license and to apply the same first, to the payment of any expenses incurred by Landlord in dispossessing Tenant and in subletting or licensing the Leased Property (subject to Section 18.1, above), and second, to the payment of the Rent herein reserved and to the fulfillment of Tenant’s other covenants hereunder, and Landlord may retain any excess sublease rent or license fees, and (b) Tenant shall be liable for amounts equal to the Rent as the same would under the terms of this Lease become due, less any amounts actually received by Landlord and applied on account of Rent as aforesaid. Upon any default by Tenant, Landlord may incur any reasonable expenses necessary to perform the applicable obligations of Tenant and may add such expenses to the Annual Rent thereafter becoming due.

19.3 The failure of a party to insist upon strict performance of any of the terms, covenants, conditions or agreements contained herein shall not be deemed a waiver of any rights or remedies that said party may have, and shall not be deemed a waiver of any subsequent breach or default in the performance of any of the terms, covenants, conditions or agreements contained herein. The performance of each and every term, covenant, condition and agreement to be performed by Landlord pursuant to this Lease shall not be a condition precedent to Landlord’s right to collect Rent or to enforce this Lease; provided, however, the foregoing shall in no way be deemed to limit any Tenant rights of notice, demand, counterclaim, setoff, recoupment, deduction, defense, abatement, suspension, deferment, diminution or reduction provided for in this Lease.

19.4 In addition to the remedies set forth in this Lease, Landlord shall have all other remedies provided by law or statute to the same extent as if fully set forth herein word for word. No remedy herein conferred upon, or reserved to Landlord shall exclude any other remedy herein or by Law provided, but each shall be cumulative. The remedies available to Landlord pursuant to this Article shall survive expiration or termination of this Lease.

19.5 Without limiting any remedies of Landlord relating to any default of this Lease, if any payment of Annual Rent or Additional Rent is not paid when due hereunder (whether or not the same constitutes a default pursuant to the terms hereof), such payment shall be deemed delinquent and Tenant shall pay to Landlord a late fee of three percent (3%) of each such delinquent payment, due and payable to Landlord simultaneously with the payment of the delinquent Annual Rent or delinquent Additional Rent, as the case may be; provided, however, that the foregoing late fee shall not apply to the first delinquent payment of Rent in any twelve (12) month period.

19.6 No endorsement or statement by Tenant on any check or any letter accompanying any payment by Tenant to Landlord will be deemed an accord and satisfaction of any amount in dispute between Tenant and Landlord or otherwise.

19.7 Landlord shall be in default of this Lease if it fails to perform any obligation of Landlord hereunder, and such failure continues for thirty (30) days after receipt of written notice from Tenant specifying the particulars in which Landlord has failed to perform such obligations; provided, however, that Landlord shall not be deemed to be in default if such failure cannot be rectified within said thirty (30) day period and Landlord is using good faith and its best efforts to rectify the particulars specified in Tenant’s written notice so long as such failure is rectified within an additional sixty (60) days.

19.8 Notwithstanding anything contained in this Section 19, if there are any Event of Defaults that have occurred pursuant to Section 19.1 and cannot be cured by the payment of money by Tenant to a Governmental Authority or a third party, then Tenant may, within ten (10) days after the occurrence of such Event of Default, give Landlord notice that Tenant desires to substitute a Substitute Property for such Leased Property pursuant to Section 28 (the “Substitution Notice”); provided however, such substitution of a Substitute Property for a Replacement Property shall be subject to the reasonable approval by Landlord. If the Substitution Notice is permitted to be given by Tenant and is timely given, then Landlord agrees to (a) forbear from exercising any remedies under this Section 19 for the Forbearance Period, and (b) during the Forbearance Period, to work in good faith and reasonably cooperate with Tenant to effectuate a substitution pursuant to Section 28, in each case, as long as (i) Tenant is diligently pursuing such substitution in good faith during the Forbearance Period, and (ii) no other default occurs during the Forbearance Period. The term “Forbearance Period” shall mean a period of four (4) months from the date Tenant gives the Substitution Notice. For avoidance of doubt, Tenant’s rights herein is a continual right to be exercised by Tenant one or more times at any points during the Term.

20. Notices.

20.1 All notices given pursuant to this Lease shall be in writing and shall be given by personal delivery, by United States mail or by United States express mail or other established express delivery service (such as Federal Express), postage or delivery charge prepaid, return receipt requested, addressed to the person and address designated below or, in the absence of such designation, to the person and address shown on the then current real property tax rolls of the county in which such Leased Property is located. All notices to Landlord or Tenant shall be sent to the person and address set forth below:

Landlord:	[__________________]

with a copy to:	[ ]

with a copy to:	Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166-0193 Attention: Matthew Kidd, Esq.

Tenant:

[                                     ]

250 Parkcenter Boulevard

Boise, ID 83726

Attention: Travis M. Molis and Senior Director of Corporate Real Estate

And

[                                     ]

11555 Dublin Canyon Road

Pleasanton, CA 94588

Attn: Natacha Epley

Legal Department – Real Estate

with a copy to:

[                                     ]

250 Parkcenter Boulevard

Boise, ID 83726

Attention: Bradley R. Beckstrom, Legal Department

ABS #

GREENBERG TRAURIG, LLP

77 W. Wacker Drive, Suite 3100

Chicago, Illinois 60601

Attention: Corey Light

E-Mail: lightc@gtlaw.com

The person and address to which notices are to be given may be changed at any time by any party upon written notice to the other party. All notices given pursuant to this Lease shall be deemed given upon receipt.

20.2 For the purpose of this Lease, the term “receipt” shall mean the earlier of any of the following: (i) the date of delivery of the notice or other document to the address specified pursuant to Section 20.1 as shown on the return receipt, (ii) the date of actual receipt of the notice or other document by the person or entity specified pursuant to Section 20.1, or (iii) in the case of refusal to accept delivery or inability to deliver the notice or other document, the earlier of (a) the date of the attempted delivery or refusal to accept delivery, (b) the date of the postmark on the return receipt, or (c) the date of receipt of notice of refusal or notice of nondelivery by the sending party. Notices from either party may be given by such party’s attorney.

20.3 Landlord and Tenant agree that a copy of all notices given hereunder shall also be given to such other persons and addresses as Landlord or Tenant may designate in writing to the other party.

21. Holdover.

21.1 If the Tenant shall hold over following the expiration of the Primary Term or any Option Term of this Lease with respect to a Leased Property, Tenant, at the option of Landlord, shall be deemed to be occupying only such Leased Property as a tenant from month to month under the terms of this Lease (including without limitation all payment and indemnity obligations under this Lease, which shall apply during such tenancy as though part of the Term) and at one hundred and twenty five percent (125%) of the product of (i) the Applicable Rent Reduction Percentage for such Leased Property, and (ii) the Annual Rent in effect at the time of the expiration of the Term with respect to such Leased Property, as well as for all Additional Rent payable by Tenant under this Lease with respect to such Leased Property.

22. Estoppel Certificates.

22.1 Each party agrees, within fifteen (15) business days after receipt of written request from the other party, and on the Effective Date if requested by the other party, to certify in writing to the requesting party, and/or a prospective purchaser or Lienholder of the requesting party (it being intended that any such statement delivered pursuant to this Section 22.1 may be relied upon by any prospective purchaser or Lienholder), in form reasonably acceptable to the requesting party (i) that this Lease is in full force and effect (if accurate), (ii) that this Lease has not been amended (or, if it has, identifying all such amendments), (iii) that this Lease has not been assigned by the requested party (or, if it has, identifying all such assignments), (iv) that, to the requested party’s knowledge, the requesting party is not in default of any of the terms, covenants, conditions or agreements contained in this Lease (or, if the requesting party is in default, specifying the nature of such default), and (v) such additional facts within the requested party’s knowledge as may be reasonably required by the requesting party.

22.2 Any certificate issued pursuant to Section 22.1 shall act as a waiver of any claim by the party furnishing it against any such requesting party, prospective purchaser or Lienholder to the extent such claim is based upon facts contrary to those contained in the certificate.

23. Attorney’s Fees.

23.1 In the event either party to this Lease initiates or defends any legal action or proceeding with the other party in any way connected with this Lease, the prevailing party in any such legal action or proceeding, in addition to any other relief which may be granted, whether legal or equitable, shall be entitled to recover from the losing party in any such action or proceeding its reasonable costs and attorney’s fees (including its reasonable costs and attorney’s fees on any appeal). In the event either party to this Lease initiates or defends any legal action or proceeding with a third party because of the violation of any term, covenant, condition or agreement contained in this Lease by the other party to this Lease, then the party so litigating shall be entitled to recover from the other party to this Lease the first party’s reasonable costs and attorney’s fees (including its reasonable costs and attorney’s fees on any appeal) incurred in connection with such litigation. All such costs and attorney’s fees shall be deemed to have accrued on commencement of any such legal action or proceeding and shall be enforceable whether or not such legal action or proceeding is prosecuted to judgment.

24. Memorandum of Lease.

24.1 This Lease shall not be recorded, but on the Effective Date, a Memorandum of this Lease for each Leased Property, in form and substance reasonably acceptable to Landlord and Tenant, shall be executed and acknowledged by the parties and recorded in the county in which the relevant Leased Property is located; provided, that a Memorandum of this Lease shall not be recorded for the following Leased Properties: (i) Store #0878AS located at 7900 Ft. Hunt, Alexandria, VA, (ii) Store #1939AS located at 1925 Main St., Chester, MD, (iii) Store #2912AS located at 1855 Wisconsin Ave. NW, Washington, DC, (iv) Store #3250AS located at 3526 King Street, Alexandria, VA, (v) Store #4007AS located at 3713 Lee Highway, Arlington, VA, and (vi) Store #4715AS located at 1901 Johnston Street, Philadelphia, PA. Tenant shall pay any fees or costs related to the recordation of any Memorandum of Lease(s) related to this Lease. Upon termination of this Lease with respect to any Leased Property, upon the request of either party, the other party will execute an instrument in recordable form indicating that this Lease has been terminated with respect to such Leased Property.

25. Mortgage.

25.1 This Lease shall not be subordinate to any leases, deeds of trust or mortgages; provided, however, Tenant shall subordinate this Lease to an existing or future deed of trust or mortgage and any related documentation (collectively, a “Mortgage”) covering any Leased Property by executing and delivering a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit B, or other form reasonably acceptable to Tenant (either, an “SNDA”) on the Effective Date, and within fifteen (15) Business Days after written request therefor by Landlord from time to time. Tenant shall reasonably cooperate with Landlord and execute any and all instruments reasonably requested by Landlord (including, if necessary, the execution of an amendment to this Lease), in the establishment and maintenance of cash management procedures reasonably requested by any Landlord’s Lender with respect to payment of Annual Rent and other amounts payable by Tenant directly to Landlord as and when the same are due and payable hereunder; provided, however, that Tenant shall not be obligated to agree to any requested action or execute any requested instrument if the same would have a material adverse effect upon Tenant, unless Tenant is reasonably compensated therefor by Landlord.

25.2 Intentionally Omitted.

25.3 This Article shall survive termination of this Lease.

26. Declaration and CAMA.    This Section 26 of this Lease shall only apply to those particular Leased Properties where there is a Declaration and/or CAMA in effect. Landlord shall not grant any consent or waiver, enter into an amendment with respect to, or otherwise permit the modification or termination of the Declaration or CAMA, without the prior written consent of Tenant, not to be unreasonably withheld, conditioned or delayed. Landlord shall provide any request for consent to Tenant in writing which request shall contain a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters stating “NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LEASE. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN THIRTY (30) DAYS, YOUR APPROVAL SHALL BE DEEMED GRANTED.” If Tenant fails to respond to such request for consent within thirty (30) days after receipt thereof, such consent shall be deemed granted. If Tenant requests the Landlord’s consent, waiver or approval to enter into an amendment of the Declaration or CAMA, Landlord shall not unreasonably withhold, condition or delay its consent, waiver or approval, as the case may be, and if Tenant requests Landlord to enter into such amendment, Landlord shall not unreasonably withhold, condition or delay its agreement to do so.

27. Financial Statements.

27.1 Within sixty (60) days after the end of each fiscal quarter and within one hundred twenty (120) days after the end of each fiscal year of Albertsons Companies, Tenant shall deliver to Landlord, at Landlord’s request, complete financial statements of Albertsons Companies including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended; provided, however, that Tenant shall not be required to deliver financial statements of Albertsons Companies to the extent that Albertsons Companies’ financial statements are publicly filed with the U.S. Securities Exchange Commission.    All such financial statements required to be delivered pursuant to this Section 27.1 shall be prepared in accordance with GAAP (or such other accounting practices consistently applied) from period to period, and shall be certified to be accurate and complete by Albertsons Companies in all material respects (or the Treasurer or other appropriate officer of Tenant).

27.2 Within 30 days after Albertsons Companies’ release of its quarterly or annual earnings, at Landlord’s written request, Tenant shall post on a secure data site to which Landlord will be granted access to, a store summary report (excluding fuel) of the Leased Properties that reflects the following columns (i) Sales to Public, (ii) Average Weekly Sales, (iii) ID Growth %, (iv) SL EBITDA, and (v) SL EBITDAR. All such financial statements shall be certified to be accurate and complete by Tenant in all material respects (or the Treasurer or other appropriate officer of Tenant).

27.3 Landlord will maintain strict confidentiality of the data and information set forth in all such financial statements and store summary reports and, if requested by Tenant, Landlord and RE Investor shall enter into an agreement with Albertsons Companies, Inc. substantially in the same form as the existing Clean Team Agreement, by and between Albertsons Companies, Inc. and Apollo Capital Management, L.P., dated as of March 6, 2020. Notwithstanding the foregoing, Landlord shall have the right to disclose such data and information set forth in the financial statements and other reports delivered hereunder to (a) officers, directors, employees, attorneys, accountants, environmental auditors, engineers and other consultants and lenders (collectively, “Related Parties”) of Landlord to the extent necessary for Landlord to confirm Tenant’s compliance with the terms and provisions of this Lease, and (b) third parties and their Related Parties in connection with (i) a sale or potential sale of the Leased Property or (ii) any financing or potential financing secured by the Leased Property; provided that all such Related Parties of Landlord and third parties, as applicable, are told that such information is confidential and agree to keep such information confidential and Landlord remains responsible for any breach by such Related Parties of such confidentiality obligation and shall execute a confidentiality agreement memorializing same. The foregoing restrictions do not apply to information in the public domain as a result of lawful disclosure, or if the disclosure is (i) required under applicable laws, including, governmental regulatory, disclosure, tax and other reporting requirements, or (ii) in response to lawful process or subpoena or other valid or enforceable order of a court.

28. Substitution of Leased Properties.

28.1 Tenant shall have the right from time to time to request that Landlord substitute for one or more of the individual Leased Properties (any such Leased Property, a “Replacement Property”), an improved real estate, together with all rights, privileges and appurtenances associated therewith, and all the buildings, structures, improvements and fixtures located thereon, which meets all of the criteria in Section 28.2(a) (a “Substitute Property”). The substitution of a Substitute Property for a Replacement Property shall be subject to approval by Landlord, which approval may be withheld in Landlord’s sole discretion. The substitution of a Substitute Property for a Replacement Property shall be subject to the fulfillment of all of the following terms and conditions set forth in Sections 28.2 and 28.3.

28.2

(A) The Substitute Property shall: (i) be owned in fee simple by Tenant at the time of the request and will be owned in fee simple by Prime Landlord upon the effective date of the substitution; (ii) be a store which sells products and/or provides or sells services similar to the products and/or services being sold and/or provided from, on or at the Replacement Property or from, on or at least one (1) of the then Leased Properties (including the proposed Replacement Property); (iii) have an as-is fair market value equal to or greater than the as-is fair market value of the Replacement Property at the time of the substitution (either individually if only one Leased Property is subject to any such substitution, or in the aggregate, if multiple Leased Properties are subject to any such substitution) based on a current (i.e. dated no more than 45 days before the substitution) appraisal of the Substitute Property and Replacement Property using similar criteria and prepared by an independent appraiser who is a member in good standing as an MAI professional appraiser and who is reasonably acceptable to Landlord and Tenant, which appraisal shall be provided at Tenant’s sole cost; provided, however, that if the appraised market value of the Substitute Property is less than that of the Replacement Property, Tenant shall be deemed to have satisfied this condition if Tenant pays Landlord an amount equal to the difference at or prior to such substitution; (iv) be made subject to this Lease and the Annual Rent allocable to the Replacement Property must be equal to or greater than the Annual Base Rent under the Lease allocable to the Substitute Property immediately prior to such substitution (either individually if only one Leased Property is subject to any such substitution, or in the aggregate, if multiple Leased Properties are subject to any such substitution); (v) be conveyed to Landlord by special warranty deed, free and clear of all liens, covenants, restrictions and encumbrances, except such matters as are acceptable to Landlord (the “Substitute Property Permitted Exceptions”); (vi) must be: (A) profitable on an EBITDA basis, and (B) have equal or greater EBITDA than the Replacement

Property, in each case, in Landlord’s reasonable discretion; (vii) shall be open for business at the time of the substitution for a use permitted under this Lease.

(B) The remaining useful life of the Substitute Property shall be at least equal to the remaining useful life of the Replacement Property at the time of the substitution.

(C) Tenant shall provide Landlord with written notice of the prospective substitution at least thirty (30) days before the date on which such substitution is sought to be effected or in accordance with Section 19.8.

(D) Unless the substitution is being done in accordance with Section 19.8, no Event of Default and no event that, with the passage of time or the giving of notice or both, would become an Event of Default shall have occurred and be continuing under this Lease either at the time of the request for the proposed substitution or on the date of the substitution.

(E) The geographic location of the Substitute Property shall be in a comparable or better tier market than that of the Replacement Property in Landlord’s discretion.

(F) Landlord shall have received a property condition report and zoning report with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Laws (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair, which reports shall be in a form recognized and approved by Landlord and Mortgagee from a nationally recognized engineering consultant approved by Landlord and Mortgagee, dated not more than forty-five (45) days prior to the date of the proposed substitution, together with a reliance letter from the engineering consultant in favor of

Mortgagee, Landlord and their respective successors and assigns, and otherwise in form and substance satisfactory to Landlord.

(G) Landlord and Mortgagee, and their respective agents, shall be provided with reasonable access to the Substitute Property at reasonable times with a representative of Tenant present in order conduct their inspection of the Substitute Property and perform their due diligence.

(H) All of Tenant’s representations and warranties under this Lease shall be true and correct both at the time of the request for the proposed substitution and as of the date of the substitution.

(I) Tenant shall be solely responsible for the payment of all actual and reasonable costs and expenses resulting from such proposed substitution, regardless of whether such substitution is consummated, including without limitation the cost of title examination, title insurance and endorsements for both Landlord and Landlord’s Lender, survey charges, transfer taxes, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees, if any, income, capital gains and transfer taxes actually incurred by Landlord as a result of such substitution and the reasonable attorneys’ fees and expenses of counsel to Tenant, Landlord and Landlord’s Lender. Tenant shall reimburse Landlord and Landlord’s Lender for all of their actual and reasonable out-of-pocket costs and expenses incurred with respect to such proposed substitution, including the costs of all due diligence comparable to the due diligence undertaken by Landlord with respect to the Replacement Property and the cost of environmental due diligence undertaken pursuant to Section 28.2(F) below.

(J) Tenant shall cause to be delivered to Landlord and Mortgagee, without any cost or expense to either such party an ALTA extended coverage title insurance policy (an owner’s policy and a lender’s policy in such ALTA form that Landlord and Mortgagee may select, subject to the availability of such form in the state in which the Substitute Property is located) for the Substitute Property issued by the title insurance company, chosen by Landlord, with any endorsements Landlord and/or Mortgagee may require, insuring (A) Mortgagee and its successors and assigns in an amount equal to its loan amount for the Replacement Property, which policy shall provide that the mortgage constitutes a first lien or charge upon the Substitute Property, subject only to the Substitute Property Permitted Exceptions, and (B) Landlord, in the amount equal to the appraised value of the Substitute Property, insuring Prime Landlord’s fee interest in the Substitute Property subject only to the Substitute Property Permitted Exceptions.

(K) Landlord shall have received a current (i.e. dated not more than forty-five (45) days prior to the date of the substitution) ALTA/ASCM survey of the proposed Substitute Property, the form of which shall be comparable to that received by Landlord at the closing of Landlord’s acquisition of the Replacement Property and sufficient to cause the standard survey exceptions set forth in the title policy referred to in Section 28.1(K) to be deleted. Such survey shall reflect the same legal description (metes and bounds) as the one contained in the title policy, and shall contain a certification regarding flood zone.

(L) Landlord shall have received a current (i.e. dated not more than forty-five (45) days prior to the date of the substitution) Phase I environmental report with respect to the Substitute Property, the form, substance and conclusions of which shall be satisfactory to Landlord in its reasonable discretion, together with a reliance letter from the environmental consultant in favor of Mortgagee, Landlord and their respective successors and assigns, and Landlord shall have approved the environmental condition of the proposed Substitute Property.

(M) Tenant shall cause to be delivered to Landlord and Mortgagee, without any cost or expense to either such party, such other documents and information relating to the Substitute Property in connection with Landlord’s and Mortgagee’s due diligence with respect thereto as Landlord or Mortgagee may reasonably request.

(N) Landlord’s Lender shall have released any interest which Landlord’s Lender has in the Replacement Property by instrument in form and content reasonably acceptable to Tenant, and Tenant shall be responsible for all reasonable costs, expenses, fees and penalties related thereto.

(O) Tenant shall have delivered to Landlord certificates of insurance showing that insurance required by this Lease is in full force and effect with respect to the Substitute Property, together with evidence of payment of all premiums for the existing policy period (or, to the extent the provisions of Section 15.6 are applicable, the certificate and documentation required under Section 15.6).

(P) The date of the closing of the substitution shall occur as soon as reasonably possible, but in no event later than one hundred and twenty (120) days, after the date Landlord has approved the Substitute Property.

28.3 Upon satisfaction of the criteria set forth in Sections 28.1 and 28.2 and the closing of the conveyance and transfer of fee ownership title of the Substitute Property to Prime Landlord: (i) the proposed Substitute Property shall be deemed substituted for the Replacement Property to be replaced; (ii) the Substitute Property shall be referred to herein as a Leased Property;

(iii) Landlord and Tenant shall execute, acknowledge (where required) and deliver such documents as may be reasonably required by Landlord or Tenant in connection with such substitution, including a special warranty deed conveying title to the Substitute Property to Landlord and a limited or special warranty deed conveying title to the Replacement Property to Tenant, and an amendment to this Lease sufficient (and a corresponding memorandum or short form of such amendment if applicable) to substitute the Substitute Property for the Replacement Property, all of which documents shall be in form and substance reasonably satisfactory to both Landlord and Tenant and shall be dated as of the date of the substitution; and (iv) the Replacement Property shall be released from this Lease (including a corresponding termination of the existing memorandum of lease for such Replacement Property if applicable) and any mortgages and Landlord shall convey the Replacement Property to be replaced to Tenant or a designee of Tenant “as-is” by special warranty deed, subject to all matters of record. Landlord and Tenant acknowledge and agree the Replacement Property shall be conveyed by Landlord to Tenant “AS IS, WHERE IS, WITH ALL FAULTS,” without any representations or warranties by Landlord. Rent payable by Tenant under the Lease, shall continue uninterrupted and unaltered by the substitution. Landlord and Tenant agree to cooperate reasonably with each other in effecting for the benefit of either party a tax deferred exchange pursuant to Section 1031 of the United States Internal Revenue Code and similar provisions of applicable state law (a “1031 Exchange”) with regard to the respective conveyances of the Substitute Property and the Replacement Property in accordance with Section 28. Tenant shall pay all costs and expenses, including, without limitation, recording fees, excise taxes and transfer taxes, 1031 Exchange costs, with respect to each conveyance of a Substitute Property to Landlord and a Replacement Property by Landlord.

29. Landlord Assignment.

29.1 This Lease shall be fully assignable at any time and from time to time by Landlord or its successors and assigns, in whole or in part (including, without limitation, to one or more Affiliates of Landlord), subject to the terms of this Article.

29.2 In the event that from time to time Landlord assigns its interest in the Lease with respect to one or more of the Leased Properties (each such partial Lease assignment, a “Partial Lease Assignment,” and each Leased Property that is the subject of a Partial Lease Assignment, an “Assigned Leased Property”), then from and after, and with respect to, any such Partial Lease Assignment, the following terms and conditions shall apply:

(i) with respect to the applicable Assigned Leased Property only, upon the effective date of the Partial Lease Assignment, this Lease shall be automatically amended and restated upon all of the terms, covenants, conditions, and agreements set forth in this Lease (each, an “Amended and Restated Lease”), except that: (a) subject to clause (b) below, (1) the landlord under the Amended and Restated Lease shall be only the assignee of Landlord’s interest under the Partial Lease Assignment (together with any permitted successors and permitted assigns thereof, “New Landlord”); (2) the tenant under the Amended and Restated Lease shall be only the Tenant whose name is indicated on Schedule I attached hereto with respect to such Assigned Leased Property (together with any permitted successors and permitted assigns thereof, “New Tenant”); (3) the Leased Property under the Amended and Restated Lease shall be only such Assigned Leased Property; (4) the Annual Rent under the Amended and Restated Lease shall be only the Annual Rent indicated on Schedule 3.1 attached hereto with respect to such Assigned Leased Property, as the same may have been adjusted in accordance with this Lease; and (b) to the extent the Partial Lease Assignment is with respect to multiple Leased Properties, such Amended and Restated Lease shall be a “master lease” covering all such multiple Assigned Leased Properties and all New Landlords and all New Tenants applicable thereto, with the liability of multiple New Tenants thereunder being joint and several. Each such New Tenant hereby agrees to attorn to the applicable New Landlord as its landlord under the applicable Amended and Restated Lease so as to establish direct privity of estate and contract between New Landlord and New Tenant, said attornment to be effective and self-operative without execution of the applicable Amended and Restated Lease or any further instrument on the part of either of New Landlord and New Tenant; and

(ii) simultaneously upon the effective date of any Amended and Restated Lease with respect to an Assigned Leased Property, this Lease shall remain in full force and effect solely with respect to all Leased Properties other than such Assigned Leased Properties, and accordingly this Lease shall be automatically amended (each, a “Partial Assignment Lease Amendment”) to exclude the Assigned Leased Property from the Lease and to reduce the Annual Rent due hereunder by an amount equal to the product of (i) the Applicable Rent Reduction Percentage for such Assigned Leased Property, and (ii) the Annual Rent in effect at the time of such assignment.

29.3 Notwithstanding the foregoing, in connection with a Partial Lease Assignment, (i) the applicable New Landlord at its sole cost and expense may (but is not obligated to) prepare in writing the applicable Amended and Restated Lease and if applicable, corresponding amended and restated memorandum of lease for the applicable Assigned Leased Property, and the applicable New Tenant shall execute and deliver to such New Landlord any such Amended and Restated Lease and if applicable, corresponding amended and restated memorandum of lease within five (5) Business Days after delivery thereof to such New Tenant (and such New Landlord may cause if applicable, such amended and restated memorandum of lease to be recorded in the applicable jurisdiction), but whether or not execution and delivery of such Amended and Restated Lease and if applicable, corresponding amended and restated memorandum of lease shall take place, upon the effective date of such Partial Lease Assignment such New Tenant shall be bound by the above-described Amended and Restated Lease as if it had been executed and delivered by such New Tenant and such New Landlord; and (ii) Landlord at its sole cost and expense may (but is not obligated to) prepare in writing the applicable Partial Assignment Lease Amendment in the form attached hereto as Exhibit J, and Tenant shall execute and deliver to Landlord any such Partial Assignment Lease Amendment within five (5) Business Days after delivery thereof to Tenant, but whether or not execution and delivery of such Partial Assignment Lease Amendment shall take place, Tenant shall be bound by the above-described Partial Assignment Lease Amendment as if it had been executed and delivered by Tenant and Landlord.

29.4 Promptly following a Partial Lease Assignment with respect to an Assigned Leased Property, (i) Guarantor shall execute and deliver to New Landlord an Amended and Restated Guaranty (as defined in Exhibit D attached hereto) (a “New Guaranty”), which New Guaranty shall be effective upon the effective date of the Partial Lease Assignment, but whether or not execution and delivery of such Amended and Restated Guaranty shall take place, upon the effective date of such Partial Lease Assignment, Guarantor shall be bound by the Amended and Restated Guaranty as if it had been executed and delivered by Guarantor, and (ii) Tenant shall execute and deliver to Landlord and/or New Landlord any other instruments and documents reasonably requested by Landlord or New Landlord in connection with the Partial Lease Assignment, including without limitation the SNDA as provided under the terms of this Lease for any new Mortgage. Tenant agrees to cooperate reasonably with Landlord in connection with any such Partial Lease Assignment.

29.5 From and after the effective date of any Partial Lease Assignment, Landlord will be released from any future liability thereafter arising with respect to the Assigned Leased Properties covered thereby; and any successor Landlord that is an assignee pursuant to any Partial Lease Assignment shall have no liability for any obligations of Landlord that arose prior to such assignment, nor shall any such successor Landlord be liable or bound by any prepayment of Rent that Tenant might have paid for more than one (1) month in advance to any predecessor Landlord. In no event shall Landlord have any liability under any Amended and Restated Lease but shall remain responsible and liable for any existing obligations prior to such assignment. This Lease shall not be cross-defaulted with any Amended and Restated Lease.

29.6 Notwithstanding anything contained herein to the contrary, Landlord shall not be permitted to sell the Leased Properties and assign this Lease to a Prohibited Landlord Transferee.

30. Additional Covenants.

30.1 Neither Tenant nor Guarantor is or shall be a Person (i) who is on OFAC’s list of Specially Designated Nationals and Blocked Persons, or (ii) with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.

30.2 Tenant does not intend to apply the constant rental accrual method (within the meaning of section 1.467-3(d) of the Treasury Regulations promulgated under the Internal Revenue Code of 1986) to any Rent paid by Tenant under this Lease.

30.3 Tenant represents that it is not and shall not at any time during the Term become, and that Guarantor is not and shall not at any time during the Term become, (1) an employee benefit plan defined in Section 3(3) of ERISA that is subject to ERISA, (2) a plan as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (3) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (4) an entity any of whose underlying assets constitute “plan assets” of any such employee benefit plan for purposes of 29 CFR Section 2510.3-101, as amended by Section 3(42) of ERISA, or government plan for purposes of any state statutes applicable to Persons regulating investments of government plans.

30.4 Tenant represents and warrants to Landlord as of the Effective Date that Tenant has full right and authority to enter into this Lease.

30.5 Landlord is not nor shall be a Person (i) who is on OFAC’s list of Specially Designated Nationals and Blocked Persons, or (ii) with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.

31. General Provisions.

31.1 All of the provisions contained in this Lease shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

31.2 If any term, covenant, condition or agreement of this Lease or the application of it to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant, condition or agreement to persons or circumstances, other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition or agreement of this Lease shall be valid and shall be enforced to the extent permitted by Law. As used in this Lease: (a) the word “or” is not exclusive and the word “including” is not limiting, (b) references to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation, (c) whenever the words “include,” “includes,” or “including” appear, they shall be deemed to be followed by the words “without limitation,” (d) personal pronouns shall be deemed to include the other genders and the singular to include the plural, and (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision. Wherever a period of time is stated in this Lease as commencing or ending on specified dates, such period of time shall be deemed (i) inclusive of such stated commencement and ending dates, and (ii) to commence at 12:00 A.M. Eastern Time on such stated commencement date and to end at 11:59 P.M. Eastern Time on such stated ending date. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

31.3 The captions and headings in this Lease are for reference only and shall not be deemed to define or limit the scope or intent of any of the terms, covenants, conditions or agreements contained herein.

31.4 This Lease contains the entire agreement between the parties hereto and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. The provisions of this Lease shall be construed as a whole and not strictly for or against any party.

31.5 In construing the provisions of this Lease and whenever the context so requires, the use of a gender shall include all other genders, the use of the singular shall include the plural, and the use of the plural shall include the singular.

31.6 In the event any party hereto is composed of more than one person, the obligations of said party shall be joint and several.

31.7 Nothing herein contained shall be deemed to be a gift or dedication of any portion of the Leased Properties to the general public or for the general public or for any public purpose whatsoever, it being the intention of the parties that this Lease shall be strictly limited to and for the purposes herein expressed.

31.8 The provisions of this Lease are not intended to create, nor shall they be in any way interpreted or construed to create, a joint venture, partnership, or any other similar relationship between the parties.

31.9 The representative for the RE Investor designated in accordance with the RE Investor’s limited liability company agreement shall be deemed to be a third party beneficiary of Landlord’s rights for purposes of Sections 7, 8.3, 9, 11, 18, 19, and 27. This Lease is not intended to create, nor shall it be in any way interpreted or construed to create, any third party beneficiary rights in any person not a party hereto unless otherwise expressly provided herein.

31.10 This Lease shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of New York, however, with respect to any underlying lien or enforcement issues, this Lease shall be governed by the laws of the State of where the Leased Property is located. Each of Tenant and Landlord, to the full extent permitted by Law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, relinquishes and forever forgoes the right to a trial by jury in any action or proceeding (whether sounding in contract, tort or otherwise) based upon, arising out of, or in any way relating to this Lease. EACH OF LANDLORD AND TENANT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-

EXCLUSIVE JURISDICTION OF (1) ANY STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, OR (2) ANY STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA, AND ANY APPELLATE COURT FROM ANY THEREOF, HAVING JURISDICTION OVER ALL OR ANY APPLICABLE PORTION OF THE LEASED PROPERTIES, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE (WHETHER SOUNDING IN CONTRACT OR TORT LAW), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF LANDLORD AND TENANT HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 20.1.

31.11 No modification, amendment, extension, discharge, termination or waiver of any provision of this Lease shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

31.12 Time is of the essence of this Lease. If any date set forth in this Lease shall fall on, or any time period set forth in this Lease shall expire on, a day which is not a Business Day, such date shall automatically be extended to, and the expiration of such time period shall automatically be extended to, the next day which is a Business Day. As used herein, “Business Day” means any calendar day that is not (a) Saturday or Sunday or (b) a federal or state holiday. Any provision of this Lease explicitly providing for the performance by Tenant of obligations upon or after the expiration or termination of this Lease shall survive any such expiration or termination.

31.13 Landlord shall have no liability for damages resulting from Landlord’s failure to give any consent, approval or instruction reserved to Landlord, Tenant’s sole remedy in any such event being an action for injunctive relief and declaratory relief.

31.14 This Lease may be executed in one or more counterparts, any one or all of which shall constitute one and the same instrument.

31.15 This Lease and all the rights of the Tenant hereunder are subject and subordinate to those certain [Unitary Master Leases dated as of the date hereof, by and between [_____________________], as “landlord” (“Prime Landlord”) and Landlord as “tenant”] (collectively, the “Prime Leases”).

32. Guaranty. As additional consideration for Landlord to enter into this Lease, Tenant shall cause Guarantor to execute the guaranty, attached hereto as Exhibit D and Tenant shall deliver same to Landlord contemporaneously with Tenant’s execution hereof.

33. Conveyance of Fuel Facilities Parcel.

33.1 Landlord and Tenant acknowledge and agree that, as of the date of this Lease, a portion of the Leased Properties listed on Schedule 33.1 of this Lease is intended to be conveyed to Tenant but that such parcel is not yet a separate parcel.    As such, Landlord and Tenant

agree to cooperate in good faith and use commercially reasonable efforts to cause such parcel to be subdivided or otherwise separated from the Leased Property whereby such Fuel Facilities Parcel can be conveyed to Tenant by Landlord but that the remainder of the Leased Property shall remain owned by Landlord. Tenant shall use commercially reasonable efforts to obtain requisite approvals from any Governmental Authority, including, without limitation, replatting or subdividing, as applicable (collectively, the “Approvals”), such that the fuel center parcel located within the Leased Property (the “Fuel Facilities Parcel”) may be conveyed by Landlord to Tenant (the “Fuel Facilities Conveyance”).

33.2 Promptly after Tenant obtains the Approvals, the parties agree that:

(i) Landlord shall effectuate the Fuel Facilities Conveyance by (a) causing Prime Landlord to execute and deliver to Tenant a special warranty deed by Prime Landlord in the form attached hereto Exhibit F and incorporated herein by this reference, which shall include as an exception a declaration substantially in the form of the declaration attached as Exhibit G attached hereto (the “Fuel Facilities Declaration”) subject to such other exceptions reasonably agreed to by Landlord and Tenant, and (b) taking further action and executing and delivering to Tenant any further instruments, including, without limitation, the Fuel Facilities Declaration, as Tenant reasonably requires in order to effect the purpose of this Article 33. Prior to any Fuel Facilities Conveyance, Landlord shall cause any Lienholder or Landlord’s Lenders to remove or cause to be removed any Liens evidencing any financing or monetary lien caused by Landlord encumbering the Fuel Facilities Parcel. Tenant shall also take further action as Landlord reasonably requires in order to effect the purpose of this Article 33.

(ii) The parties shall amend this Lease and if applicable, any recorded memorandum of lease, to evidence the Fuel Facilities Parcel’s removal from the Leased Property; provided, however, that such amendment shall not otherwise contain any other material amendments or modifications to this Lease, and there shall be no change in the Rent due hereunder as a result thereof.

33.3 In connection with the Fuel Facilities Conveyance, Landlord covenants as of the Effective Date and continuing through the date of the Fuel Facilities Conveyance that:

(i) Landlord shall not take any action, including, without limitation, entering into any loan documents, that would prohibit the Fuel Facilities Conveyance or cause an unreasonable delay in Tenant timely obtaining the Approvals in connection with the Fuel Facilities Conveyance;

(ii) Landlord shall reasonably cooperate with Tenant in connection with obtaining the Approvals and effectuating the Fuel Facilities Conveyance; provided, however, that Tenant shall be responsible for all reasonable, actual out-of-pocket costs incurred by Landlord and any of Landlord’s mortgagees in connection therewith; and

(iii) If Landlord fails to perform any of its obligations under this Article 33 and such failure is not due to Force Majeure or the failure of Tenant to cooperate reasonably, and Tenant has otherwise fully performed its obligations under this Article and this Lease, then Landlord shall, upon written notice from Tenant and opportunity to cure as provided in Section 19.7, be deemed in default under this Lease as a result thereof until Landlord has complied with all of its obligations hereunder; provided, that Tenant’s sole remedy for any such breach shall be an action for specific performance.

34. Use of Fuel Facilities Parcel. Notwithstanding anything to the contrary contained in Article 14 of this Lease, for so long as the Fuel Facilities Parcel is included as a part of the Leased Property, Tenant may use and occupy the Leased Property for all lawful uses or purposes otherwise permitted hereunder, including (even if not otherwise permitted hereunder) the operation of a retail convenience store with sales of motor fuels, petroleum products, cigarettes and other tobacco products, and alcoholic beverages, subject to the express terms and conditions of this Lease and no Noxious Uses with respect thereto.

35. Force Majeure. Neither Landlord nor Tenant shall be deemed to be in default of this lease if such default is due to acts of God, acts of the public enemy, acts of Governmental Authority, or any other circumstances which are not within the respective party’s control (“Force Majeure”); provided, that this provision shall not apply to failures by either party to pay their respective monetary obligations under this Lease.

36. Access. Landlord and its designees shall have the right, upon not less than forty- eight hours’ prior written notice to Tenant and not to exceed more than two (2) times within any twelve (12) month period (except in the event of an emergency, or any Tenant default hereunder, where no prior notice shall be required, and no such limit shall apply), to enter upon the Leased Properties at reasonable hours to inspect the Leased Properties or, during the period commencing one year prior to the end of the Term, for the purpose of exhibiting same to prospective tenants and posting “for lease” or similar signage at the Leased Properties, all in Landlord’s discretion. Any such entry and/or inspection by Landlord shall not unreasonably interfere with Tenant’s ability to conduct its business operations at the Leased Properties.

37. Liability of Landlord; Landlord’s Rights Under Lease. The obligations of Landlord under this Lease are not personal obligations of the individual members, partners,

directors, officers, shareholders, agents or employees of Landlord. Tenant shall look solely to the Leased Properties for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord. Whenever Landlord transfers its interest in the Leased Properties, Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder related thereto, whether arising before or after such transfer. Any and all rights of Landlord under this Lease shall inure to the benefit of Landlord’s successors and assigns, as well as Landlord’s Lenders and their respective successors and assigns as third party beneficiaries. Landlord shall mean the owner from time to time of Landlord’s estate and property in any Leased Property and if such estate or property is sold or transferred to an unaffiliated third party, the seller or transferor shall thereupon be relieved of all obligations and liabilities arising after such sale or transfer and the purchaser or transferee shall be deemed to have assumed and agreed to perform and observe all obligations and liabilities hereunder arising after the sale or transfer.

38. Brokers. Landlord and Tenant each (a) represents to the other party that such representing party has dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Lease and (b) agrees to indemnify, defend, protect (with counsel selected by the indemnified party, subject to the approval of the indemnifying party (unless the indemnifying party is the Tenant and a default has occurred)) and hold such other party free and harmless of, from and against any and all Losses arising from (including all brokerage commissions and/or finder’s fees due or alleged to be due as a result of) any agreement or purported agreement made by such indemnifying party.

39. Intent.

39.1 Subject to the provisions of Section 29 and 42 of this Lease and Section 5.02(j) and (k) of the Real Estate Agreement, Landlord and Tenant intend that: (i) this Lease constitutes an un-severable, unitary and single master lease of all, but not less than all, of the Leased Properties, (ii) this Lease does not constitute separate leases contained in one document; (iii) the Rent and all other provisions of this Lease have been negotiated and agreed to based upon a demise of all the Leased Properties covered by this Lease as a single, composite, inseparable transaction; (iv) this Lease is a “true lease,” is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; (v) except as expressly provided in this Lease, the Rent payable hereunder is payable for the Leased Properties as a single, indivisible, integrated transaction and that but for such integration, the Rent would have been computed on a different basis; and (vi) the business relationship created by this Lease and any related documents is solely that of a long term commercial lease between Landlord and Tenant, this Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, or shall be deemed or construed, to create a partnership (de facto or de jure) between Landlord and Tenant, to make them joint venturers, to make either party an agent, legal representative, partner, subsidiary or employee of the other party, or to make either party in any way responsible for the debts, obligations or losses of the other party. Except as expressly provided in this Lease for specific isolated purposes (and in such cases only to the extent expressly so stated), the provisions of this Lease shall at all times be construed, interpreted and applied such that the intention of Landlord and Tenant to create a unitary lease shall be preserved and maintained. In the event that any court determines that this Lease is a financing arrangement, this Lease shall be deemed a secured financing arrangement with Landlord having a valid, first-priority security interest in the Leased Properties.

39.2 Landlord and Tenant covenant and agree that: (i) each will treat this Lease as an operating lease pursuant to Accounting Standards Codification (ASC) 842, as amended, and as a true lease for state law reporting purposes and for federal income tax purposes; (ii) each will not, nor will it permit any Affiliate to, at any time, take any action or fail to take any action with respect to the preparation or filing of any statement or disclosure to Governmental Authority, including without limitation, any income tax return (including an amended income tax return), to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 39, and (iii) to support the intent of the parties that the lease of the Leased Properties pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

39.2 Tenant waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and as a master lease of all of the Leased Properties. Tenant stipulates and agrees: (i) not to challenge the validity, enforceability or characterization of the lease of the Leased Properties as a true lease and/or as a single, unitary, un-severable instrument pertaining to the lease of all, but not less than all, of the Leased Properties; (ii) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in this Section 39; and (iii) to support the intent of the parties that the lease of the Leased Properties pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

39.3 The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section are a material inducement to each of Landlord and Tenant in entering into this Lease.

40. Local Laws. The following provision in this Section 40 shall apply to any Leased Property located in the State of California. If Tenant applies for a pharmacy license from the California Board of Pharmacy (the “Pharmacy Board”) in connection with Tenant’s permitted use of a Leased Property, Landlord’s access to the licensed pharmacy area on the Leased Property shall be subject to all statutory and Pharmacy Board regulatory requirements with respect to such access, including, without limitation, Section 4116(a) of the California Business and Professions Code (which requires that a pharmacist must be present at all times when anyone enters the pharmacy area described in the pharmacy license), and Section 1714(d) of the California Code of Regulations (16 CCR § 1714(d)) (which provides that only a pharmacist may have a key to the pharmacy where dangerous drugs and controlled substances are stored). Landlord acknowledges that all parties with legal access to the Leased Property are required to abide by statutory and regulatory requirements (as amended from time to time) concerning access to the licensed pharmacy area. Notwithstanding the foregoing, nothing in this paragraph shall limit or restrict Landlord’s rights under Article 19 hereof, including the right to re-enter the Leased Property in the event of a Tenant default and all other remedies provided by law or statute, so long as any access to the licensed pharmacy area of the Leased Property is made in accordance with all statutory and Pharmacy Board regulatory requirements.3

[3]

Note to Draft: Landlord and Tenant to agree to incorporate any additional commercially reasonable state-specific provisions and insert into this Section 40 provided any such state-specific provisions must not make any substantive changes to the Lease.

41. Confidentiality. Neither party, nor its respective agents, representatives, employees, partners, members, officers or directors will disclose the terms of this Lease unless prior consent to such disclosure is obtained from the other party, which consent may be withheld at either party’s sole discretion. Each party shall hold in strict confidence and shall disclose the terms of this Lease only to Landlord’s or Tenant’s employees, agents, attorneys, accountants, consultants, investors, potential investors, lenders, potential lenders, purchasers, potential purchasers and service providers who have a reason to know such terms in order to assist Landlord or Tenant, as the case may be; provided, that Landlord and Tenant shall remain liable for any breach of the provisions of this Section by any of the parties for whom it is responsible. Neither Landlord nor Tenant nor any of their employees, agents, attorneys, accountants, consultants, investors, potential investors, lenders or service providers shall disclose the terms of this Lease to any other person or entity except in connection with any tax, regulatory or loan securitization obligations. The obligation hereunder to maintain the confidentiality of the Lease terms shall not expire. The foregoing restrictions do not apply to information in the public domain as a result of lawful disclosure, or if the disclosure is (i) required under applicable laws, including, governmental regulatory, disclosure, tax and other reporting requirements, or (ii) in response to lawful process or subpoena or other valid or enforceable order of a court.

42. New Leased Properties and Removal of Leased Properties. It is anticipated by Landlord and Tenant that following the Effective Date, additional real properties (each, “New Leased Property”) may be added to the Lease pursuant to the terms of the Real Estate Agreement. Landlord and Tenant agree that upon addition of each New Leased Property to this Lease (“New Leased Property Addition Date”), this Lease shall be amended by an amendment to the Lease (“Amendment to Lease”) (and a corresponding memorandum or short form of such amendment if applicable), which Amendment to Lease shall provide for a revised Schedule 3.1 to include the Annual Rent for the New Leased Property, and a revised Schedule II to reflect the addition of the New Leased Property. If the New Leased Property Addition Date is not the first day of a calendar month, Tenant shall pay to Landlord the monthly installment of Annual Rent prorated on a daily basis for each New Leased Property on the New Leased Property Addition Date for the partial calendar month in which the New Leased Property Addition Date occurs. It is anticipated by Landlord and Tenant that following the Effective Date, certain Leased Properties may be removed from the Lease pursuant to the terms of the Real Estate Agreement. Landlord and Tenant agree that upon the removal of each Leased Property to this Lease (each, a “Removed Leased Property”), this Lease shall be amended by an Amendment to the Lease (and a corresponding memorandum or short form of such amendment if applicable), in the form of Exhibit J, to exclude any such Leased Properties from the Lease and the Annual Rent due hereunder shall be reduced by an amount equal to the product of (i) the Applicable Rent Reduction Percentage for such Leased Property, and (ii) the Annual Rent in effect at the time of such assignment. [The remainder of this page is intentionally left blank]

EXECUTED as of the date first above written.

TENANT:

[__________________], a

BY:
NAME: Bradley Beckstrom ITS: Authorized Signatory

[__________________], a

BY:
NAME: Bradley Beckstrom ITS: Authorized Signatory

[__________________], a

BY:
NAME: Bradley Beckstrom ITS: Authorized Signatory

LANDLORD:

[_____________________], a [____________________]

BY:

NAME:

ITS:

Store [#__] [City, State] Lease

EXHIBIT A

INTENTIONALLY DELETED

EXHIBIT B

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED AND WHEN RECORDED RETURN TO:

c/o Albertsons Companies Inc.

250 Parkcenter Boulevard

Boise, ID 83726

Attention: Legal Department—Real Estate

(Space above this line for Recorder’s Use)

#              -

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of the ____ day of ________________ 20__, between [___________________], a [________________] (“Landlord”), [___________________], a [________________], a __________________ (“Tenant”), and __________________________, a[n] ___________________________ (“Lender”).

RECITALS:

A. Tenant is the holder of a leasehold interest in that certain real property together with all buildings and improvements thereon and all easements, rights and appurtenances thereto located in the City of     , County of         , State of             , as legally described on Schedule I attached hereto and incorporated herein by this reference (“Leased Premises”) pursuant to that certain Unitary Master Sublease, dated as of                 , between Landlord and Tenant [and a Memorandum of Lease, dated             , 20 and recorded on             , 20                 in                 Book                 , Page , Public Records of County,                 . ] The Lease and [Memorandum of Lease] as they may have been amended from time to time shall hereafter be referred to as the “Lease;” and

B. Lender has made or has agreed to make a loan to Landlord in the maximum principal amount of $                     , which loan shall be secured by that certain [Deed of Trust/Mortgage] encumbering all or a part of the Leased Premises, dated as of

            , 20         , and recorded on             , 20         , in Official Records Book             , Page             , Public Records of County, (“Mortgage”); and

C. The parties desire to subordinate the Lease to the Mortgage and to establish certain rights of quiet and peaceful possession to the Leased Premises for Tenant’s benefit together with certain obligations of attornment, all in the manner hereafter provided.

The foregoing recitals are incorporated into and made an integral part of this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed between the parties as follows:

1. Subject to the terms and conditions set forth in this Agreement, the Tenant agrees that the Lease and the estate conveyed thereby are and shall at all times be subordinate to the Mortgage and to all renewals, modifications, and extensions thereof.

2. Lender agrees that, if no default exists under the Lease which at such time would then permit Landlord to terminate the Lease or to exercise any dispossessory remedy provided for therein: (a) Tenant will not be made a party in any action or proceeding to foreclose the Mortgage or to remove or evict Landlord from the Leased Premises (unless Tenant is deemed to be a necessary party under applicable law in order for Lender to avail itself of and complete the foreclosure and in such event, only to avail itself of and to complete the foreclosure); (b) Tenant will not be evicted or removed from the Leased Premises nor will its possession or right to possession of the Leased Premises under the Lease for the term thereof (including any and all extensions or renewals thereof effected in accordance with any option therefor in the Lease) be terminated or disturbed or in any way interfered with by any action taken by Lender to enforce any rights or remedies under the Mortgage; and (c) Lender, upon succeeding to Landlord’s interest in the Leased Premises, will recognize the Lease and Tenant as its direct tenant under the Lease for the full term thereof (including any and all extensions or renewals thereof effected in accordance with any option therefor in the Lease), and, subject to the terms of the Lease and this Agreement, will be bound by and perform all of the obligations of Landlord set forth in the Lease as if said person were originally named therein as the landlord thereunder.

3. In the event that the Lender or any other person (Lender, as such a successor, or such other person, a “New Landlord”) acquires title to the Leased Premises pursuant to the exercise of any remedy provided for in the Mortgage or other proceedings brought to enforce the rights of the holder of the Mortgage, by deed in lieu of foreclosure or by any other method (each, a “Succession”), and New Landlord acquires title to the Leased Premises, the Lease shall not be terminated or affected by said Succession except in accordance with the terms of the Lease, and New Landlord shall assume the obligations of the Landlord thereunder, except as provided herein.

4. Tenant agrees that, if the interest of Landlord in the Leased Premises shall be transferred to and owned by New Landlord by reason of Succession, Tenant shall be bound to the New Landlord under all of the terms, covenants, conditions and agreements set forth in the Lease for the balance of the term thereof remaining (including any and all extensions or renewals thereof effected in accordance with any option therefor in the Lease) with the same force and effect as if New Landlord were originally named therein as the landlord thereunder, and Tenant does hereby agree to attorn to New Landlord as its landlord thereunder so as to establish direct privity of estate and contract between New Landlord and Tenant, said attornment to be effective and self-operative without the execution of any further instrument on the part of either of the parties hereto immediately upon New Landlord succeeding to the interest of Landlord under the Lease. The parties acknowledge and agree that the Mortgage provides that, under certain circumstances, New Landlord shall be entitled to collect, receive and demand payment of all or any part of the rent and other sums due and payable to Landlord under the Lease to New Landlord. The parties agree that: (a) Tenant shall be under no obligation to pay rent or any other sums due and payable to Landlord under the Lease to New Landlord until such time as Tenant receives written notice from New Landlord that New Landlord has succeeded to the interests of Landlord under the Lease; (b) Tenant shall be entitled to rely on any such written notice from New Landlord and shall not incur any liability to Landlord as a result of such reliance notwithstanding the existence of any dispute between Landlord and New Landlord with respect to the existence of any default or the satisfaction of any condition under the Mortgage or any other document executed in connection with the transaction which is the subject of the Mortgage which would entitle New Landlord to collect, receive or demand payment of said amounts from Tenant; and (c) all amounts paid by Tenant to New Landlord shall be credited toward Tenant’s corresponding obligations under the Lease.

5. At such time, if any, as New Landlord succeeds to the Landlord’s interest in the Leased Premises, subject to the terms of this Agreement, New Landlord assumes and agrees to be bound, by each and every term, covenant, condition and agreement contained in the Lease as if each thereof were set forth herein at length, and each of said terms, covenants, conditions and agreements shall inure to the benefit of and be enforceable by Tenant, its successors and assigns, including, without limitation, the mortgagee or beneficiary under any mortgage or deed of trust on Tenant’s interest in the Lease or the Leased Premises, its successors and assigns; provided, however, that notwithstanding anything to the contrary contained herein, New Landlord shall not be:

(a) Liable for any act or omission of any prior landlord (including Landlord);

(b) Bound by any rent or additional rent which Tenant might have paid for more than one (1) month in advance to any prior landlord (including Landlord); or

(c) Bound by any amendment or modification of the Lease made without Lender’s consent.

Lender covenants and agrees that in the event of a conflict, whether in the express provisions or by reason of variation in inclusion of provisions, between the Mortgage and the Lease, the provisions of this Agreement shall govern for all purposes.

6. Lender agrees that all condemnation awards and insurance proceeds payable to Landlord or Lender with respect to the Leased Premises shall be paid and applied to restoration of the Leased Premises in accordance with the provisions for condemnation and casualty under the

Lease. In no event shall the lien of the Mortgage affect or constitute a lien or charge on any fixtures, equipment or personal property owned by Tenant, and Tenant may at any time remove any of its fixtures, equipment or personal property from the Leased Premises in accordance with the provisions of the Lease.

7. For the purpose of this Agreement: (a) the term “Lease” shall be deemed to include the Lease as described above in Recital A along with all amendments, modifications and supplements thereto; provided, however, that no such amendment, modification or supplement shall be binding on Lender without Lender’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed; (b) the term “foreclosure” shall be deemed to include the acquisition of Landlord’s interest in the Leased Premises by foreclosure or pursuant to the exercise of any power of sale contained in the Mortgage, or by deed (or assignment) given in lieu of, or in anticipation of, foreclosure or the exercise of any such power of sale, or by any other means whatsoever; and (c) the term “Lender” shall be deemed to include anyone who succeeds to Landlord’s interest in the Leased Premises pursuant to the Mortgage including, without limitation, any purchaser at foreclosure or pursuant to the exercise of any power of sale contained in the Mortgage, or any grantee of a deed (or assignment) given in lieu of, or in anticipation of, foreclosure or the exercise of any such power of sale.

8. If any term, covenant, condition or agreement contained in this Agreement or the application thereof to any person, firm or entity shall at any time or to any extent be deemed or found to be invalid or unenforceable by operation of law, judicial proceedings or otherwise, the remainder of this Agreement or the application of such term, covenant, condition or agreement to persons or entities or to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each remaining term, covenant, condition or agreement of this Agreement or the application thereof shall be valid and enforced to the fullest extent permitted by law.

9. All notices given pursuant to this Agreement shall be in writing and shall be given by personal delivery, by United States registered or certified mail, or by United States express mail or other established express delivery service (such as Federal Express), postage or delivery charge prepaid, return receipt requested, addressed to the appropriate party at the address set forth below.

Landlord:

[ ]

[ ] [ ] [ ] Attention: [ ] Email: ]

With a copy to:

[______________________] [______________________] [______________________] Attention: [______________________] E-Mail: [______________________]

Tenant:

[____________________] 250 Parkcenter Blvd. Boise, Idaho 83726 Attention: Bradley R. Beckstrom, Legal Department - Real Estate ABS # And______________

[____________________] 11555 Dublin Canyon Road Pleasanton, CA 94588 Attn: Natacha Epley Legal Department – Real Estate

With a copy to:

[____________________] 250 Parkcenter Boulevard Boise, ID 83726 Attention: Travis M. Molis and Senior Director of Corporate Real Estate

Lender:

Attention:

The person and address to which notices are to be given may be changed at any time by any party upon written notice to the other party. All notices given pursuant to this Agreement shall be deemed given upon receipt. For the purpose of this Agreement, the term “receipt” shall mean the earlier of any of the following: (a) the date of delivery of the notice or other document to the address specified above as shown on the return receipt; (b) the date of actual receipt of the notice or other document by the person or entity specified pursuant to this section; or (c) in the case of refusal to accept delivery or inability to deliver the notice or other document, the earlier of: (i) the date of the attempted delivery or refusal to accept delivery; (ii) the date of the postmark on the return receipt; or (iii) the date of receipt of notice of refusal or notice of nondelivery by the sending party. Tenant further agrees to send to Lender at the address above copies of those notices given to Landlord pursuant to the terms of the Lease which relate to Tenant’s or Landlord’s default, insurance, casualty, or condemnation, at the same time notice is given to Landlord. Notices from any party may be given by such party’s attorney.

10. If any litigation is commenced between the parties hereto concerning this Agreement or the rights or obligations of any party in relation thereto, the prevailing party in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for its attorney’s fees in such litigation (including any appeal thereof), which sum shall be determined by the court in such litigation or in a separate action brought for that purpose.

11. This Agreement shall bind and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns, including, without limitation, the mortgagee or beneficiary under any mortgage or deed of trust on Tenant’s interest in the Lease or the Leased Premises, its successors and assigns.

12. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute but one and the same instrument, and shall be effective upon execution of one or more of such counterparts by each of the parties hereto.

13. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. This Agreement may not be modified in any manner whatsoever except by an instrument in writing signed by each of the parties hereto. If Tenant consists of one or more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.

14. In construing the provisions of this Agreement and whenever the context so requires, the use of a gender shall include all other genders, the use of the singular shall include the plural, and the use of the plural shall include the singular.

15. Lender shall, at its expense, promptly record this Agreement in the [Public/Official] Records of                      County,                     , and the original, recorded Agreement shall be promptly provided by Lender to Tenant.

16. LANDLORD, TENANT AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LANDLORD, TENANT AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. LANDLORD, TENANT AND LENDER EACH ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.

17. The submission of this Agreement for examination, or its negotiation or the negotiation of the transaction described herein, does not constitute an offer to subordinate the Lease, and execution of this Agreement by Landlord and/or by Lender does not constitute a binding agreement until such time as this Agreement has been executed by all other parties, including by an authorized officer of Tenant, and a fully-executed and acknowledged original of this Agreement has been delivered to all parties. If this Agreement is not executed by both Landlord and Lender and a fully executed and acknowledged original delivered to Albertson’s Legal Department at the address set forth herein on or before __________________, 20___, then Tenant shall consider the request for this Agreement withdrawn and Tenant’s execution hereof shall be of no force or effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LENDER:	TENANT:
[____________________],
a [ ]

By:	By:
Name:	Name:
Its:	Its:

LANDLORD:

[_____________________],
a

By:
Name:
Its:

STATE OF_____________________)
_______________________________) ss.
County of _____________________)

On this ________ day of _______________________, 20__, before me, the undersigned, a Notary Public in and for said State, personally appeared __________________________, to me known to be the ________________________ of __________________________, the __________________________ that executed the foregoing instrument, and acknowledged to me that the said instrument is the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she is authorized to execute the said instrument.

WITNESS MY HAND and official seal hereto affixed the day, month and year in this certificate first above written.

My commission expires:

______________________ _________________________________

Notary Public in and for the

State of ______________________

Residing at ___________________

STATE OF_____________________)
_______________________________) ss.
County of _____________________)

On this ________ day of _______________________, 20__, before me, the undersigned, a Notary Public in and for said State, personally appeared __________________________, to me known to be the ________________________ of __________________________, the __________________________ that executed the foregoing instrument, and acknowledged to me that the said instrument is the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she is authorized to execute the said instrument.

WITNESS MY HAND and official seal hereto affixed the day, month and year in this certificate first above written.

My commission expires:

______________________ _________________________________

Notary Public in and for the

State of ______________________

Residing at ___________________

STATE OF_____________________)
_______________________________) ss.
County of _____________________)

On this ________ day of _______________________, 20__, before me, the undersigned, a Notary Public in and for said State, personally appeared __________________________, to me known to be the ________________________ of __________________________, the __________________________ that executed the foregoing instrument, and acknowledged to me that the said instrument is the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she is authorized to execute the said instrument.

WITNESS MY HAND and official seal hereto affixed the day, month and year in this certificate first above written.

My commission expires:

______________________ _________________________________

Notary Public in and for the

State of ______________________

Residing at ___________________

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT D

FORM OF GUARANTY OF LEASE

This Guaranty of Lease (“Guaranty”) is made as of __________ __, 2020, by the entities listed on Schedule I hereof (collectively, and jointly and severally, and together with their respective permitted successors and permitted assigns, “Guarantor”), to and for the benefit of [_____________________], a [_______________] (“Landlord”).

WITNESSETH:

Landlord and the entities listed on Schedule II hereof, as tenant (collectively with their respective permitted successors and permitted assigns, “Tenant”) has entered into that certain Unitary Master Sublease (as amended and assigned, the “Lease”) listed on Exhibit A attached hereto, relating to the lease of certain property as more particularly described in the Lease. Any capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Lease.

Guarantor is a direct or indirect owner or an affiliate of Tenant as of the date hereof. Landlord would not enter into the Lease but for the execution and delivery of this Guaranty by Guarantor. Guarantor is willing to execute this Guaranty for the express and intended purposes of inducing Landlord enter into the Lease. Guarantor will benefit from the execution of the Lease. Guarantor is executing this Guaranty in consideration of that anticipated benefit.

Guarantor hereby agrees to the following:

1. Guaranty. Guarantor hereby absolutely and unconditionally guarantees to Landlord the full, prompt and faithful performance by Tenant of all Tenant’s Obligations (as hereinafter defined). As used herein, “Tenant’s Obligations” means all covenants, terms, and conditions of the Lease, and any extensions, modifications or renewals thereof, to be hereafter performed and kept by Tenant, including the prompt payment of all amounts that Tenant may at any time owe under the Lease (including, interest and postpetition interest to the extent a petition is filed by or against Tenant under the Bankruptcy Code of the United States of America, or under any other present or future federal or state statute, law or regulation of similar intent or application), and any extensions, renewals or modifications thereof. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for Tenant’s Obligations as a primary obligor.

2. Remedies. Without limiting anything contained in Section 1 hereof, if Guarantor fails to pay any amount due under this Guaranty within five (5) Business Days after written demand from Landlord, Landlord may from time to time, and without first requiring payment by Tenant, bring any action at law or in equity or both to compel Guarantor to pay such amounts, and to collect in any such action compensation for all Losses sustained or incurred by Landlord as a direct or indirect consequence of the failure of Guarantor to pay such amounts. Without limiting the foregoing, all amounts owed from Guarantor to Landlord hereunder shall bear interest from and after the expiration of such five (5) Business Day period, until paid to Landlord, at the lesser of ten percent (10%) per annum of such amounts, or the maximum rate allowed under applicable law. Any attorneys’ fees and other expenses incurred by Landlord in enforcing a judgment in its favor under this Guaranty shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorney’s fees’ obligation is intended to be severable from the other provisions of this Guaranty and to survive and not be merged into any such judgment.

3. Independent Obligations. Guarantor’s obligations hereunder are independent of the obligations of Tenant, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action or actions are brought against Tenant and whether or not Tenant shall be joined in any such action or actions.

4. Rights of Landlord. Subject to Section 13 below, Guarantor authorizes Landlord, without notice or demand and without affecting its liability hereunder, from time to time to (a) extend, accelerate, or otherwise change the time for any payment provided for in the Lease, or any covenant, term or condition of the Lease, delay enforcing Landlord’s remedies or rights against Tenant in connection with the Lease, and consent to any assignment, subletting or reassignment of the Lease, (b) take and hold security for any payment provided for in the Lease or for the performance of any covenant, term or condition of the Lease, or exchange, waive or release any such security; and (c) apply such security and direct the order or manner of sale thereof as Landlord in its sole discretion may determine. Landlord may without notice assign this Guaranty, the Lease, or the rents and other sums payable thereunder. Notwithstanding any termination, renewal, extension, or holding over of the Lease, or any assignment of the Lease by Landlord or Tenant, this Guaranty shall continue until all of Tenant’s Obligations have been fully and completely performed by Tenant, and all of Guarantor’s obligations hereunder have been performed by Guarantor.

5. No Release or Discharge. Guarantor shall not be released by any act or event which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Landlord or its failure to proceed promptly or otherwise as against Tenant or Guarantor, or by reason or any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of Guarantor as against Tenant, or by reason of any further dealings between Tenant and Landlord, whether relating to the Lease or otherwise, and Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, or agreements. It is the purpose and intent of this Guaranty that the obligations of Guarantor hereunder are absolute and unconditional under any and all circumstances.

6. Preferential Payments. Guarantor further agrees that to the extent Tenant or Guarantor makes any payment to Landlord in connection with Tenant’s Obligations and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Landlord or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Landlord, Tenant’s Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if such Preferential Payment had not been made.

7. Waiver of Subrogation. Guarantor hereby waives any and all rights of subrogation (if any) that it may have against Tenant as a result of actions taken or amounts paid in connection with or relating to this Guaranty or to the Lease.

8. Waiver of Defenses. Guarantor waives (a) any right to require Landlord to (i) proceed against Tenant or any other person or entity; (ii) proceed against or exhaust any security held from Tenant or Guarantor; (iii) pursue any other remedy in Landlord’s power against Tenant which Guarantor cannot itself pursue, and which would lighten its burden; (b) all statutes of limitation as a defense to any action brought against Guarantor by Landlord to the fullest extent permitted by law; (c) any defense based upon any legal disability of Tenant, or any discharge or limitation of the liability of Tenant to Landlord, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other similar cause; (d) presentment, demand, protest and notice of any kind; and (e) any defense based upon or arising out of any defense which Tenant may have to the payment or performance of any part of Tenant’s Obligations. Guarantor waives all demand and notices, including demands for performance, notices of non-performance, notices of non-payment and notice of acceptance of this Guaranty.

9. Delay; Cumulative Remedies. No delay or failure by Landlord to exercise any right or remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of Landlord against Tenant and Guarantor are cumulative.

10. Exclusive Jurisdiction; Waiver Of Jury Trial. This Guaranty shall be construed in accordance with, and this Guaranty and all matters arising out of or relating to this Guaranty (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York without regard to conflicts of law principles. If any provision of this Guaranty or the application thereof shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty shall not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by applicable Law.

11.

GUARANTOR, AND, BY ITS ACCEPTANCE HEREOF, LANDLORD, EACH HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND EACH IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE LITIGATED IN SUCH COURTS. GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, LANDLORD, EACH ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY.

EACH OF GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, LANDLORD, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER

SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS GUARANTY. GUARANTOR ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LANDLORD’S ACCEPTING THIS GUARANTY AND ENTERING INTO THE LEASE.

12. Notices.

a.

Any notice, demand or other communication to be given under the provisions of this Guaranty by either party hereto to the other party hereto shall be effective only if in writing and (i) personally served, (ii) mailed by United States registered or certified mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized courier service (such as Federal Express) for next-day delivery, to be confirmed in writing by such courier, or (iv) sent by electronic- mail, addressed as follows:

To Guarantor:	c/o ALBERTSONS COMPANIES, INC.
250 Parkcenter Blvd.
Boise, Idaho 83726
Attention: Bradley R. Beckstrom, Legal Department - Real Estate
ABS#
E-Mail: Brad.Beckstrom@Albertsons.com

with a copy to:	c/o ALBERTSONS COMPANIES, INC.
250 Parkcenter Boulevard
Boise, ID 83726
Attention: Travis M. Molis and Senior Director of Corporate Real Estate
E-Mail: Travis.Molis@Albertsons.com

Landlord:	[_________________]

with a copy to:	Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166-0193 Attention: Matthew Kidd, Esq.

b.	Subject to the terms of this subsection (b), all notices, demands and other communications sent in the foregoing manner shall be deemed delivered when actually received or refused by the party to whom sent, unless (i) mailed, in which event the same shall be deemed delivered on the day of actual delivery as shown by the addressee’s registered or certified mail receipt or at the expiration of the third (3rd) Business Day after the date of mailing, whichever first occurs, or (ii) sent by facsimile, in which event the same shall be deemed delivered only if a duplicate notice sent pursuant to a method described in subsection (a)(i), (a)(ii) or (a)(iii) of this Section 12 is deemed to have been delivered within one Business Day after such facsimile is received by the recipient. Notwithstanding the foregoing, if any notice, demand or other communication is not received during business hours on a Business Day, such notice, demand or other communication shall be deemed to have been delivered at the opening of business on the next Business Day. Notices from either party may be given by such party’s attorney.

c.	Either Landlord or Guarantor may from time to time change its address for receiving notices under this Guaranty by providing written notice to the other party in accordance with this Section 12.

13. Amendments to Lease. Without limiting Section 4 of this Guaranty, Landlord and Tenant, without notice to or consent by Guarantor, may at any time or times enter into such separate written amendments respecting the Lease as they may deem appropriate, without notice to or consent from Guarantor, and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all obligations of Tenant under the Lease as so amended; provided, however, if, and only if, at any time (a) Tenant is not an Affiliate of Guarantor, and (b) Guarantor delivers written notice to Landlord certifying that Tenant is not an Affiliate of Guarantor, then, notwithstanding Section 4 of this Guaranty, Guarantor’s written consent to any separate written amendment of the Lease shall thereafter be required, such consent not to be unreasonably withheld; provided, however, that if Guarantor’s consent is not so obtained, this Guaranty shall remain in full force and effect, but Guarantor shall not be liable hereunder for any increased obligations of Tenant under any such separate written amendment (and Guarantor shall have no other remedy for Landlord and Tenant failing to obtain its written consent to such amendment). Nothing herein shall be construed as limiting Tenant’s Obligations guaranteed hereunder except as expressly provided in this Section, and without limiting the foregoing, in no event shall Guarantor’s obligations hereunder be modified or released due to any consent or approval granted or withheld by Landlord or Tenant under the express terms of the Lease, or the exercise of any rights of Landlord or Tenant under the terms of the Lease (other than entering into a separate written amendment to the Lease as expressly described herein).

14. Financial Statements. In accordance with Section 27.1 of the Lease, Guarantor shall furnish to Tenant, at Landlord’s written request, financial statements of Guarantor as provided for therein (whether or not the Lease is terminated or expires).

15. Bankruptcy. The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Tenant in any creditors, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provisions of the United States Bankruptcy

Code or other statute or from the decision in any court, (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant to any subsidiary or Affiliate of Guarantor; (e) any change of control of Tenant to an Affiliate of Guarantor; or (f) any disability or other defense of Tenant other than the defense of payment. As used herein, “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Guarantor.

16. Further Assurances. In order to carry out the terms and intent of this Guaranty more effectively, Guarantor agrees to do all reasonable acts reasonably necessary to preserve for Landlord the benefits of this Guaranty and will, within thirty (30) days after receipt of written request from Landlord, execute all agreements and instruments acceptable in form and substance to Guarantor, acting reasonably, which Landlord may from time to time reasonably request for that purpose.

17. Prevailing Party. In the event that Landlord should institute any suit against Guarantor for violation of or to enforce any of the covenants or conditions of this Guaranty, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party, to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) in connection therewith. “Prevailing party” shall be the party whose position is substantially upheld in the final judgment rendered in such action. Where neither party achieves a complete victory on all claims, it is within the discretion of the trial court to determine which party, if either, “prevailed” for the purpose of awarding attorneys’ fees.

18. Successors and Assigns. Guarantor shall not assign this Guaranty without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. Any assignment of this Guaranty by Guarantor without the prior written consent of Landlord shall be null and void ab initio. This Guaranty shall be binding upon Guarantor and the successors and assigns of Guarantor, and shall inure to the benefit of Landlord and its successors and assigns. Without limitation, this Guaranty shall remain in full force and effect with respect to any surviving entity of any merger of Guarantor of or with any other entity or resulting from any other corporate reorganization of Guarantor and nothing contained herein shall be construed to limit or prohibit Guarantor’s right to merge or reorganize; provided, however, that in the event Guarantor’s entity form or name, or both, changes as a result of any such merger or reorganization, then Guarantor shall deliver written notice of same to Landlord not less than five (5) Business Days after such merger or reorganization becomes effective, and thereafter Guarantor agrees to deliver to Landlord a substitute guaranty in form and substance materially identical to this Guaranty, within five (5) Business Days after any request therefor by Landlord, but whether or not such execution and delivery shall take place the surviving or purchasing corporation shall be bound by this Guaranty as if it had executed and delivered such guaranty.

19. Amended and Restated Guaranty. Upon the effective date of any Partial Lease Assignment with respect to an Assigned Leased Property, this Guaranty shall be automatically amended and restated with respect to the applicable Amended and Restated Lease upon all of the terms, covenants, conditions, and agreements set forth in this Guaranty (each, an “Amended and Restated Guaranty”), except that any references herein to (i) Landlord shall mean New Landlord

(together with any permitted successors and permitted assigns thereof), (ii) Tenant shall mean New Tenant (together with any permitted successors and permitted assigns thereof), and (iii) the Lease shall mean the Amended and Restated Lease, and any extensions, modifications or renewals thereof. Any such Amended and Restated Guaranty shall be self-operative without execution of any Amended and Restated Guaranty or any further instrument on the part of either of New Landlord or Guarantor. Notwithstanding the foregoing, in connection with any Partial Lease Assignment, (i) the applicable New Landlord at its sole cost and expense may (but is not obligated to) prepare in writing the applicable Amended and Restated Guaranty, and Guarantor shall execute and deliver to such New Landlord any such Amended and Restated Guaranty within five (5) Business Days after delivery thereof to Guarantor, but whether or not execution and delivery of such Amended and Restated Guaranty shall take place, upon the effective date of such Partial Lease Assignment, Guarantor shall be bound by the above-described Amended and Restated Guaranty as if it had been executed and delivered by Guarantor.

20. Amended Guaranty. Upon the effective date of any addition of a Substitute Property or New Leased Property to the Leased Properties under the Lease, or the removal of any Replacement Property or Removed Leased Property from the Leased Properties under the Lease, in each case in accordance with the terms of the Lease, this Guaranty shall remain in full force and effect solely with respect to all Leased Properties and Tenant’s Obligations as so modified thereby, and accordingly this Guaranty shall be automatically amended (each, a “Leased Property Change Guaranty Amendment”) to take into account such modified Tenant’s Obligations. Any such Leased Property Change Guaranty Amendment shall be self-operative without execution of any Leased Property Change Guaranty Amendment or any further instrument on the part of either of Landlord or Guarantor. Notwithstanding the foregoing, in connection with any such modification to the Tenant’s Obligations hereunder, (i) Landlord at its sole cost and expense may (but is not obligated to) prepare in writing the applicable Leased Property Change Guaranty Amendment, and Guarantor shall execute and deliver to such Landlord any such Leased Property Change Guaranty Amendment within five (5) Business Days after delivery thereof to Guarantor, but whether or not execution and delivery of such Leased Property Change Guaranty Amendment shall take place, upon the effective date of such change to the Leased Properties in accordance with the Lease, Guarantor shall be bound by the above-described Leased Property Change Guaranty Amendment as if it had been executed and delivered by Guarantor.

21. Facsimile and Email. The executed signature page of this Guaranty transmitted via facsimile or electronic mail shall be valid and binding as an original signature and shall be considered an agreement the Guarantor to fully execute and deliver originally signed copies of this Guaranty.

22. Estoppel. Landlord and Guarantor shall each, at any time and from time to time (but not more frequently than once per year unless required in connection with a sale or financing), within 30 days following request by the other, execute, acknowledge and deliver to the other a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications) and that to the certifying party’s knowledge, Guarantor is not in default hereunder (or if there is such a default, describing such default in reasonable detail).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

THE GUARANTOR HAS EXECUTED this Guaranty as of the date first written above.

[____________________],

a __________________

By:
Name: Bradley Beckstrom
Its: Authorized Signatory

EXHIBIT A

to Guaranty

Lease, dated as of the date hereof, by and between Landlord and Tenant.

EXHIBIT E

RESERVED

EXHIBIT F

FORM OF DEED

[SUBJECT TO ANY FORMAT CHANGES REQUIRED BY THE APPLICABLE STATE

AND COUNTY FOR RECORDING PURPOSES]

When recorded mail to:

SPECIAL WARRANTY DEED

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _____________________________________________________________, a _______________________________ (“Grantor”), hereby conveys to [____________________, a ____________________], a ______________________ (“Grantee”), that certain parcel of land located in _______________, County of _______________, State of _______________, and legally described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”), together with all buildings and other improvements located thereon, if any, and all and singular the rights, privileges and appurtenances thereto in any manner belonging to said Grantor.

And Grantor, for itself, and its successors and assigns, does hereby covenant, promise and agree, to and with Grantee, its successors and assigns, that it has not done or suffered to be done, anything whereby the property hereby granted is, or may be, in any manner encumbered or charged, except as herein recited, that Grantor is lawfully seized of said property in fee simple; that Grantor has good right and lawful authority to grant and convey said real property and hereby warrants the title to said property, and that said property against all persons lawfully claiming, or to claim the same, by through and under Grantor, but not otherwise, Grantor will WARRANT AND DEFEND, subject to current taxes not yet due and payable; patent reservations; all leases, liens, covenants, conditions, restrictions, reservations, easements, encumbrances and declarations or other matters of record or to which reference is made in the public record, the state of facts which a physical inspection, or accurate survey, of the Property would reveal; and the applicable zoning and use regulations of any municipality, county, state, or the United States affecting the Property.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed as of the day and year written below.

DATED as of the _____ day of __________________, 202_.

GRANTOR:

___________________________________ , an _________________________________

By:_________________________________
Name: _____________________________
Title: _____________________________

STATE OF _______________ )
) ss.
County of ________________ )

The foregoing instrument was acknowledged before me this _____ day of __________, 202_, by _______________, the ____________________., an ____________________, on behalf thereof.

Notary Public

My Commission Expires:

EXHIBIT A TO DEED

(LEGAL DESCRIPTION)

[To be attached]

EXHIBIT G

FORM OF

DECLARATION OF EASEMENTS, COVENANTS AND RESTRICTIONS

RECORDING REQUESTED AND

WHEN RECORDED RETURN TO:

(Space above this line for Recorder’s use only)

DECLARATION OF EASEMENTS,

COVENANTS, CONDITIONS, AND RESTRICTIONS

THIS DECLARATION OF EASEMENTS, COVENANTS, CONDITIONS, AND RESTRICTIONS (this “Declaration”) is made and entered into this __ day of _________________, 202_, by and between [                                    ], a [                                                                                                          ] (“Supermarket Parcel Owner”) and [                                                                                                          ], a [                                                                                                          ] (“Fuel Facilities Parcel Owner”).

RECITALS

A. Supermarket Parcel Owner is the owner of that certain real property situated in the _____________________, more particularly described in Schedule I attached hereto and incorporated herein by this reference (the “Supermarket Parcel”).

B. Fuel Facilities Parcel Owner the owner of that certain real property situated in the _________________________, more particularly described in Schedule II attached hereto and incorporated herein by this reference (the “Fuel Facilities Parcel”) (the Supermarket Parcel and the Fuel Facilities Parcel are hereinafter sometimes referred to each as a “Parcel” and collectively “Parcels”). The Fuel Facilities Parcel is currently improved with a building or kiosk and fuel facilities consisting of fuel islands, fuel island canopies, fuel pumps, fuel storage tanks, piping, tank filling ports, compressed air islands, trash receptacles, air hoses, water hoses and other structures or equipment associated with selling and dispensing of gasoline, motor fuel and or non-packaged petroleum products (“Fuel Facilities”).

C. Supermarket Parcel Owner and Fuel Facilities Parcel Owner, together with their successors and assigns with respect to each Parcel, are hereinafter sometimes referred to each as an “Owner” and collectively “Owners”.

D. The Owners desire to provide for certain rights of the Owners and to (1) impose certain restrictions upon the Fuel Facilities Parcel for the benefit of the Supermarket

Parcel and the present and future owners thereof, on the terms and conditions hereinafter set forth and (2) impose certain restrictions upon the Supermarket Parcel for the benefit of the Fuel Facilities Parcel and the present and future owners thereof, on the terms and conditions hereinafter set.

E. The Supermarket Parcel and the Fuel Facilities Parcel, the Owners thereof, and their successors and assigns, shall continue to be subject to (and benefited by, as the case may be) the easements, covenants, restrictions, liens and encumbrances set forth in any reciprocal easement agreement, operating agreement, common areas maintenance agreement or declaration of record (collectively, the “Existing Declaration”), in addition to the restrictions set forth in this Declaration. To the extent of any inconsistency between the provisions of this Declaration and the Existing Declaration, the more restrictive provision shall apply. The provisions of this Declaration shall be for the exclusive benefit of the Supermarket Parcel and the Fuel Facilities Parcel and may not be enforced by the owner or occupant of any other property or enforced for the benefit of any other property.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties, the Owners agrees as follows:

1. BUILDING AND COMMON AREA.

1.1 Construction Requirements. All buildings and structures on the Parcels shall be constructed and maintained in accordance with all local, state and federal laws, rules and regulations applicable thereto. All work performed in the construction, maintenance, repair, replacement, alteration or expansion of any improvements on the Parcels (the “Work”) shall be effected as expeditiously as reasonably possible. All staging for the Work including, without limitation, the location of any temporary buildings or construction sheds, the storage of building materials, and the parking of construction vehicles and equipment shall be limited to the Parcel on which such Work is being performed unless otherwise approved in writing by the other Owner. The Owner of the Parcel on which the Work is being performed shall, at its sole cost and expense, promptly repair and restore or cause to be promptly repaired and restored to its prior condition all buildings, improvements, signs, utility lines and Common Area damaged or destroyed in the performance of the Work.

1.2 Common Area. All those areas on the Supermarket Parcel and the Fuel Facilities Parcel which are not now or hereafter improved with a building or Fuel Facilities shall constitute common area (“Common Area”). Except as otherwise specifically provided in this Declaration, the Common Area on each Parcel is hereby reserved for the sole and exclusive use of the Owner of the respective Parcel, its tenants, contractors, employees, agents, customers, licensees, and invitees and the subtenants, contractors, employees, agents, customers, licensees and invitees of such tenants. The Common Area on each Parcel may be used for vehicular driving, parking (except that there shall be no multilevel parking), pedestrian traffic, directional signs, sidewalks, walkways, landscaping, perimeter walls and fences, parking lot lighting, recycle centers, utility lines, cart corrals and for no other purpose unless specifically provided for in this Declaration.

2. EASEMENTS.

2.1 Access Easement.    The Owner of the Fuel Facilities Parcel, as grantor, hereby grants to the Owner of the Supermarket Parcel, its tenants, contractors, employees, agents, customers, licensees and invitees, and the subtenants, contractors, employees, agents, customers, licensees and invitees of such tenants, for the benefit of the Owner of the Supermarket Parcel, as grantee, a nonexclusive perpetual easement solely for ingress and egress by vehicular and pedestrian traffic, over and across the Common Area located on the Fuel Facilities Parcel, except for those areas devoted to service facilities or drive-up or drive-through customer service facilities. The Owner and occupant of the Supermarket Parcel, as grantor, grants to the Owner and occupant of the Fuel Facilities Parcel, its tenants, contractors, employees, agents, customers, licensees and invitees, and the subtenants, contractors, employees, agents, customers, licensees and invitees of such tenants, for the benefit of the occupant of the Fuel Facilities Parcel, as grantee, a nonexclusive perpetual easement solely for ingress and egress by vehicular and pedestrian traffic over and across the Common Area located on the Supermarket Parcel, except for those areas devoted to service facilities or drive-ups or drive-through customer service facilities. Except as otherwise expressly set forth herein, no Owner shall block or obstruct the use of the access easements described herein or use such access easements in a manner that is inconsistent with or detrimental to the use of such access easement for the purposes set forth herein or the other Owner’s business.

2.2 Sign Easement. The Owner of the Fuel Facilities Parcel, as grantor, hereby grants to the Owner of the Supermarket Parcel, its tenants, contractors, employees, agents, customers, licensees and invitees, and the subtenants, contractors, employees, agents, customers, licensees and invitees of such tenants, for the benefit of the Owner of the Supermarket Parcel, as grantee, a perpetual easement under, through and across the Common Area on the Fuel Facilities Parcel for the operation, maintenance, repair and replacement of the free-standing signs located thereon that benefit the Supermarket Parcel, if any, and all utility lines appurtenant thereto. The Owner of the Supermarket Parcel, as grantor, hereby grants to the Owner of the Fuel Facilities Parcel, its tenants, contractors, employees, agents, customers, licensees and invitees, and the subtenants, contractors, employees, agents, customers, licensees and invitees of such tenants, for the benefit of the Owner of the Fuel Facilities Parcel, as grantee, a perpetual easement under, through and across the Common Area on the Supermarket Parcel for the operation, maintenance, repair and replacement of the free-standing signs located thereon that benefit the Fuel Facilities Parcel, if any, and all utility lines appurtenant thereto; provided, however, to the extent there is a free-standing pylon or monument sign located on the Supermarket Parcel as of the date of this Declaration which includes space on such signage for the Owner or occupant of the Fuel Facilities Parcel, then the Owner of the Supermarket Parcel shall not remove, alter or modify such signage without the consent of the Owner and occupant of the Fuel Facilities Parcel. Any new signs to be installed by the Owner of the Supermarket Parcel on the Common Area of the Fuel Facilities Parcel must be approved in writing by the Owner of the Fuel Facilities Parcel, which approval shall not be unreasonably withheld or delayed. No signs, buildings or other structures shall be installed on either of the Parcels that interfere with or block the view of the free-standing signs located thereon from the adjacent roads and highways.

2.3 Utilities Easement. The Owner of the Fuel Facilities Parcel, as grantor, hereby grants to the Owner of the Supermarket Parcel, its tenants, contractors, employees, agents, customers, licensees and invitees, and the subtenants, contractors, employees, agents, customers, licensees and invitees of such tenants, for the benefit of the Owner of the Supermarket Parcel, as grantee, a perpetual easement under, through and across the Common Area of the Fuel Facilities Parcel for the installation, operation, maintenance, repair and replacement of facilities and systems for transmission of utility services, including, but not limited to, water drainage and storage systems or structures; fire protection, irrigation and domestic water mains; sewer lines; telephone lines; electrical conduits or systems; telecommunication, computer lines, data conduits and pneumatic conduits; gas mains and other public or private utilities (“Utility Lines”) so long as one or more of the aforedescribed uses does not materially interfere with the operation of or materially lessen the value of the Fuel Facilities (which shall be determined at the time such Utility Line is installed). The Owner of the Fuel Facilities Parcel agrees to grant such additional easements as are reasonably required by any public or private utility for the purpose of providing Utility Lines provided such easements are not otherwise inconsistent with the provisions of this Declaration, so long as the use of the additional easement does not materially interfere with the operation of or materially lessen the value of the Fuel Facilities (which shall be determined at the time such Utility Line is installed). The Owner of the Supermarket Parcel, as grantor, hereby grants to the Owner of the Fuel Facilities Parcel, its tenants, contractors, employees, agents, customers, licensees and invitees, and the subtenants, contractors, employees, agents, customers, licensees and invitees of such tenants, for the benefit of the Owner of the Supermarket Parcel, as grantee, a perpetual easement under, through and across the Common Area of the Supermarket Parcel for the installation, operation, maintenance, repair and replacement of Utility Lines so long as one or more of the aforedescribed uses does not materially interfere with the operation of or materially lessen the value of the Supermarket Parcel. The Owner of the Supermarket Parcel agrees to grant such additional easements as are reasonably required by any public or private utility for the purpose of providing Utility Lines provided such easements are not otherwise inconsistent with the provisions of this Declaration. At any time that Albertsons Companies, Inc. (or its successor), or an affiliate of Albertsons Companies, Inc. (or its successor) is neither operating nor occupying both Parcels, at the reasonable request of either Owner, an Owner (the “Requesting Owner”) may elect to separately meter some or all of the Utility Line at the Requesting Owner’s cost and expense and in such event each of the Owners will pay the metered cost of usage to their respective Parcel.

2.4 Parking Easement. Each Owner shall have a nonexclusive easement for vehicular access to and parking upon, over and across the parking areas within the Common Area located from time to time on each of the other Parcels, for the use of said Owner and its Permittees (hereinafter defined); provided, however, in no event shall employees of an Owner be permitted to utilize the easement contemplated by this Section 2.4. As used herein the term “Permittee” shall mean all Occupants and the officers, directors, partners, agents, contractors, customers, vendors, suppliers, visitors, invitees, licensees, subtenants, and concessionaires of the occupants of the Parcels. Notwithstanding anything to the contrary in this Declaration or otherwise, the Owner of each Parcel shall have the sole right to determine the number and location of any parking spaces located on its Parcel in accordance with any applicable laws and regulations.

3. COMMON AREA MAINTENANCE.

3.1 Maintenance by Individual Owners. Except as otherwise provided in this Declaration, commencing on the date of this Declaration, each Owner, at such Owner’s sole cost and expense, shall maintain the Common Area and service facilities located on such Owner’s Parcel at all times in good and clean condition and repair in a quality and condition comparable to the quality and condition of first class shopping centers within the general area in which the Parcels are located.

3.2 Maintenance by Owner of the Supermarket Parcel. To the extent certain items of Common Area maintenance cannot practically be segregated or allocated between the Parcels as agreed upon by the Owners of the Parcels (“Shared Maintenance Items”), the Owner of the Supermarket Parcel shall perform such maintenance itself or contract with a third party or parties to perform any such maintenance. The Owner of the Fuel Facilities Parcel will reimburse the Owner of the Supermarket Parcel for its Pro Rata Share (as hereinafter defined) of all such Common Area expenses. Such costs shall include all reasonable expenses incurred for labor, services, equipment, supplies and materials in connection therewith. The Owner of the Supermarket Parcel shall bill the Owner of the Fuel Facilities Parcel for its Pro Rata Share of the costs incurred by the owner of the Supermarket Parcel in performing the Shared Maintenance Items no more often than monthly in arrears and such costs shall be payable within thirty (30) days after receipt of an invoice therefore and, if requested, supporting documentation maintained by the Owner of the Supermarket Parcel in its ordinary course of business. For purposes of this Declaration, the Fuel Facilities Parcel’s “Pro Rata Share” shall be based on a fraction, the numerator of which is the square footage of the land area on the Fuel Facilities Parcel and the denominator of which is the total square footage of the land area on the Supermarket Parcel and the Fuel Facilities Parcel.

3.3 Emergencies. In the event of any emergency requiring maintenance or repair of any portion of the access easement, any Owner may, at its option and without notice to the other Owner, undertake such action as is reasonably required in response to such emergency, pay any and all reasonable costs and charges associated therewith, and (if applicable) obtain reimbursement from the Owner responsible for such maintenance, repair or other performance under this Declaration. Each Owner grants the other Owner a temporary easement to enter onto the granting Owner’s property to perform the cure work described herein (if the conditions herein are met).

4. RESTRICTIONS.

4.1 Use Restrictions. The Fuel Facilities Parcel shall not be used or occupied (a) as a supermarket (which shall be defined as any store or department primarily devoted to the retail sale of food for off-premises consumption), drug store, or any combination thereof; (b) for the sale of fresh or frozen meat, fish, poultry or produce for off-premises consumption; or (c) for the sale or offer for sale of any pharmaceutical products requiring dispensation through a pharmacy or the services of a registered or licensed pharmacist; provided, however, the aforesaid restrictions shall not be deemed to prohibit (i) the operation of a convenience store selling foods, snacks, alcoholic beverages for off-premises consumption, and any items typically found or sold in a convenience store, or (ii) the operation of a free standing “fast food” restaurant, such as, but not limited to, Wendy’s, McDonald’s, Burger King or Subway Sandwiches. The Supermarket Parcel shall not be used or occupied as a facility selling and dispensing gasoline, motor fuel or other non-packaged petroleum products.

4.2 Special Use Restrictions. No part of the Fuel Facilities Parcel shall be used for any Noxious Uses (hereinafter defined). For purposes of this Section 4.2, a “Noxious Use” means any of the following uses:

1.	any unlawful use;

2.	tanning, bowling alley, karate center, skating rink, or other live sports facility other than a first class or nationally or regionally recognized gym, fitness center or spa;

3.	any laundromat or commercial laundry or dry cleaning plant (other than shops serving as a drop-off and pick-up cleaning establishment which do no processing on their premises);

4.	funeral parlor, crematorium, mortuary or similar service;

5.	off track betting or bingo parlor, or other betting or gambling establishment;

6.	any billiard or pool room;

7.

any cash for gold, or so called “second hand” or surplus store, pawn shop, flea market, swap meet, junk yard, or auction fire sale, bankruptcy or “going out of business” sale, liquidation, second hand or surplus store or flea market (excluding any store that is part of a recognized national or regional chain of first class stores selling second hand merchandise, including, but not limited to, Funcoland, Play It Again Sports and Once Upon A Child, and excluding quality antique stores);

8.

massage parlor (excluding (a) facilities for therapeutic massage incidental to a permitted retail use such as a first class or nationally or regionally recognized day spa and (b) nationally or regionally recognized massage chains of comparable quality to Massage Envy);

9.	living quarters (including, without limitation, drug rehabilitation or “halfway” house) or for residential purposes;

10.

theater (movie or live), movie theater, auditorium or meeting hall, catering or banquet facility, night club, discotheque, dance hall or ballroom; provided, however, that use of electronic media incidental to another permitted use shall not be a prohibited use

11.	church or other place of public assembly or religious worship, except that retail stores selling religious merchandise are expressly not prohibited;

12.	any gun range or use which involves any unusual firing, explosive or other damaging or dangerous hazard (but excluding the storage, display or sales of fireworks);

13.

pornographic use (i.e., the exhibition, sale or display of sexually explicit printed materials, audio or video tapes, videocassettes, or film, or sexual devices or sexually oriented entertainment unless, (i) incidental to a permitted use, (ii) permitted by law, and (iii) commonly exhibited, sold, rented or displayed in first class shopping centers similar in the metropolitan area where the property is located), adult book or video tape store (i.e., stores a significant part of the inventory of which is not available for sale or rental to children under 15 years old because such inventory explicitly deals with or depicts human sexuality);

14.	hotel or motel;

15.	school (except training incidental to a retail use; provided same is conducted within the applicable retail premises), library, reading room, beauty school, or barber college;

16.	drug paraphernalia store or so called “head” shop;

17.

any trailer court, mobile home park, sales office or lot for sale, rental or leasing of new or used boats, automobiles, motorcycles, trucks, mobile homes, trailers or other vehicles, labor camp, junk yard, stockyard;

18.	off-track betting, gambling, gaming or check cashing facility (other than a bona fide banking institution);

19.	Amusement park, carnival, circus, fair, disco, or nightclub;

20.

animal kennel, or animal raising or boarding (other than pet supply stores and veterinarian offices that are an incidental use in a national or regional pet store, provided the same does not sell animals raised in puppy mills);

21.	any assembling or manufacturing facility;

22.	any factory, processing or rendering plant;

23.	any dust, dirt or fly-ash in excessive quantities;

24.

any industrial use or other use for a purpose which causes strong or offensive odors, fumes, dust or vapors and/or untidiness; any distilling, refining, smelting, agriculture or mining operation; or drilling for or removal of subsurface substances, dumping, disposal, incineration or reduction of garbage or refuse (other than handling or reducing such waste produced on the premises from otherwise authorized uses and, in such latter event, only if handled in a reasonably clean and sanitary manner), provided, however, that such activities will be permitted in connection with the construction of buildings and tenant improvements.

4.3 Hazardous Materials. The Owner of the Fuel Facilities Parcel shall not use or permit the use, handling, generation, storage, release, disposal or transportation of Hazardous Materials, other than Permitted Materials (hereinafter defined), on, about, or under the Fuel Facilities Parcel, and the Owner of the Fuel Facilities shall cause such use, handling, generation, storage, release, disposal or transportation of Permitted Materials to be done in the ordinary course of its operation of the business at the Fuel Facilities Parcel and in compliance with all Environmental Laws (hereinafter defined). For purposes of this Declaration, “Hazardous Material” means any substance or material currently or in the future regulated, classified, defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “acutely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “pollutant”, “contaminant” or “known to cause cancer or reproductive toxicity”, (or words of similar import), petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, PCBs, or any other chemical, substance or material which is prohibited, limited or regulated under any Environmental Law (hereinafter defined). “Environmental Law” means current or future federal, state, or local laws, statutes, ordinances, rules, regulations, orders, permits, licenses, decrees, common law, treaties and other pronouncements having the effect of law and regulating, relating to, or protecting health and safety, the environment or natural resources, or imposing liability or standards concerning materials or substances known or suspected to be toxic or hazardous to health and safety, the environment, or natural resources. For purposes of this Declaration, “Permitted Materials” means Hazardous Materials which are motor fuels (and components thereof and additions thereto) stored or dispensed through any Fuel Facilities, petroleum products for retail sale, batteries or energy and electricity storage, transmission and dispensing equipment used for the energizing of automobiles and other vehicles and other commercial products in retail packaging or containers for sale that constitute or contain Hazardous Materials, or cleaning, maintenance and office supplies in reasonable commercial quantities utilized in the ordinary course of the occupant of the Fuel Facilities Parcel’s business that constitute or contain Hazardous Materials.

5. INSURANCE, TAXES, UTILITIES, TAX PARCEL DIVISION. Each Owner shall at all times any easement is in effect maintain comprehensive public liability insurance covering such easement or easements on its Parcel in amounts that are commercially reasonable. Each Owner shall pay for its own potable water service and maintain and pay for its own electric and natural gas utilities. Each Owner shall pay real estate taxes and assessments on its Parcel, including that portion within any easement area covered by this Declaration.

6. EXISTING DECLARATION. From and after the date of this Declaration, the Owners of the Supermarket Parcel and the Fuel Facilities Parcel shall, with respect to their respective Parcel, fully perform all of the obligations otherwise imposed by the Existing Declaration, notwithstanding that there is no mention of the Supermarket Parcel and the Fuel Facilities Parcel (or any Owner thereof) in the Existing Declaration.

7. NO RIGHTS IN PUBLIC/THIRD PARTY BENEFICIARIES. Nothing contained in this Declaration shall be construed as creating any rights in the general public or as dedicating for public use any portion of the Supermarket Parcel or the Fuel Facilities Parcel. This Declaration is not intended to create, nor shall it in any way be interpreted or construed to create, any third party beneficiary rights in any person not a party hereto.

8. REMEDIES. In the event of a breach of any of the terms or provisions of this Declaration, and subject to the terms herein, the non-defaulting party shall be entitled to exercise any and all available remedies at law or in equity for full and adequate relief from such breach, which remedies shall be cumulative. Notwithstanding anything to the contrary contained in this Declaration, in no event shall any default or breach under this Declaration entitle any party to seek or to enforce the cancellation, rescission, or termination in whole or in part of this Declaration or of any of the easements or use restrictions herein granted.    In the event of any violation or threatened violation by any person of any of the provisions of this Declaration, any or all of the parties shall have the right to enjoin such violation or threatened violation in a court of competent jurisdiction. The right of injunction shall be in addition to all other remedies set forth in this Declaration or provided by law or equity.

9. INTENTIONALLY OMITTED.

10. MISCELLANEOUS.

10.1 Notices. Any notice to be given by any party under this Declaration shall be given in writing and delivered in person, or by reputable nationwide overnight courier (e.g., Federal

Express), or forwarded by certified or registered mail, postage prepaid, return receipt requested, at the address indicated below, unless the party giving such notice has been notified, in writing, of a change of address:

Supermarket Parcel Owner:

[_______________________]
[_______________________]
[_______________________]
Attention:
E-Mail:

with a copy to:	[_______________________]
[_______________________]
[_______________________]
Attention:
E-Mail:

and a copy to:	[________________________]
[_______________________]
[_______________________]
Attention:
Email:

Fuel Facilities Parcel Owner:

c/o Albertsons Companies, Inc. 250 Parkcenter Boulevard
Boise, Idaho 83706
Attention: Travis M. Molis
E-Mail: travis.molis@albertsons.com

with a copy to:

c/o Albertsons Companies, Inc. 250 Parkcenter Boulevard
Boise, Idaho 83706
Attention: Brad Beckstrom
E-Mail: Bradley.Beckstrom@albertsons.com

and a copy to:

Greenberg Traurig, LLP
77 W. Wacker Drive, Suite 3100
Chicago, Illinois 60601
Attention: Corey Light
E-Mail: lightc@gtlaw.com

Any such notice shall be deemed effective on the date on which such notice is delivered, if notice is given by personal delivery or overnight courier, or if notice is sent through the United States mail, on the date of actual delivery as shown by the addressee’s receipt or upon the expiration of three (3) days following the date of mailing, whichever first occurs.

10.2 Attorneys’ Fees. In the event a party institutes any legal action or proceeding for the enforcement of any right or obligation contained in this Declaration, the prevailing party shall be entitled to recover from the unsuccessful party its costs and reasonable attorneys’ fees incurred in the preparation and prosecution of such action or proceeding.

10.3 Amendment. The parties agree that this Declaration may be terminated, modified, or amended only by the written consent of all record Owners of the Supermarket Parcel and the Fuel Facilities Parcel. Any such termination, modification, or amendment of this Declaration shall be evidenced by a document that has been fully executed and acknowledged by all such Owners and recorded in the official records of the County Recorder of the County in which the Parcels are located.

10.4 Consents. Wherever in this Declaration the consent or approval of a party is required, unless otherwise expressly provided in this Declaration, such consent or approval shall not be unreasonably withheld or delayed. Any request for consent or approval shall: (a) be in writing; (b) specify the Section hereof which requires that such notice be given or that such consent or approval be obtained; and (c) be accompanied by such background data as is reasonably necessary to make an informed decision thereon.

10.5 No Waiver. No waiver of any default of any obligation by any party to this Declaration shall be implied from any omission by the other party to take any action with respect to such default.

10.6 No Agency. Nothing in this Declaration shall be deemed or construed by any third party or by any third person to create the relationship of principal and agent or of limited or general partners or of joint venturers or of any other association between the Owner of the Supermarket Parcel and the Owner of the Fuel Facilities Parcel.

10.7 Covenants to Run with Land. It is intended that each of the easements, covenants, conditions, restrictions, rights, and obligations set forth in this Declaration shall run with the land and create equitable servitudes in favor of the real property benefited thereby, shall bind every person having any fee, leasehold, or other interest therein and shall inure to the benefit of the respective parties and their successors, assigns, heirs, and personal representatives. However, no easement, covenant, condition, restriction, or other right or benefit accruing under this Declaration in favor of any Parcel shall be assignable, transferable, or otherwise delegable to or for the benefit of neighboring real property that is not a Parcel hereunder (for example, the Owner of the Supermarket Parcel shall have no right to assign the easement for vehicular access over the Common Areas of the Fuel Facilities Parcel arising under this Declaration in favor of other real property in the vicinity of the Parcels).

10.8 Grantee’s Acceptance. The grantee of any Parcel or any portion thereof, by acceptance of a deed conveying title thereto or the execution of a contract for the purchase thereof, whether from an original party or from a subsequent Owner of such Parcel, shall accept such deed or contract upon and subject to each and all of the easements, covenants, conditions, restrictions, and obligations contained herein. By such acceptance, any such grantee shall, from and after the date of such transfer, for himself and his successors, assigns, heirs, and personal representatives, covenant, consent, and agree to and with all other parties, to keep, observe, comply with, assume the burdens of and perform the obligations and agreements set forth herein with respect to the property so acquired by such grantee, whereupon the grantor of such property shall be released from such obligations and agreements thereafter arising in respect of such property.

10.9 Intentionally Omitted.

10.10 Severability. Each provision of this Declaration and the application thereof to the Supermarket Parcel and the Fuel Facilities Parcel are hereby declared to be independent of and severable from the remainder of this Declaration. If any provision contained in this Declaration shall be held to be invalid or to be unenforceable or not to run with the land, such holding, shall not affect the validity or enforceability of the remainder of this Declaration. In the event the validity or enforceability of any provision of this Declaration is held to be dependent upon the existence of a specific legal description, the parties agree to promptly cause such legal description to be prepared.

10.11 Time of Essence. Time is of the essence of this Declaration.

10.12 Entire Agreement. This Declaration contains the complete understanding and agreement of the parties with respect to all matters referred to in this Declaration, and all prior representations, negotiations, and understandings are superseded by this Declaration.

10.13 Estoppel Certificate. Each party, upon the written request of another party, shall execute, acknowledge, and deliver, without charge and within thirty (30) days following such request to such requestor or, if requested, such requestor’s mortgagee, prospective mortgagee, prospective transferee or prospective tenant, an estoppel certificate certifying that this Declaration is unmodified and in full force and effect, that no party is in default under this Declaration (or stating such default(s), if any, are claimed), whether to such party’s knowledge any unpaid costs or liens exist with respect to the requesting party’s performance under this Declaration and setting forth such other information as may reasonably be requested.

10.14 Subordinate Declarations. Nothing contained in this Declaration shall be deemed to prohibit the recording by a party of additional easements, covenants, conditions, or restrictions applicable to such party’s Parcel only, so long as the same are subordinate to this Declaration and not in conflict with this Declaration.

10.15 Governing Law and Jurisdiction. The laws of the State in which the Parcels are located shall govern the interpretation, validity, performance, and enforcement of this Declaration. The parties irrevocably consent to jurisdiction and venue in the State in which the Parcels are located and agree not to attempt to remove or transfer any action properly commenced in the State in which the Parcels are located.

IN WITNESS WHEREOF, the Owners have executed this Declaration as of the date first written above.

SUPERMARKET PARCEL OWNER

[ ], a [ ],

By:	_
Name:
Title:

[INSERT NOTARY BLOCK]

[Signature page continues on next page]

FUEL FACILITIES PARCEL OWNER

By:
Name:
Title: Authorized Signatory

STATE OF _______________ )
) ss.
County of ________________ )

On this _____ day of _________________, 202_, before me __________________________, personally appeared _____________, known or identified to me (or proved to me on the oath of ______________________________) to be an Authorized Signatory of ____________________, and acknowledged to me that he executed the within instrument on behalf of said corporation, and that such corporation executed the same in said partnership name.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARY PUBLIC FOR IDAHO
Residing at
My Commission Expires

Schedule I

Legal Description of the Supermarket Parcel

Schedule II

Legal Description of the Fuel Facilities Parcel

EXHIBIT H

FORM OF SUBLEASE OR LICENSE NON-DISTURBANCE AGREEMENT

[SUBLEASE/LICENSE] RECOGNITION AGREEMENT

THIS [SUBLEASE/LICENSE] RECOGNITION AGREEMENT (“Agreement”), made as of     , 20 , by and between                 , a      (“Landlord”) and      a      (“Subtenant”).

R E C I T A L S :

A. Landlord and                              (“Tenant”) have entered into a certain [amended and restated] Unitary Master Sublease (the “Lease”) dated as of             , 20[    ], [a memorandum of which has been recorded in the Recorder of Deeds Office in and for                      County,                     ,] which demises certain real property located at      (the “Property Location”), which Property Location is more particularly described on Exhibit “A” attached hereto and made a part hereof.

B. Pursuant to a [Sublease/License] dated as of                         , 20                     (the “Sublease”), Tenant has leased to Subtenant      of the Property Location (the “Subleased Property Location”), and which Subleased Property Location is more particularly described in the Sublease.

C. The parties hereto desire to effectuate the provisions of Section 18.3 of the Lease with respect to the Sublease and the Subleased Property Location.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Landlord warrants and represents as follows:

a. that the Lease is unmodified (except as may be otherwise set forth in Exhibit B annexed hereto, if any) and is in full force and effect;

b. that the term of the Lease expires on , but is subject to extension periods of                          (         ) years each, subject to the terms of the Lease; and

c. that, to Landlord’s knowledge, Tenant is not in default under the Lease

2. Subtenant hereby represents, warrants, and covenants to Landlord that it has delivered to Landlord a true, correct, and complete copy of the Sublease and that the Sublease embodies the complete and entire agreement between Tenant and Subtenant relating to or affecting the use or occupancy of the Property Location and the Subleased Property Location. Landlord hereby acknowledges receipt of a copy of the Sublease, and agrees the exercise by

Subtenant of any of its rights, remedies and options contained therein shall not constitute a default under the Lease.

3. If the Leased Property is then one of the Leased Properties under the Lease and not substituted or removed pursuant to Section 19.8, Section 28, or Section 42 of the Lease, Landlord shall not, in the exercise of any of the rights arising or which may arise out of the Lease or of any instrument modifying or amending the same or entered into in substitution or replacement thereof, as a result of Tenant’s default, disturb or deprive Subtenant in or of its possession or its rights to possession of the Subleased Property Location or of any right or privilege granted to or inuring to the benefit of Subtenant under the Sublease, provided that Subtenant is not in default under the Sublease beyond the expiration of any applicable notice and cure period.

4. If the Leased Property is then one of the Leased Properties under the Lease and not substituted or removed pursuant to Section 19.8, Section 28, or Section 42 of the Lease, then in the event of the termination of the Lease by reentry, notice, conditional limitation, surrender, summary proceeding or other action or proceeding, or otherwise, due to an Event of Default and if immediately prior to such surrender, termination or expiration the Sublease shall be in full force and effect, Subtenant shall not be made a party in any removal or eviction action or proceeding nor shall Subtenant be evicted or removed of its possession or its right of possession of the Subleased Property Location be disturbed or in any way interfered with, and the Sublease shall continue in full force and effect as a direct lease between Landlord and Subtenant, provided that Subtenant is not in default under the Sublease beyond the expiration of any applicable notice and cure period. Without limitation, Subtenant hereby agrees to attorn to Landlord as its landlord thereunder so as to establish direct privity of estate and contract between Landlord and Subtenant, said attornment to be effective and self-operative without the execution of any further instrument on the part of either of the parties hereto immediately upon Landlord succeeding to the interest of Tenant under the Sublease. Notwithstanding any other provision of this Agreement, no event shall Landlord be (a) liable for any act or omission of any prior sublandlord under the Sublease (including without limitation Tenant), (b) bound by any rent or additional rent that Subtenant might have paid for more than one (1) month in advance to any prior sublandlord (including without limitation Tenant), or (c) bound by any amendment, extension, or other modification of the Sublease made without Landlord’s consent.

5. Landlord hereby waives and relinquishes any lien, statutory or otherwise, that it may have against the personal property, goods or chattels of Subtenant in or on the Subleased Property Location, subject to the terms of the Sublease.

6. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Agreement shall be in writing and given by any one of the following: (a) hand delivery; (b) express overnight delivery service; (c) certified or registered mail, return receipt requested; or (d) facsimile or E-Mail transmission, and shall be deemed to have been delivered upon (i) receipt, if hand delivered; (ii) the next Business Day, if delivered by a reputable express overnight delivery service; (iii) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested; or (iv) transmission, if delivered by facsimile or E-Mail transmission. Notices shall be provided to the parties and addresses (or electronic mail addresses) specified below:

If to the Landlord, at:

Attention:

If to the Subtenant, at:

Attention:

If to the Tenant:

Attention:

with a copy to:

Attention:

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. Notices from any party may be given by such party’s attorney.

7. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

8. If any litigation is commenced between the parties hereto concerning this Agreement or the rights or obligations of any party in relation thereto, the prevailing party in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for its attorney’s fees in such litigation (including any appeal thereof), which sum shall be determined by the court in such litigation or in a separate action brought for that purpose. The parties hereto hereby waive any right to trial by jury.6

[6]	NTD: Judicial reference provision to be added for this Exhibit to a CA Leased Property.

9. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, assigns and sublessees.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal the date first above written.

WITNESS/ATTEST:
LANDLORD:
, a

By:
Name: Title: SUBTENANT:
, a

By:
Name: Title:

TENANT’S CONSENT

Tenant consents and agrees to the foregoing Agreement, which was entered into at Tenant’s request. The foregoing Agreement shall not alter, waive or diminish any of Tenant’s obligations under the Lease or Sublease. Tenant is not a party to the above Agreement.

TENANT:
, a

By:
Name: Title:

LIST OF EXHIBITS

If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.

Exhibit “A” - Legal Description of the Property Location

LANDLORD’S ACKNOWLEDGMENT

STATE OF	:
:		SS
COUNTY OF	:

On this, the      day of                                 , 20 , before me a Notary Public in and for the State and County noted above, the undersigned officer, personally appeared                     , who acknowledged that he/she is the                   of                         , a , and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself/herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

[Seal]
Notary Public

My Commission Expires:

                                     , 20

SUBTENANT’S ACKNOWLEDGMENT

STATE OF	:
	:	SS
COUNTY OF	:

On this, the              day of                 , 20             , before me a Notary Public in and for the State and County noted above, the undersigned officer, personally appeared                     , who acknowledged that he/she is the                           of                      , a                      , and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained bysigning the name of the company by himself/herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

[Seal]
Notary Public

My Commission Expires:

                                     , 20

EXHIBIT I

RESERVED

EXHIBIT J

FORM OF LEASE AMENDMENT

________________ AMENDMENT TO UNITARY MASTER SUBLEASE

(Removing Leased Property Store #__________ located at _________________, ______________)

THIS _________ AMENDMENT TO UNITARY MASTER SUBLEASE (this “Amendment”) is made as of ___________ ___, 20___, by and between [_____________________], a [_____________________] (“Landlord”) and those entities set forth on Schedule I (collectively, “Tenant”).

R E C I T A L S:

A. Landlord and Tenant have previously entered into that certain Unitary Master Sublease dated [_____________], as modified by those certain amendments set forth on Exhibit A hereto (the “Lease”), with respect to the Leased Properties more particularly described on Schedule II to the Lease, including the Leased Property known as Store #_________ and located at ________________, ________________ (the “Removed Property”).

B. In connection therewith, Landlord and Tenant desire to amend the Lease to remove the Removed Property from the Leased Properties, to reduce Annual Rent payable under the Lease and to amend the Lease in other respects, in each case upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Removal of the Removed Property. The Removed Property is hereby removed from the Leased Properties leased to Tenant pursuant to the Lease. The attachment to the Lease referred to as Schedule II is amended such that the entry for the Removed Property, is deleted in its entirety.

2. Reduction of Annual Rent. Schedule 3.1 to the Lease is hereby deleted and replaced with Schedule 3.1 attached hereto.

3. Ratification. Except as otherwise provided herein, the Lease is ratified and affirmed and is not amended. All references to “Lease” shall henceforth mean the Lease as amended by this Amendment.

4. Conflicts. The provisions of this Amendment shall govern and control in the event of any conflict between this Amendment and the provisions of the Lease.

5. Further Assurances. The parties hereto, and each of them, agree to execute from time to time, any and all documents reasonably requested by the others to carry out the intent of this Amendment.

6. Counterparts. This Amendment may be executed by each of the parties hereto in separate counterparts, which shall have the same force and effect as if all of the parties had executed this Amendment as a single document. Counterparts of this Amendment which are delivered by facsimile or electronic mail shall be deemed original counterparts for all purposes.

7. Successors and Assigns. This Amendment shall inure to the benefit of the legal representatives, successors, and assigns of the parties and shall be binding upon their respective heirs, representatives, successors and assigns.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment is executed by the undersigned as of the date first above written.

LANDLORD:

___________________ , a_____________________

By:
Name:
Its:

TENANT:

[TENANT], a[_________________]

By:
Name:
Its:

[TENANT], a[_________________]

By:
Name:
Its:

Schedule I

Tenant

Exhibit A

_________ Amendment to Unitary Master Sublease dated ______________, between Landlord and Tenant (Removing Leased Property located at ________________).

SCHEDULE 1.34

NOXIOUS USE

As used in this Lease, “Noxious Use” means any of the following uses:

(1)	any unlawful use;

(2)	tanning, bowling alley, karate center, skating rink, or other live sports facility other than a first class or nationally or regionally recognized gym, fitness center or spa;

(3)	any laundromat or commercial laundry or dry cleaning plant (other than shops serving as a drop-off and pick-up cleaning establishment which do no processing on their premises);

(4)	funeral parlor, crematorium, mortuary or similar service;

(5)	off track betting or bingo parlor, or other betting or gambling establishment;

(6)	any billiard or pool room;

(7)

any cash for gold, or so called “second hand” or surplus store, pawn shop, flea market, swap meet, junk yard, or auction fire sale, bankruptcy or “going out of business” sale, liquidation, second hand or surplus store or flea market (excluding any store that is part of a recognized national or regional chain of first class stores selling second hand merchandise, including, but not limited to, Funcoland, Play It Again Sports and Once Upon A Child, and excluding quality antique stores);

(8)

massage parlor (excluding (a) facilities for therapeutic massage incidental to a permitted retail use such as a first class or nationally or regionally recognized day spa and (b) nationally or regionally recognized massage chains of comparable quality to Massage Envy);

(9)	living quarters (including, without limitation, drug rehabilitation or “halfway” house) or for residential purposes;

(10)

theater (movie or live), movie theater, auditorium or meeting hall, catering or banquet facility, night club, discotheque, dance hall or ballroom; provided, however, that use of electronic media incidental to another permitted use shall not be a prohibited use

(11)	church or other place of public assembly or religious worship, except that retail stores selling religious merchandise are expressly not prohibited;

(12)

any gun range or use which involves any unusual firing, explosive or other damaging or dangerous hazard (but excluding the storage, display or sales of fireworks in compliance with the terms and provisions of the Lease);

(13)

pornographic use (i.e., the exhibition, sale or display of sexually explicit printed materials, audio or video tapes, videocassettes, or film, or sexual devices or sexually oriented entertainment unless, (i) incidental to a permitted use, (ii) permitted by law, and (iii) commonly exhibited, sold, rented or displayed in first class shopping centers similar in the metropolitan area where the property is located), adult book or video tape store (i.e., stores a significant part of the inventory of which is not available for sale or rental to children under 15 years old because such inventory explicitly deals with or depicts human sexuality);

(14)	hotel or motel;

(15)	school (except training incidental to a retail use; provided same is conducted within the applicable retail premises), library, reading room, beauty school, or barber college;

(16)	drug paraphernalia store or so called “head” shop;

(17)

any car wash or the performance of any automobile or boat body and fender repair work or other business servicing boats or motor vehicles (including quick lube oil change service, tire center, gasoline or service station, dispensing of petroleum products); provided, however, that in connection with Tenant or an Affiliate of Tenant operating any Fuel Facilities on the portion of the Leased Premises that does not include the Building, a car wash shall not be deemed a “Noxious Use” hereunder;

(18)

any trailer court, mobile home park, sales office or lot for sale, rental or leasing of new or used boats, automobiles, motorcycles, trucks, mobile homes, trailers or other vehicles, labor camp, junk yard, stockyard;

(19)	off-track betting, gambling, gaming or check cashing facility (other than a bona fide banking institution);

(20)	Amusement park, carnival, circus, fair, disco, or nightclub;

(21)

animal kennel, or animal raising or boarding (other than pet supply stores and veterinarian offices that are an incidental use in a national or regional pet store, provided the same does not sell animals raised in puppy mills);

(22)	any assembling or manufacturing facility;

(23)	any factory, processing or rendering plant;

(24)	any dust, dirt or fly-ash in excessive quantities;

(25)

any industrial use or other use for a purpose which causes strong or offensive odors, fumes, dust or vapors and/or untidiness; any distilling, refining, smelting, agriculture or mining operation; or drilling for or removal of subsurface substances, dumping, disposal, incineration or reduction of garbage or refuse (other than handling or reducing such waste produced on the premises from otherwise authorized uses and, in such latter event, only if handled in a reasonably clean and sanitary manner), provided, however, that such activities will be permitted in connection with the construction of buildings and tenant improvements.

SCHEDULE 3.1

RENT SCHEDULE

Schedule to reflect the rent schedules circulated by Greenberg Traurig to Gibson Dunn on 5/19/20. Schedule to be updated to include a footnote stating the following: If the Primary Term is reset due to RE Investor exercising the Investor Exchange Right and selling the Selected SPE/Real Estate Asset as contemplated in Section 2.1 of the Lease, for purposes of Annual Rent, the Lease Year shall re-set to the Annual Rent set forth in the Lease Year that the re-set occurred (e.g. if the re-set occurs in Lease Year 7 then the Annual Rent for the re-set back to Lease Year 1 will be the Annual Rent set forth in Lease Year 7) and the Annual Rent bumps revert to 1.5% annually for Lease Years 2—5, 0% increase annually for Lease Years 6 – 10, and then 7.5% increase every 5 years from Lease Year 11 on until the reset to the greater of FMV and the then last Lease Year’s Annual Rent (“FMV Reset”) which FMV Reset occurs upon the beginning of that particular option term when there is 80% of remaining useful life of a leased property (“80% RUL”), which 80% RUL is set forth in the column entitled “80% of RUL (FMV Reset Yr)” of the Rent Schedule (e.g. if the Primary Term is reset due to the RE Investor exercising the Investor Exchange Right in Lease Year 7 and the 80% RUL is in Year 35 for a particular leased property, then the FMV Reset begins in Option Term 2 for that particular leased property.)